UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

AMERICAN ACCESS TECHNOLOGIES, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

AMERICAN ACCESS TECHNOLOGIES, INC.

6670 Spring Lake Road

Keystone Heights, Florida 32656

To our Stockholders:

I am pleased to present to you information about our merger proposal with M & I Electric Industries, Inc. The transaction will result in a combined company with substantially greater sales, marketing and manufacturing resources with a global reach. We strongly believe that the combination with M & I will be beneficial to the stockholders of American Access.

The merger is structured so that M & I will merge with AAT Merger Sub, Inc., a wholly owned subsidiary of American Access and become a wholly owned subsidiary of American Access. American Access will issue approximately four shares of American Access common stock to the stockholders of M & I for each share of American Access’ common stock outstanding immediately prior to the merger. As a result, M & I’s current stockholders will own approximately 80% of the outstanding common stock of American Access following the merger. The transaction is described in detail in the attached proxy statement concerning a special meeting of stockholders.

The merger cannot be consummated unless the holders of American Access common stock approve the merger-related proposals discussed in the attached proxy statement. We are very excited about the opportunities we see for the combined company. After careful consideration, your board of directors has determined that the terms and conditions of the merger are fair to and in the best interests of you, the American Access stockholders, and has recommended that you approve the proposals to be presented at the special meeting.

Please carefully read this document for detailed information about the proposals. Your vote is very important regardless of the number of shares you own. Whether or not you expect to attend this special meeting, please mark, date, sign and promptly return the Proxy in the enclosed postage-prepaid envelope or follow the other voting instructions accompanying the proxy statement so that your shares may be represented at the special meeting. Returning your proxy does not deprive you of your right to attend this special meeting and to vote your shares in person.

Yours very truly,

AMERICAN ACCESS TECHNOLOGIES, INC.

/s/ Timothy C. Adams Timothy C. Adams President and Chief Operating Officer

April 4, 2007

AMERICAN ACCESS TECHNOLOGIES, INC.

6670 Spring Lake Road

Keystone Heights, Florida 32656

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2007

To our Stockholders:

A Special Meeting of Stockholders (the “Special Meeting”) of American Access Technologies, Inc. (the “Company”) has been called and will be held at 10:00 a.m. on May 14, 2007 at 6670 Spring Lake Road, Keystone Heights, Florida 32656 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To approve the issuance of our common stock in connection with the acquisition of M & I Electric Industries, Inc.;

2.	To approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 30,000,000 shares to 250,000,000 shares;

3.	To authorize the board of directors to effect a reverse stock split of our common stock at a ratio between 1:2 to 1:6 to be determined by our board of directors;

4.	To authorize an amendment to our articles of incorporation to change the Company’s name to American Electric Technologies, Inc.;

5.	To consider and vote on a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal Nos. 1, 2, 3 and 4;

6.	To amend Article XII of our By-laws to allow the board of directors, as well as the stockholders, to amend the By-laws; and

7.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 4, 2007 will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Special Meeting in person. Stockholders who are unable to attend the Special Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided or follow the other voting procedures accompanying the proxy statement. Stockholders who attend the Special Meeting in person may revoke their proxy and vote their shares in person. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

By order of the board of directors

/s/    Joseph F. McGuire

Joseph F. McGuire

Secretary

April 4, 2007

Please vote immediately. Stockholders whose shares are held in a brokerage account will be able to vote by Internet or telephone if such voting information is provided on the enclosed proxy card. All other stockholders should sign, date and return the proxy card. No postage is required if mailed in the United States.

Voting now will avoid the expense of a further solicitation.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

AMERICAN ACCESS TECHNOLOGIES, INC.

6670 Spring Lake Road

Keystone Heights, Florida 32656

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2007

This Proxy Statement is furnished to the holders of common stock (the “common stock”) of American Access Technologies, Inc. (the “Company”) in connection with the solicitation by the board of directors of American Access of the enclosed proxy for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on May 14, 2007, or at any adjournment thereof. The purposes of the Special Meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Stockholders. As of the date of this Proxy Statement, the board of directors is not aware of any other matters that will come before the Special Meeting. However, if any other matters properly come before the Special Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Proxies for use at the Special Meeting are being solicited by the board of directors of American Access. Proxies will be mailed to stockholders on April 6, 2007 and will be solicited chiefly by mail. American Access will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of common stock and will reimburse them for their reasonable expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Special Meeting, officers, agents and employees of American Access may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by American Access. American Access has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Special Meeting otherwise might not be obtained.

Revocability and Voting of Proxy

A proxy for use at the Special Meeting and a return envelope for the proxy are enclosed. Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of American Access a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR Proposals No. 1, 2, 3, 4, 5 and 6.

Record Date and Voting Rights

Only stockholders of record at the close of business on April 4, 2007 are entitled to notice of and to vote at the Special Meeting or at any adjournment thereof. On April 4, 2007, there were 7,577,782 shares of common stock outstanding. Each such share of common stock is entitled to one vote on each of the matters to be presented at the Special Meeting. The holders of a majority of the voting rights outstanding represented by shares of common stock present in person or by proxy and entitled to vote, will constitute a quorum at the Special Meeting.

Proxies marked “abstain” or “against” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Abstentions and broker non-votes as to a particular proposal voted on at the meeting cannot be voted on the proposal.

The proposals to amend our articles of incorporation, to authorize the board of directors to effect a reverse stock split, to change our corporate name and to amend our by-laws each requires the affirmative vote of a majority of all of our outstanding shares of common stock as of the record date. As a consequence, an abstention or broker non-vote will have the effect of a vote against these proposals. The approval of a majority of the votes cast on each proposal is required to pass the proposals to approve the issuance of our common stock to acquire M & I Electric Industries, Inc. and to adjourn the meeting if necessary to solicit additional proxies. An abstention or broker non-vote will have no effect on the voting on these proposals.

i

Page
Results of Operations	44
Liquidity and Capital Resources	46
Contractual Obligations	47
Outlook for Fiscal 2007	47
Effects of Inflation	48
Critical Accounting Policies and Estimates	48

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT M & I’S MARKET RISK	50
Foreign Currency Transaction Risk	50
Commodity Price Risk	50

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA	51

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT BEFORE THE MERGER	57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AFTER THE MERGER	58

THE MERGER AGREEMENT	59
Merger Consideration	59
Effective Time	59
Conditions to the Completion of the merger	59
Representations and Warranties	61
Conduct of Business Pending the merger	62
Operations of American Access and M & I Pending the merger	62
Reasonable Efforts to Consummate the merger	64
No Solicitation of Alternative mergers or Other Transactions	64
Expenses	64
Termination of the merger agreement	64
Amendment and Waiver	65
Indemnification	65
Vote Required	65

PROPOSAL NO. 2 TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 250,000,000 SHARES	66

PROPOSAL NO. 3 AUTHORIZATION OF THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO FROM 1:2 TO 1:6 TO BE DETERMINED BY OUR BOARD OF DIRECTORS	68

PROPOSAL NO. 4 TO AUTHORIZE THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF AMERICAN ACCESS TO AMERICAN ELECTRIC TECHNOLOGIES, INC.	72

PROPOSAL NO. 5 APPROVAL OF POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING	73

PROPOSAL NO. 6 TO AMEND ARTICLE XII OF THE BY-LAWS	74

AMERICAN ACCESS MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	75

ADDITIONAL INFORMATION ABOUT AMERICAN ACCESS TECHNOLOGIES, INC.	81

WHERE YOU CAN FIND MORE INFORMATION	87

OTHER MATTERS	88

Index to Financial Statements	F-1

Annex A—Agreement and Plan of Merger	A-1

Annex B—Opinion of Financial Advisor	B-1

ii

SUMMARY

This brief summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you in casting your vote. To better understand the merger and the other proposals which will be considered at the special meeting you should carefully read this entire document and the other documents to which this proxy statement refers you. See “Where You Can Find More Information” on page 93. Where applicable, items in this summary refer to the page where that subject is discussed in more detail.

About American Access Technologies, Inc. (Page 75)

American Access Technologies, Inc.

6670 Spring Lake Road

Keystone Heights, Florida 32656

Telephone: 352-473-6673

We are a Florida corporation. Our common stock is listed on the NASDAQ Capital Market under the symbol AATK. We manufacture patented zone cabling and wireless enclosures that mount in ceilings, raised floors, and in custom furniture, for routing of telecommunications cabling, fiber optics and wireless solutions to the office desktop. Our concept of “zone cabling” reduces costs for initial network installation and facilitates moves, adds, changes and upgrades for the network installations of today and tomorrow. Our Omega Metals division manufactures proprietary products, and also employs state-of-the-art metal fabrication and finishing techniques for public and private companies and U.S. government contractors.

About M & I Electric Industries, Inc. (Page 33)

M & I Electric Industries, Inc.

6410 Long Drive

Houston, Texas 77087

Telephone: 713-644-8182

M & I develops, manufactures and provides electric power delivery and control products and provides technical field services and electrical and instrumentation construction services to the oil and gas and related industries and other industrial markets. The principal markets served include the oil and gas exploration and production industry encompassing offshore and land drilling, pipelines, land and offshore production, and service and production vessels; the petrochemical and refining business; and the water and wastewater facilities industry. M & I’s products and services are provided on a worldwide basis. M & I currently operates facilities in Beaumont, Texas; Sulphur, Louisiana; and Bay St. Louis, Mississippi. Through its affiliates, M & I has operations in Singapore and China.

Structure of the merger (Page 14)

On December 1, 2006, we entered into an Agreement and Plan of Merger with M & I Electric Industries, Inc., a Texas corporation (“M & I”) and AAT Merger Sub, Inc., a Florida corporation which is our wholly owned subsidiary (“Merger Sub”). On March 13, we entered into the First Amendment to the Agreement and Plan of Merger with Merger Sub and M & I. On April 3, 2007 we entered into the Second Amendment to the Agreement and Plan of Merger. In the merger, Merger Sub will merge with and into M & I and M & I will survive the merger as a wholly-owned subsidiary of American Access. M & I’s stockholders will receive that number of shares of our common stock which is equal to approximately 80% of our shares of our common stock on a diluted basis using the treasury stock method at the effective time of the merger, which includes the actual number of shares of our common stock outstanding plus an additional number of shares of our common stock assuming the exercise of our outstanding in-the-money stock options and stock purchase warrants as of the effective time less the number of shares that American Access can purchase from the market with the option and warrant exercise proceeds. We will not issue more than 32,000,000 shares of our common stock to the stockholders of M & I in connection with the merger.

Just prior to the effective time of the merger, we will effectuate a reverse stock split of our outstanding common stock at a ratio from 1 for 2 to 1 for 6 if such reverse stock split is necessary to assure that our common stock meets the NASDAQ Stock Market requirement that our common stock close at a price of $4.00 on the first day of trading following the merger.

Following the closing of the merger, American Access Technologies, Inc. will change its name to American Electric Technologies, Inc.

The merger will result in a change in control of American Access to control by M & I’s stockholders.

The merger agreement, as amended, is attached to this proxy statement as Annex A. Please read the merger agreement carefully. It is the legal document that governs the merger.

Our board of directors and executive officers after the merger (Page 27)

At the effective time of the merger, our board of directors will include two of our current directors and five new directors designated by M & I. We will elect the President and Chief Executive Officer of M & I as our Chairman, President and Chief Executive Officer upon completion of the merger and the balance of our executive officers will include some of our current officers and some officers employed by M & I .

Our stockholders after the merger (Page 58)

The M & I stockholders will receive shares of American Access common stock so that as of the effective time of the merger the current stockholders of M & I will hold 80% of our common stock on a diluted basis using the treasury stock method and the current stockholders of American Access will hold 20% of our diluted common stock. As a result, the stockholders of M & I will be able to control American Access.

Our board of directors recommendations to stockholders (Page 17)

Our board of directors has determined that the acquisition of M & I is in the best interests of our stockholders, and recommends that you vote FOR the approval of the issuance of shares of our common stock for such purpose, FOR the amendment of our articles of incorporation to increase the authorized number of shares of our common stock, FOR the authorization to effect a reverse stock split, FOR the change of our corporate name, FOR the amendment to the by-laws and FOR adjournment of the meeting if necessary to solicit additional proxies.

Fairness opinion of our financial advisor (Page 19)

In connection with the merger, we retained Howard Frazier Barker Elliott, Inc. (“HFBE”) as our financial advisor. In deciding to approve the merger agreement, our board of directors considered the opinion of HFBE, that, based upon and subject to the assumptions made, matters considered, qualifications, and limitations set forth in the written opinion, as of the date of the opinion, that the exchange rate of American Access common stock for shares of M & I common stock is fair, from a financial point of view, to the common stockholders of American Access.

The full text of the written opinion of HFBE, which sets forth, among other things, the assumptions made, matters considered, qualifications, and limitations on the review undertaken by HFBE in connection with the opinion, is attached to this document as Annex B. HFBE provided its opinion for the use and benefit of our board of directors in connection with its consideration of the merger. The HFBE opinion is not a recommendation as to how you should vote with respect to any matter relating to the merger.

We paid HFBE a fixed fee for its services in connection with the fairness opinion. No part of its compensation is contingent upon the completion of the acquisition. HFBE has not previously provided any services to us or M & I.

Accounting treatment (Page 26)

The combination of American Access and M & I will be accounted for under the purchase method of accounting as a reverse acquisition with M & I being treated as having acquired American Access as of the date of the completion of the merger.

United States federal income tax considerations (Page 26)

The merger is intended to be a tax-free reorganization for United States federal income tax purposes. Our current stockholders will not recognize any gain or loss for federal income tax purposes as a result of the merger.

Regulatory approvals

We do not presently believe the merger to be subject to the reporting and waiting provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Thus, no filings have been made or are presently contemplated with the U.S. Department of Justice and the U.S. Federal Trade Commission in relation to the merger.

Completion of the merger (Page 59)

The completion of the merger is subject to customary conditions, such as the absence of any material adverse changes in the business or operations of us or M & I. Our stockholders must also approve the issuance of our common stock in the merger, the amendment of our articles of incorporation to increase our authorized common stock, grant authority to the board of directors to effect a reverse stock split and approve a change in our corporate name. Our common stock must continue to trade on the NASDAQ Stock Market.

Where the law permits, a party to the merger agreement could elect to waive one or more conditions required to complete the merger. We cannot be certain when (or if) the conditions to the merger will be satisfied or waived or that the merger will be completed.

If the required approvals are received at the Special Meeting we anticipate that the merger will occur shortly following the Special Meeting. However, we cannot assure you when or if the merger will occur. If the merger has not been completed on or before May 18, 2007, either we or M & I may terminate the merger agreement unless the failure to complete the merger by that date is due to a breach of the merger agreement by the party seeking to terminate the merger agreement.

Termination of the merger agreement (Page 64)

The merger agreement may be terminated at any time prior to the completion of the merger in the following manner:

•	by mutual written consent of M & I and us;

•

by either M & I or us, if the closing of the merger shall not have occurred on or before May 18, 2007, unless such failure to close shall be due to a breach of the merger agreement by the party seeking to terminate the merger agreement;

•

if the other parties are in breach of their representations, warranties, covenants, obligations, or agreements set forth in the merger agreement, such that the conditions to closing the merger would not be satisfied;

•	by us or M & I, if the requisite stockholder approval is not obtained;

•

by either M & I or us, if a court or other governmental entity of competent jurisdiction issues a final non-appealable order having the effect of permanently enjoining or otherwise prohibiting the merger.

In the event of the termination of the merger agreement pursuant one of the conditions listed above by one of the parties, the merger agreement shall become void and have no effect, and there shall be no liability under the merger agreement on the part of us or M & I except in the event of a willful and intentional breach of the merger agreement, in which event the breaching party could be liable to the non-breaching party in an amount not to exceed $150,000. A non-defaulting party may seek an injunction from a court to order a completion of the merger. In the event of a termination M & I will be required to pay some of our transaction expenses.

No solicitation (Page 64)

We and M & I have agreed not to initiate any discussions with another party regarding a business combination while the merger is pending or to engage in any such discussions, unless our board of directors is required to do so to fulfill its fiduciary duties to our stockholders.

Interests of certain persons in the merger (Page 31)

In considering the recommendation of the board with respect to the merger, our stockholders should be aware of the following arrangements:

•

Erik Wiisanen, Vice President of Sales and Marketing of our Omega Metals division and a director, has an employment agreement which may pay him a severance benefit of approximately $32,750 in the event his employment is terminated after the merger.

•	Timothy C. Adams, our President and a director, has an employment agreement which may pay him a severance benefit of approximately $80,000 in the event his employment is terminated after the merger.

•

The stock options held by our directors under our directors stock option plan have been amended to provide that they may be exercised until their original expiration date in the event the holder’s service as a director is terminated in connection with or after the merger.

In addition, it is contemplated that Arthur G. Dauber, Stuart Schube, J. Hoke Peacock II and Paul N. Katz, each of whom are directors of M&I, will become directors of American Access upon completion of the merger. Further, Mr. Dauber, the current president of M&I, will be named the president and chief executive officer of American Access following the merger. Additionally, Neal T. Hare, James J. Steffek, John H. Untereker and Charles M. Dauber, each currently an executive officer of M & I, will be named as executive officers of American Access following the merger. Mr. Hare will be named senior vice president of operations, Mr. Steffek will be named senior vice president of sales and business development, Mr. Untereker will be named senior vice president and chief financial officer and Charles M. Dauber will be named senior vice president of marketing of American Access. In addition, Mr. Schube, a current director of M & I, will receive a consulting bonus of $160,000 for his services in connection with advising M & I concerning the merger.

The merger agreement further provides that from and after the effective time, each of American Access and M & I will continue to indemnify their respective current directors and officers for their acts and omissions to the extent such indemnification is currently provided. In addition, American Access is required to maintain a policy of directors’ and officers’ liability insurance in specified amounts and for specified periods following the effective time of the merger, covering the existing American Access directors and officers for their acts or omissions occurring prior to the merger.

The NASDAQ Capital Market listing (Page 68)

Because the stockholders of M & I will receive approximately 80% of our common stock upon completion of the merger the rules of the NASDAQ Capital Market require that we file an initial listing application and meet all the requirements for initial listing upon completion of the merger in order for our common stock to continue to be listed on the NASDAQ Capital Market following the completion of the merger. It is a condition to closing of the merger that we maintain the listing of our common stock on the NASDAQ Capital Market. Just prior to the effective time of the merger, we will effectuate a reverse stock split of our outstanding common stock at a ratio from 1 for 2 to 1 for 6 if such reverse stock split is necessary to assure that our common stock meets the NASDAQ Capital Market requirement that our common stock close at a price of at least $4.00 on the first day of trading following the merger.

Proposals for consideration at the special meeting

Proposal No. 1. Approval of the issuance of our common stock in connection with the acquisition of M & I Electric Industries, Inc. (Page 14)

A majority of our common stock voting on the proposal is required to approve the issuance of our common stock in connection with the acquisition of M & I. If this proposal is not approved we will be unable to complete the acquisition.

Proposal No. 2. Authorization of additional shares of common stock (Page 66)

Currently, our articles of incorporation authorizes 30,000,000 million shares of common stock. As of April 4, 2007, we had 7,577,782 shares of common stock outstanding. Accordingly, we do not have a sufficient number of authorized shares of common stock required to issue the M & I stockholders to complete the merger. We are asking the stockholders to approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 30,000,000 shares to 250,000,000 shares. This will give us enough shares of authorized common stock to complete the merger and satisfy the requirements to issue shares pursuant to our outstanding stock options and stock purchase warrants, which represented 3,945,100 shares as of April 4, 2007. The balance of the authorized but unissued shares would be available to be issued for any valid corporate purpose as determined by our board of directors without any further approval of our stockholders. A majority of our outstanding common stock entitled to vote at the Special Meeting is required to approve the amendment to our articles of incorporation to authorize additional shares of common stock for issuance. If this proposal is not approved we will be unable to complete the acquisition of M & I.

Proposal No. 3. Authorization of a reverse stock split (Page 68)

In order to meet the condition to completion of the merger which requires that we maintain the listing of our common stock on the NASDAQ Capital Market the closing stock price of our common stock upon completion of the merger must be at least $4.00 per share. We are requesting the stockholders to authorize the board of directors to effect a reverse stock split of the issued and outstanding shares of our common stock (such split to combine a number of outstanding shares of our common stock of between 1:2 and 1:6. If approved by our stockholders at the Special Meeting, and put into effect by the board of directors, the reverse stock split would become effective prior to the completion of the merger. Our board of directors’ decision concerning a reverse stock split will be based on the existing and expected trading prices for our common stock and the listing requirements of the NASDAQ Capital Market. Our authorized common stock would be reduced in the same proportion as our outstanding shares in the event of a reverse stock split. A majority of our outstanding common stock entitled to vote at the Special Meeting is required to approve the authorization of a reverse stock split.

Proposal No. 4. Name change (Page 72)

We have agreed to amend our articles of incorporation to change our name from American Access Technologies, Inc. to American Electric Technologies, Inc. upon completion of the merger. A majority of our outstanding common stock entitled to vote at the Special Meeting is required to approve the name change. If this proposal is not approved we will be unable to complete the acquisition of M & I.

Proposal No. 5. Possible adjournment of the special meeting (Page 73)

If we do not receive a sufficient number of votes to approve Proposal Nos. 1, 2, 3 and 4 at the Special Meeting, we may propose to adjourn the Special Meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve Proposal Nos. 1, 2, 3 and 4. A majority of our outstanding common stock voting on this proposal is required to approve an adjournment of the Special Meeting.

Proposal No. 6. Amendment to Article XII of our By-laws (Page 74)

Our By-laws currently provide that they may be amended only by the action of our stockholders. We are proposing that Article XII of our By-laws be amended to allow the board of directors, as well as the stockholders, to amend the By-laws. The proposed amendment provides that the directors may not amend or repeal any By-law adopted by the stockholders if the stockholders specifically provide that the By-law is not subject to amendment or repeal by the board. A majority of our outstanding common stock entitled to vote at the Special Meeting is required to approve the amendment of our By-laws.

Appraisal rights (Page 27)

Holders of our common stock will not have appraisal rights in connection with the proposals to be considered at the Special Meeting.

Certain risks associated with the merger (Page 7)

There are risks and uncertainties that we face in connection with the proposed acquisition of M & I. Among the risks are the following:

•

The issuance of our common stock to the M & I stockholders in connection with the merger will result in a change of control of American Access and substantially reduce the ownership interests and voting power of our current stockholders. The current stockholders of M & I will hold, in the aggregate, approximately 80% of our outstanding shares after completion of the merger. As a result, they will have the ability to control the matters requiring stockholder approval including the election of directors and the approval of significant corporate transactions requiring majority approval without seeking the approval of the other stockholders.

•	The business of M & I will represent the largest part of our business after the merger and such business may be riskier than our current business;

•	Failure to complete the merger could negatively impact our stock price.

These are just some of the risks we face in connection with our proposed acquisition of M & I. For a more complete discussion of these and other risks related to the acquisition and the combined company; see the section entitled “Certain Risk Factors Associated with the Merger” beginning on page 7.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that are based on the beliefs of our management and reflect our current expectations as contemplated under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this proxy statement, the words “estimate”, “project”, “believe”, “anticipate”, “intend”, “expect”, “plan”, “predict”, “may”, “should”, “will”, the negative of these words or other variations thereon or comparable terminology are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in those forward-looking statements, and discussed in further detail in the section of this proxy statement entitled “Certain Risk Factors Associated with the Merger”, including the fact that, following the merger, the actual results of the combined company could differ materially from the expectations set forth in this proxy statement.

The forward-looking statements contained in this proxy statement speak only as of the date of the proxy statement. Except as required by applicable regulations, American Access does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement, including the occurrence of unanticipated events.

CERTAIN RISKS ASSOCIATED WITH THE MERGER

In deciding whether to approve the issuance of common stock to acquire M & I in the merger and the other proposals related to the merger, you should carefully consider the following risks. You should also review and consider the various risks and uncertainties related to our business which we have identified and discussed in our Annual Report on Form 10-KSB for the year ended December 31, 2006 and any Quarterly Reports on Form 10-QSB filed since December 31, 2006. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks related to the acquisition of M & I

•	You will incur immediate and substantial ownership dilution.

In connection with the acquisition of M & I, the M & I stockholders will receive shares of our common stock which will represent approximately 80% of our common stock which will be outstanding upon completion of the merger. Accordingly, the percentage of ownership which your common stock holdings represents prior to the merger will be substantially diluted due to the issuance of common stock in the merger.

•	After the merger, the stockholders of M & I will be in a position to control our company.

After the completion of the merger, the stockholders of M & I will own approximately 80% of the issued and outstanding shares of our common stock. Under our articles of incorporation, on issues for which our stockholders are eligible to vote, the affirmative vote of a majority of shares represented at a meeting in person or by proxy, and entitled to vote, is required to approve most actions. Consequently, the current stockholders of M & I will be in a position to unilaterally approve actions that require stockholder approval and to elect directors acceptable to them based on their share ownership.

•	Change in the board of directors and management

The merger agreement provides that two of our current independent directors will remain on the board of directors until the 2007 annual meeting. Management of M & I will be entitled to select the balance of our directors, subject to the requirement that a majority of our directors be independent in accordance with the governance rules of the NASDAQ Capital Market. As of the date of this Proxy Statement, M & I has advised us that M & I will designate Arthur G. Dauber, Paul N. Katz, J. Hoke Peacock II and Stuart Schube, each an existing director of M & I, as well as Peter Menikoff, as directors of the combined company following the merger. The background and experience of these individuals is set forth elsewhere in this proxy statement. Accordingly, a majority of the members of our board of directors will change without the approval of our current stockholders and you may not know the identity of all of the new directors prior to the Special Meeting.

•	Our stock price and future business and operations will be substantially dependent on the operating results of M & I.

After the completion of the merger, the financial results of M & I will be of substantially greater significance to our overall financial results due to the greater scale of M & I’s operations compared to American Access’ operations. The financial statements of M & I contained in this Proxy Statement are for periods during which it experienced growing demand and profitability. There can be no assurance that such positive trends will continue.

•	The costs of the merger could adversely affect our operating results.

We estimate the total merger-related costs of American Access and M & I to be approximately $500 thousand to $1.0 million primarily consisting of financial advisor, legal and accounting fees and proxy printing and distribution and other expenses incurred in connection the merger. The foregoing estimate is preliminary and is subject to change.

•	Failure to complete the merger or delays in completing the merger could negatively impact our stock price and future business and operations.

If the merger is not completed for any reason, we may be subject to a number of material risks, including the following:

•	we will not realize the benefits expected from the merger, including a potentially enhanced scale of operations;

•	the price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the merger will be completed.

In addition, our current and prospective employees may experience uncertainty about their future roles with the companies until after the merger is completed or if the merger is not completed. This may adversely affect our ability to attract and retain key personnel.

•	We may experience problems in integrating the operations and systems of M & I following the merger.

Although we will operate us and M & I as separate legal and operating entities following the completion of the merger, we will seek to integrate certain systems of American Access and M & I to eliminate duplicative functions, reduce costs, and achieve timely financial reporting. It is possible that the integration process could result in the loss of key employees, the disruption of ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to achieve the anticipated benefits of the merger. In addition, successful integration of the companies will require the dedication of management resources, which will temporarily detract attention from the day-to-day business of the companies.

•	The common stock issued pursuant to the merger could result in significant “market overhang” which could restrain or limit increases in the market value of our common stock.

Upon completion of the merger we will issue additional shares of our common stock representing approximately 80% of our outstanding common stock to the current stockholders of M & I. These shares are not being registered under the Securities Act of 1933 and may not be resold without a registration or an exemption from registration. We have no agreement or obligation to register such shares for resale. Sales of a substantial number of shares of our common stock into the market or a perception that such sales could occur may have an adverse affect on the price of our stock and could impair our ability to obtain capital through an offering of equity securities.

•	Completion of the merger may substantially limit our ability to use our current net operating loss carryforward to offset future income for Federal income tax purposes.

The issuance of our common stock to M & I pursuant to the merger agreement will result in the issuance of approximately 80% of the voting power of our outstanding capital stock. As a consequence, we will in the future be limited in the amount of our net operating loss carryforwards that we might be able to use on an annual basis to offset our taxable income for Federal income tax purposes. See “Material Federal Income Tax Consequences” below. These issuances and any other that may occur in the future may defer to a material extent, and could eliminate altogether, a portion of the future economic benefit that we might otherwise be entitled to under the current Federal income tax laws as a result of our past operating losses.

•	Compliance with securities laws.

The common stock which will be offered to M & I stockholders in connection with the merger is being offered without registration under the Securities Act of 1933 pursuant to the exemption available for sales without registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D. If we should fail to comply with each and every one of the requirements of the available exemptions from registration, the investors may have the right to rescind their acquisition of such shares in connection with the merger.

Risks Related to M & I

•	Customers in the oil and gas industry account for a significant portion of M & I’s sales. Reduced expenditures by customers in this industry is likely to reduce M & I’s profitability and cash flows.

M & I has advised us that customers related to the oil and gas industry over the past three years accounted for approximately 45% to 50% of its net sales. The oil and gas industry is a cyclical commodity business, with product demand and prices based on numerous factors such as general economic conditions and local, regional and global events and conditions that affect supply, demand and profits. While demand for M & I’s products and services has benefited from recent high demand and prices experienced by its customers in this industry, a decline in demand or prices for oil and gas will likely cause a decrease in demand for M & I’s products and services and result in a decline in M & I’s net sales, operating margins and cash flows.

•	M & I’s products include complex systems for energy and industrial markets which are subject to operational risks.

M & I is engaged in the manufacture and installation of complex power distribution and control systems for the energy and industrial markets. These systems are frequently complex and susceptible to unique engineering elements that are not tested in the actual operating environment until commissioned. As a result, M & I may incur unanticipated engineering requirements which may cause it to incur additional operating and warranty expenses that were not anticipated when the fixed-price contracts were estimated and executed.

•	The industry in which M & I operates is highly competitive, which may result in a loss of market share or decrease in revenue or profit margin.

M & I’s products and services are provided in a highly competitive environment. M & I’s products and services are subject to competition from a number of similarly sized or larger businesses which may have greater financial and other resources than are available to M & I. Factors that affect competition include timely delivery of products and services, reputation, manufacturing capabilities, price, performance and dependability. Any failure to adapt to a changing competitive environment may result in a loss of market share and a decrease in revenue and profit margins.

•	M & I often utilizes fixed-price contracts which could adversely affect its business.

M & I currently generates, and expects to continue to generate, a significant portion of its revenues under fixed-price contracts. M & I must estimate the cost of completing particular projects and is typically required to bid for fixed-price contracts. The actual cost of labor, materials and other requirements may vary from the estimated cost used to establish the bid for the fixed-price contracts. These variations, along with other risks inherent in performing fixed-price contracts, may cause actual revenue and gross profits for a project to differ from those M & I originally estimated and could result in reduced profitability or losses on projects, which could have a material impact upon M & I’s operating results.

M & I utilizes many estimates in presenting its financial results in accordance with generally accepted accounting principles. Significantly, M & I utilizes the percentage of completion accounting method for recognizing revenues and costs on fixed price and modified fixed price contracts. M & I cannot be assured that the future results will equal the estimates utilized to record results of operations at the end of a reporting period.

•	M & I relies on a few key employees whose absence or loss could disrupt its operations or be adverse to its business.

M & I’s continued success is dependent on the continuity of the key management, operating and technical personnel listed below. The loss of these key employees would have a negative impact on its future growth and profitability. M & I does not maintain key person insurance on any of these individuals.

•	Arthur G. Dauber, President and Chairman of the Board of M & I

•	Neal T. Hare, Senior Vice President of Operations of M & I

•	James J. Steffek, Senior Vice President of Sales of M & I

•	John H. Untereker, Senior Vice President and Chief Financial Officer of M & I

•	Charles M. Dauber, Senior Vice President of Marketing of M & I

•	M & I’s failure to attract and retain qualified personnel could lead to a loss of revenue or profitability.

The development, manufacture and installation of M & I’s products and services require continued access to qualified personnel at appropriate compensation levels. The labor market for these labor categories, including electrical engineers and experienced licensed electricians, has been and is tightening. Further, the energy industry in general, and M & I’s market in particular, has not attracted an adequate level of skilled personnel at all levels during the last two decades. The continuation of this trend could impact M & I’s growth and profitability as well as cause unanticipated quality difficulties.

•	Natural disasters, terrorism, acts of war, international conflicts or other disruptions to M & I’s operations could harm its business.

Natural disasters, acts or threats of war or terrorism, international conflicts, and the actions taken by the United States and other governments in response to such events could cause damage to or disrupt M & I’s business operations or those of its customers, any of which could have an adverse effect on M & I’s business.

M & I manufactures products and operates plants in Mississippi and Texas. Operations were disrupted in 2005 due to Hurricanes Katrina and Rita. Although M & I did not suffer a material loss as a result of these disruptions due to its insurance coverage and advance preparations, it is not possible to predict future similar events or their consequences, any of which could decrease demand for M & I’s products, make it difficult or impossible for M & I to deliver its products, or disrupt its supply chain.

•	M & I generated a significant portion of its revenues from international operations and is subject to the risks of doing business outside of the United States.

Approximately 32% of M & I’s revenues in 2005 were generated from projects and business operations, primarily provided to the upstream oil and gas industry, in the following countries: Russia, Djibouti, Singapore, Australia, India, Ecuador, Dubai and Peru. This percentage has increased to 39.5% in 2006 during which M & I had projects and business operations in China, Singapore, Australia, Dubai, India, Peru and Ecuador. The oil and gas industry operates in both remote and potentially politically unstable locations, and numerous risks and uncertainties affect M & I’s non-United States operations. These risks and uncertainties include changes in political, economic and social environments, local labor conditions, changes in laws, regulations and policies of foreign governments, as well as United States laws affecting activities of United States companies abroad, including tax laws and enforcement of contract and intellectual property rights. In addition, the costs of providing M & I’s services can be adversely and/or unexpectedly impacted by the remoteness of the locations and other logistical factors.

M & I entered into a joint venture with a Chinese energy services company in 2006. This investment represents M & I’s initial investment experience in China and as a result M & I may encounter unforeseen or unexpected operating, financial, political or cultural factors that could impact its business plans and the expected profitability from such investment. M & I will face risks if China loses normal trade relations with the United States and it may be adversely affected by the diplomatic and political relationships between the United States and China. Changes in China’s political and economic policies could adversely affect M & I’s investment and its business opportunities in China.

•	M & I’s success depends upon its ability to secure raw materials and supplies on acceptable terms.

Copper and steel represent a significant element of M & I’s material cost. Significant increases in the prices of these materials can reduce M & I’s estimated operating margins if it is unable to recover such increases from customer revenues.

•	M & I may not be able to maintain its historical growth rate which may adversely impact its results of operations and financial condition.

M & I’s past levels of growth have resulted from a significant increase in the demand for its products and services since 2004. This growth has challenged M & I’s existing administrative systems, including accounting, financial and employee relations. M & I may not be able to continue its growth if it is unable to develop the personnel and administrative systems necessary to support such growth.

•

We have not yet fully evaluated the disclosure controls and procedures and internal control over financial reporting of M & I and its subsidiaries, and any deficiencies in M & I’s internal controls that we may find would require us to spend resources to correct those deficiencies and could undermine market confidence in our reported consolidated financial information and reduce the market price of our common stock.

Maintaining effective disclosure controls and procedures and internal control over financial reporting is necessary for us to produce reliable financial reports and is important in helping to prevent financial fraud. We are currently subject to certain provisions of the Sarbanes-Oxley Act of 2002 and the related rules of the Securities and Exchange Commission, which require, among other things, our management to make quarterly assessments of the effectiveness of our disclosure controls and procedures. In the future, we will be subject to additional requirements to annually assess and report on our internal control over financial reporting and our independent registered public accounting firm will be required to issue a report on the assessment of our management which will be included in our annual reports filed with the Securities and Exchange Commission. M & I is not currently subject to the Sarbanes-Oxley Act of 2002, and we are continuing to evaluate the strength of M & I’s disclosure controls and procedures and internal control over financial reporting. If we identify any significant deficiencies or material weaknesses in M & I’s disclosure controls and procedures and internal control over financial reporting following the completion of the merger, we will be required to spend time and money to remedy those deficiencies. If we are unable to sufficiently integrate M & I’s disclosure and control structure into our structure or correct any deficiencies we identify in a timely manner, we may conclude that these circumstances constitute a material weakness in disclosure controls and procedures and/or internal control over financial reporting and that our disclosure controls and procedures and/or internal control over financial reporting was not effective. Investors could lose confidence in our reported consolidated financial information as a result, and the market price of our common stock could decline.

Risks related to the combined company

•	The combined company may not realize the anticipated benefits of the merger due to challenges associated with integrating the companies or other factors.

The success of the merger will depend in part on the success of management of the combined company in integrating the operations, technologies, business, financial accounting systems and personnel of the two companies following the effective time of the merger. The inability of the combined company to meet the challenges involved in integrating successfully the operations of M & I and American Access or otherwise to realize any of the anticipated benefits of the merger could seriously harm the combined company’s results of operations. In addition, the overall integration of the two companies may result in unanticipated operations problems, expenses, liabilities and diversion of management’s attention. The challenges involved in integration include:

•	coordinating and integrating sales and marketing functions;

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demonstrating to the combined company’s customers that the merger will not result in adverse changes in the business focus or the quality of the products and services previously provided by each company;

•	assimilating the personnel of both companies and integrating the business cultures of both companies;

•	consolidating corporate and administrative infrastructures and eliminating duplicative operations; and

•	maintaining employee morale and motivation.

American Access and M & I may not be able to successfully integrate their operations in a timely manner, or at all, and the combined company may not realize the anticipated benefits of the merger, including potential synergies or sales or growth opportunities, to the extent or in the time frame anticipated. The anticipated benefits and synergies of the merger are based on assumptions and current expectations, not actual experience, and assume a successful integration. In addition to the potential integration challenges discussed above, the combined company’s ability to realize the benefits and synergies of the business combination could be adversely impacted to the extent either company’s relationships with existing or potential customers, suppliers or strategic partners is adversely affected as a consequence of the merger.

•	Decreased oil and gas industry expenditure levels will adversely affect our results of operations.

M & I’s business depends substantially upon the oil and gas industry and its ability and willingness to make expenditures to explore for, develop and produce and deliver oil and gas. If these expenditures decline, this business will suffer. The industry’s willingness to explore, develop and produce depends largely upon the availability of attractive drilling prospects and the prevailing view of future product prices. Many factors affect the supply and demand for oil and gas and therefore influence product prices, all of which are outside our control.

PROPOSAL NO. 1

TO APPROVE THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF M & I ELECTRIC INDUSTRIES, INC.

Merger structure

Under the terms of the merger agreement, M & I would become our wholly-owned subsidiary by merging with our wholly-owned subsidiary, AAT Merger Sub, Inc. The stockholders of M & I would receive aggregate consideration of approximately 80% of the shares of our common stock which will be outstanding upon completion of the merger based on our diluted common stock calculated on the treasury stock method. This exchange ratio will not change regardless of any fluctuation in the market price of our common stock prior to the closing. The actual number of shares to be issued to the M & I stockholders will be based on the number of shares of our common stock, stock options and stock purchase warrants outstanding immediately prior to the effective time of the merger, and the market price of our common stock prior to the merger. We will issue four (4) shares of our common stock to the M & I stockholders for each of our outstanding shares of common stock on a diluted basis using the treasury stock method. Under the treasury stock method, our outstanding shares of common stock are calculated to include the actual number of shares of our common stock outstanding plus an additional number of shares of our common stock assuming the exercise of our outstanding in-the-money stock options and stock purchase warrants less the number of shares that American Access could purchase from the market with the option and warrant exercise proceeds. We will not issue more than 32,000,000 shares of our common stock to the stockholders of M & I in connection with the merger.

The number of shares of American Access common stock to be issued to the M & I stockholders will be calculated in accordance with the formula described above and will be a multiple of the number of shares of American Access common stock outstanding and deemed outstanding under the treasury stock method. The number of shares of American Access stock outstanding may change prior to the effective date of the merger due to the possible exercise of outstanding stock options. Further, the number of shares of American Access common stock deemed outstanding under the treasury stock method is determined, in part, based upon the average market price of our common stock over a period of time before the effective time of the merger and therefore cannot be determined as of the date of this proxy statement. The following illustrates the calculation of the number of shares that will be issued to the M & I stockholders at the effective time of the merger based upon the 7,577,782 shares of our common stock outstanding on February 23, 2007 and the closing price of American Access common stock of $1.01 on such date:

Number of American Access shares outstanding before closing		7,577,782
Additional number of American Access shares deemed outstanding under treasury stock method	+	112,069

Total American Access shares deemed outstanding		7,689,851
		x 4

Shares to be issued to M & I stockholders: (not to exceed 32,000,000)		30,759,404
Total shares outstanding after the merger:		38,337,186
Percent of total shares outstanding held by former M & I stockholders:			80.2%
Percent of total shares to be outstanding held by current American Access stockholders:			19.8%

The number of shares of American Access common stock to be issued, will be distributed pro-rata to the M & I stockholders. M & I has, as of the date of this proxy, 248,860 shares of common stock outstanding, resulting in each share of M & I common stock receiving approximately 123.6 shares of American Access in the merger.

Since the number of shares issuable in the merger is based upon the number of our shares outstanding and deemed outstanding prior to the merger, you may not know the exact number of shares we will issue in connection with the merger as of the date of the Special Meeting.

The following description of the material information about the merger, including the summary of the material terms and provisions of the merger agreement and the descriptions of the opinion of our financial advisor, is qualified in its entirety by reference to the more detailed annexes to this proxy statement. We urge you to read all of the annexes to this proxy statement in their entirety.

The merger agreement, as amended, has been included as Annex A to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The merger agreement contains representations and warranties the parties made to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that have been exchanged in connection with signing the merger agreement. While we do not believe that the disclosure schedules contain information securities laws require us to publicly disclose, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, quantifies, and creates exceptions to the representations and warranties set forth in the attached merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in our prior public disclosures, as well as potential additional nonpublic information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Background of the merger

American Access regularly reviews and evaluates its business strategy and strategic alternatives with the goal of enhancing shareholder value. As part of these reviews, management and the board of directors on various occasions have reviewed various merger or business combination possibilities.

In September 2005 our then President, John Presley, was contacted by Stuart Schube, a director of M & I, who along with his company, Acorn Ventures, Inc., had been engaged by M & I as a financial and business consultant, to see if there was any interest in a meeting to discuss a potential relationship between American Access and M & I. Mr. Presley indicated a willingness to meet with M & I and a mutual non-disclosure agreement was executed between the companies on September 19, 2005.

On February 6, 2006, Art Dauber, President of M & I and Stuart Schube met with Joe McGuire, our CFO and John Presley in Jacksonville, Florida and visited the facilities of American Access in Keystone Heights, Florida on February 7 and 8 and had further meetings with John Presley and Joe McGuire.

On February 17, 2006, Joe McGuire sent information on the backgrounds of the American Access independent board members to Stuart Schube.

At the May 5, 2006 American Access board of directors meeting, Joe McGuire updated the board on the M & I discussions and the board authorized Joseph McGuire and Timothy Adams to continue discussions with M & I Electric.

A series of emails and phone conversations and an exchange of financial information between Joe McGuire and Stuart Schube and John Untereker, CFO of M & I, in April and May 2006 led to a meeting on May 17 and 18, 2006 in Houston between Joe McGuire and Tim Adams, the new President of American Access where they met with Messrs. Dauber, Schube and Untereker as well as J. Hoke Peacock II, a director of M & I, and Neal T. Hare, the Senior Vice President of Operations of M & I, and toured the Houston and Beaumont facilities of M & I.

After the May 2006 meeting, American Access and M & I continued to exchange information.

A series of emails and phone conversations and an exchange of proforma information led to a meeting in Houston on June 25 and 26, 2006 between Joe McGuire and Ken Cornell, the American Access audit committee chairman, and Messers. Dauber, Hare, Peacock, Schube and Untereker to finalize the outline of a potential business combination and terms of a letter of intent.

On June 27, 2006, Ken Cornell and Joe McGuire presented a summary of the discussions with M & I, including the potential basis of a business combination and a draft letter of intent to combine with M & I to the audit committee of American Access.

On July 6, 2006, American Access announced it has signed a letter of intent to combine with M & I.

On or about July 20, 2006, Joe McGuire and John Untereker met with Tedder, James, Worden, American Access’ auditing firm, in Houston and Beaumont to discuss the potential engagement of Tedder, James as auditor for M & I.

On or about July 25, 2006, M & I engaged Tedder, James, Worden to audit the financial statements for M & I.

On August 10, Art Dauber and John Untereker meet with Howard Kelley, American Access’ Chairman and Ken Cornell in Jacksonville.

On August 11, 2006, Art Dauber and John Untereker visited American Access in Keystone Heights to meet with Timothy Adams, Joseph McGuire and Erik Wiisanen of American Access management and perform due diligence.

On or about September 20, 2006, American Access hires Howard Frazier Barker Elliott, Inc. as financial advisor to report on the fairness of the proposed merger to American Access.

On or about September 28, 2006 both companies agreed to extend the deadline for execution of a definitive agreement from September 30, 2006 to November 10, 2006.

On October, 18, 2006, Joe McGuire, Tim Adams, Joel Bernstein, counsel for American Access and Art Dauber meet in Miami to discuss the merger and integration of operations following the merger.

On October 24, 2006, a conference call was held to work out the final issues and language of the definitive agreement. Participants included Art Dauber, John Untereker, Stuart Schube, Bill McDonald and Eddy Rogers of Andrews Kurth, counsel to M & I, Joel Bernstein, Joe McGuire and Tim Adams.

On October 27, 2006, Art Dauber and John Untereker were invited to make a presentation to the American Access board of directors. At the board meeting, Howard Frazier Barker Elliott, Inc. made a presentation to the board concerning the fairness of the transaction to American Access. The American Access board reviewed the latest draft of the definitive agreement and the fairness opinion of Howard Frazier Barker Elliott, Inc. and discussed the proposed transaction and the alternatives. The board received reports from the auditors and counsel concerning the transaction and reports from Timothy C. Adams and Joseph F. McGuire concerning due diligence and other matters. The board determined the acquisition of M & I is in the best interests of American Access and its stockholders and authorizes the officers to execute the merger agreement.

On October 30, 2006, American Access announced that its board approved the business combination with M & I.

On November 20, 2006 the M & I board of directors held a meeting to review and discuss the proposed merger agreement and terms of the merger. After a review and discussion of the terms of the merger and the financial and other effects it would have upon the M & I stockholders, the board of directors unanimously approved the merger and authorized the officers of M & I to execute the merger agreement.

On December 1, 2006 the merger agreement was executed.

On March 13, 2007, M & I, American Access and Merger Sub executed the First Amendment to Agreement and Plan of Merger which, among other things, extended the termination date of the merger agreement until April 30, 2007.

On April 3, 2007, M & I, American Access and Merger Sub executed the Second Amendment to Agreement and Plan of Merger to extend the termination date of the merger to May 18, 2007.

Recommendation of the board of directors; Our reasons for proposing the acquisition of M & I

The board of directors has approved the merger agreement, has deemed it advisable and in the best interests of American Access and its stockholders to consummate the business combination with M & I, and recommends that stockholders vote “FOR” approval of the issuance of American Access common stock in connection with the acquisition of M & I.

Before approving the merger agreement, the board of directors sought to identify and consider the significant benefits and risks expected from the proposed business combination with M & I and compared these to the other strategic alternatives available to American Access in order to select a strategy that it believes will best position American Access to achieve growth and enhancement of stockholder value, immediately and longer term. Although American Access had considered other acquisition proposals in the past, none were currently being considered and the prospect of receiving an offer at an attractive price was deemed to be unlikely at the present time. The board believes that the best strategic alternative to the M & I transaction would be for American Access to continue operating as a stand alone entity. The board considered the improvement in the business and financial condition of American Access over the past few years and the fact that American Access was in a positive cash flow position with ample working capital and no long term debt. It also considered management’s assessment of the limited growth potential for its current business and the prospect that it may have additional expense and diversion of management attention to meet the requirements mandated by the SEC in connection with reporting on and auditing of internal controls. The board sought to estimate and compare the future prospects and financial results which could be anticipated by American Access continuing to operate as a stand alone entity and by undertaking the business combination with M & I.

Benefits of the M & I Transaction. Our board of directors considered the following to be the major benefits expected from the business combination with M & I:

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Achievement of Critical Scale. Currently, American Access is a relatively small company with annual sales of $8.4 million in 2006. After the acquisition of M & I, the combined company will have substantially increased scale in terms of sales, asset size, range of products and services offered, customers and industries served, number of employees, manufacturing capabilities and number of manufacturing facilities. With this increase in size, we expect to be able to achieve additional business opportunities with customers and business partners.

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New Market Opportunities. M & I offers us exposure to the energy services and other industrial markets, on an international scale, which may offer the potential for both a superior growth rate and a higher profit margin than our current markets.

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Stronger Pro Forma Financial Profile. After the merger, we will have a significantly improved balance sheet and income statement than our current company profile. Our board believes that this will result in an improved ability to increase stockholder value through internal growth and possible strategic acquisitions.

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Our Stock May be More Attractive to Investors. We believe that the expanded scale and stronger financial profile resulting from the completion of the merger may enable us to attract more investor attention and generate more liquidity in our common stock. We anticipate that we will also benefit from better access to capital markets, which should provide more financial flexibility in meeting future opportunities and challenges.

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International Operations. M & I has interests in joint ventures in Singapore and Xian, China. These operations will provide us with an opportunity to expand into the Chinese market which is reported to be experiencing a significantly greater rate of industrial growth than the domestic market. Additionally, through operations in China we may be able to secure the ability to compete for larger scale orders from existing and new customers.

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Expanded Management and Resources. The board of directors believes that we will benefit from the substantially larger pool of manufacturing resources available upon completion of the merger and that the combined management team can effectively and efficiently lead the combined company to maximize stockholder value.

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Opinion of our Financial Advisor. Our board of directors also considered the presentation and opinion of HFBE as described below, which provided that, subject to and based upon the various considerations set forth in the opinion, the exchange ratio is fair to our current stockholders from a financial point of view. Our board of directors also noted that in its analysis, HFBE concluded that the implied contribution reference range for American Access compared favorably with the approximate 20 percent ownership which American Access stockholders will retain in the combined company following the merger. In evaluating the transaction, the American Access stockholders can compare the estimated value of their residual 20 percent ownership in the combined company of $6.02 million (equal to 20 percent of the midpoint estimated combined company value of $30.1 million) to the range of value for American Access as a stand alone entity of $5.5 to $6.0 million. The American Access stockholders may also compare the estimated fiscal year 2007 earnings per share of $0.09 for the combined company to the estimated fiscal year 2007 earnings per share of $0.04 per share for American Access as a stand alone entity.

The above discussion of the potential benefits anticipated and given weight by our board of directors is not intended to be exhaustive. However, the discussion is believed to include all material factors considered by our board of directors. In reaching the decision to approve the merger and recommend that our stockholders approve the issuance of shares in connection with the acquisition of M & I, our board of directors did not assign any relative or specific weights to the factors considered. In addition, individual directors may have given differing weights to different factors.

Risks of the M & I Transaction. The risks inherent in the proposed transaction with M & I were also considered by the board and its advisors in the course of legal, accounting and business due diligence and during the negotiation of the merger agreement with M & I. The board considered each of the following material risks:

•

The issuance of our common stock to the M & I stockholders in connection with the merger will result in a change of control of American Access and substantially reduce the ownership interests and voting power of our current stockholders. The current stockholders of M & I will hold, in the aggregate, approximately 80% of our outstanding shares after completion of the merger. As a result, they will have the ability to control the matters requiring stockholder approval including the election of directors and the approval of significant corporate transactions requiring majority approval without seeking the approval of the other stockholders.

•	The business of M & I will represent the largest part of our business after the merger and such business may be riskier than our current business.

•	Failure to complete the merger could negatively impact our stock price.

•	The other risks described in this proxy statement in the section entitled “Certain Risks Associated with the Merger”.

The board of directors concluded that the potential benefits of the transaction with M & I outweighed the potential risks, the proposed transaction with M & I was more compelling than American Access remaining a stand alone entity and was in the best interests of American Access and its stockholders.

Opinion of our financial advisor

Howard Frazier Barker Elliott, Inc. (“HFBE”) has advised the American Access board of directors that, in its opinion, the exchange rate of American Access common stock for shares of M&I common stock is fair, from a financial point of view, to the common stockholders of American Access. The full text of HFBE’s opinion, dated October 25, 2006 which describes the procedures followed, assumptions made, and other matters considered in the opinion, is included in this document as Annex B. We urge you to read the full opinion.

HFBE’S OPINION IS DIRECTED TO THE AMERICAN ACCESS BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE PAID BY AMERICAN ACCESS IN THE PROPOSED MERGER. THE OPINION DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE PROPOSED MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THE STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE PROPOSED MERGER OR ANY OTHER RELATED MATTER. HFBE’S OPINION IS BASED ON ANALYSES WHICH CONTAIN ESTIMATES AND VALUATION RANGES WHICH ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR PREDICTIVE OF FUTURE RESULTS OR VALUES.

In connection with the preparation of its opinion, HFBE made certain reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, HFBE:

•	reviewed the draft merger agreement dated October 16, 2006;

•

reviewed Securities and Exchange Commission filings of American Access including 10-KSB for the years ended December 31, 2001 through 2005 and 10-QSB filings for the nine months ended September 30, 2006;

•	reviewed audited financial statements for M & I for the years ended December 31, 2004 and 2005;

•	reviewed unaudited financial statements of M & I for the years ended December 31, 2001. 2002 and 2003 and eight months ended August 31, 2006;
•	reviewed projected income statements of American Access for 2006 and 2007 prepared by management;

•	reviewed projected income statements of M & I for 2006 through 2009 prepared by its management;

•	reviewed historical market price and trading volume of American Access common stock;

•	reviewed our Manufacturing and Marketing Agreement with Chatsworth Products, Inc. dated May 8, 2003;

•	reviewed a sample Buy-Sell Agreement signed by all M & I stockholders;

•	reviewed security analyst research reports;

•	reviewed comparable companies and transactions;

•	reviewed industry conditions and economic outlook;

•	conducted discussions with members of senior management of American Access and M & I concerning their respective businesses and prospects;

•	reviewed such other matters as HFBE deemed relevant.

In arriving at its opinion, HFBE assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information provided to it for the purposes of its opinion. HFBE did not independently verify the furnished information, or undertake an independent appraisal of the assets of American Access or M & I. HFBE assumed that the financial projections prepared by the management of American Access and M & I, respectively, represented their best judgment as to the future results of operations of and assumed that the projections had been reasonably prepared based on such current judgment. HFBE assumed that there had been no material change in American Access’ or M & I’s financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE. HFBE also assumed that the final terms of the Agreement would not vary materially from those set forth in the drafts reviewed by HFBE.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinion, HFBE did not attribute any particular weight to any analysis or factor considered by us, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, HFBE made numerous assumptions with respect to the industry, general business and economic conditions and other matters, many of which are beyond the control of American Access and M & I. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of the business do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

HFBE’s opinion was based on economic, market, financial and other conditions as they existed as of the date of the opinion, and on the information made available to HFBE as of the date of the opinion. Although subsequent developments may affect the conclusion reached in the opinion, HFBE has no obligation to update, revise, or reaffirm the opinion. The type and amount of consideration payable in the merger and the decision to enter into the merger was solely determined by the board of directors of American Access. HFBE’s opinion and financial analyses were only one of many factors considered by the board of directors of American Access in its evaluation of the merger and should not be viewed as determinative of the views of the our board of directors or management with respect to the merger. In addition, HFBE did not express any opinion as to the price or range of prices at which shares of American Access common stock would trade at any time following the announcement or consummation of the merger.

In connection with its review of the merger, HFBE performed a variety of financial and comparative analyses. The following is a summary of the material financial analyses performed by HFBE in connection with rendering its opinion. This summary does not purport to be a complete description of the analyses performed by HFBE in connection with its engagement.

Business and Financial Overviews

HFBE conducted a review of the historical and projected financial results and financial condition of American Access and M&I on a stand-alone basis and of American Access on a pro forma basis giving effect to the merger.

American Access

HFBE reviewed American Access’ recent historical operating and financial results and projected operating and financial results through December 31, 2008. HFBE noted that since its inception, American Access had generated losses from operations, although American Access had generated positive cash flow in 2005 and was approximately breakeven on earnings for the latest twelve month period ending September 30, 2006. HFBE also observed that American Access management had made significant reductions to its prior estimates for EBITDA, and to a lesser extent, revenues for 2006 and 2007. Such historical revisions were considered by HFBE in its assessment of the level of risk inherent in the current projections and calculation of the cost of capital for American Access. HFBE also reviewed American Access’ potential short-term and long-term funding sources and noted that American Access would likely have limited access to capital for its current business plan.

HFBE further noted that American Access is dependent on its relationship with Chatsworth Products, Inc. from both a sales and marketing perspective. Chatsworth Products accounted for approximately 24.3% of revenues in the nine month period ending September 30, 2006. In addition to Chatsworth Products, Tyco International represented approximately 12.9% of revenues for the same nine month period. Both Chatsworth Products and Tyco have accounted for more than 10% of sales over the past several years.

M&I

HFBE reviewed M&I’s recent historical operating and financial results and projected operating and financial results through December 31, 2009. HFBE noted that M&I had reported positive cash flow and earnings during each of the last five years and had experienced significant growth in revenues, EBITDA and earnings during 2005 and the year to date period ending August 31, 2006. In addition, M&I’s recent financial results were relatively consistent with M&I’s projection. HFBE also noted that M&I is significantly larger than American Access in terms of revenues, EBITDA, market value and several other measures.

Valuation of M & I

Comparable Company Analysis

HFBE reviewed and compared selected financial and operating data of M&I with certain publicly-traded companies that HFBE deemed comparable to M&I including:

•	Littlefuse, Inc.;

•	Powell Industries, Inc.;

•	Technology Research Corp.;

•	TII Network Technologies, Inc.;

•	Magnetek, Inc.;

•	Maxwell Technologies, Inc.; and

•	Hammond Power Solutions, Inc.

As part of its analysis, HFBE calculated, among other things, the multiples implied by each comparable company’s enterprise value in relation to the latest twelve months earnings before interest, taxes, depreciation and amortization (“EBITDA”) and projected 2006 and 2007 EBITDA. Enterprise value of each company was obtained by adding all outstanding debt and subtracting cash and cash equivalents from its market capitalization. HFBE also reviewed each company’s market price per share in relation to the latest twelve months and projected 2006 and 2007 earnings per share. HFBE’s analysis was based on the most recent public data as of October 2, 2006. Although the comparable companies were selected based on similar business and operating profiles, HFBE noted that none of the selected companies were truly comparable to M&I. HFBE also made qualitative judgments of the differences in certain operating and financial characteristics, including but not limited to the relative size, growth rates, profitability, capital structure, and trading volume, of the comparable companies and M&I when evaluating its quantitative analysis.

HFBE concluded that the projected 2007 multiples (and to a lesser extent the 2006 multiples) for Powell were the most appropriate to utilize in calculating an implied enterprise value for M & I. HFBE calculated the following multiples for Powell: 9.1x projected 2006 EBITDA; 5.7x projected 2007 EBITDA; 20.9x projected 2006 net income; and, 14.2x projected 2007 net income.

HFBE then applied a selected range of multiples to M&I’s corresponding data as follows: 5.0-6.0x projected 2006 EBITDA; 4.0-4.5x projected 2007 EBITDA; 9.0-11.0x projected 2006 net income; and, 7.0-9.0x projected 2007 net income, which resulted in a reference range of implied enterprise value for M & I of $22.2 to 29.6 million. This implied value of M&I was utilized by HFBE in its Relative Value Analysis discussed on page 24 which calculated the implied equity contribution of M&I and American Access to the calculated enterprise value of the combined company.

Comparable Transaction Analysis

Using publicly available data, HFBE researched recent arm’s-length transactions involving target companies operating in similar industries which were deemed comparable to M&I. HFBE considered such factors as size, business mix, profitability and reliability of data when selecting transactions deemed appropriate for its analysis. HFBE selected the following transactions:

•	Powell Industries acquisition of Switchgear and Instrumentation Limited; and

•	Powell Industries acquisition the medium voltage switchgear and circuit breaker business of General Electric.

As part of its analysis, HFBE calculated a range of multiples of 3.5x-4.1x projected EBITDA for the target companies and applied this range to the projected 2007 EBITDA for M&I, resulting in a reference range of implied enterprise values for M&I of $18.9 to $22.1 million. All multiples for the selected transactions were based on publicly available information at the time of announcement of the particular transaction. HFBE noted that the business and operations of the target companies were inherently different from M&I, and HFBE made qualitative judgments in comparing each of theses transactions to the merger. In addition, HFBE noted that there was very limited operating and financial data available for the comparable transactions, making this analysis less reliable than other methodologies. This implied value of M&I was utilized by HFBE in its Relative Value Analysis discussed on page 24 which calculated the implied equity contribution of M&I and American Access to the calculated enterprise value of the combined company.

Discounted Cash Flow Analysis

HFBE discussed assumptions and estimates used by M&I management in preparing projections for M&I and utilized these projections to prepare a discounted cash flow (“DCF”) analysis for M&I by calculating the estimated present value of the unleveraged, after-tax cash flows of M&I for the years ending 2007 through 2009 and the terminal value of M&I at year-end 2009. HFBE calculated a range of estimated terminal values for M&I by applying a range of terminal value growth rates of 3% to 4% to the normalized debt free cash flow for M&I in 2009. These cash flows were then divided by a range of capitalization rates of 15.5% to 19.5% which is equal to the discount rates calculated for M&I and subtracting the estimated terminal growth rate. HFBE then derived a range of present values of the cash flows and terminal value utilizing a range of discount rates of 19.5% to 22.5%. The discount rates utilized by HFBE were based on, among other things, an analysis of the weighted average cost of capital of M&I and the relative aggressiveness of projections. HFBE added all of M&I’s outstanding debt and subtracted M&I’s cash and cash equivalents from the calculated range of enterprise values from the DCF analysis to arrive at a range of equity value for M&I. The DCF analysis resulted in an implied reference range of equity values for M&I of $21.0 to $27.0 million. This implied value of M&I was utilized by HFBE in its Relative Value Analysis discussed on page 24 which calculated the implied equity contribution of M&I and American Access to the calculated enterprise value of the combined company.

Valuation of American Access

Discounted Cash Flow Analysis

HFBE discussed assumptions and estimates used by American Access management in preparing projections for American Access and utilized these projections to prepare a discounted cash flow (“DCF”) analysis for American Access by calculating the estimated present value of the unleveraged, after-tax cash flows of American Access for the years ending 2007 and 2008 and the terminal value of American Access at year-end 2008. HFBE calculated a range of estimated terminal values for American Access by applying a range of terminal value growth rates of 4% to 5% to the normalized debt free cash flow for American Access in 2008. These cash flows were then divided by a range of capitalization rates of 11.5% to 16.5% which is equal to the discount rates calculated for American Access and subtracting the estimated terminal growth rate. HFBE then derived a range of present values of the cash flows and terminal value utilizing a range of discount rates of 11.5% to 16.5%. The discount rates utilized by HFBE were based on, among other things, an analysis of the weighted average cost of capital of American Access and relative aggressiveness of projections. HFBE added all of American Access’ outstanding debt and subtracted American Access’ cash and cash equivalents from the calculated range of enterprise values from the DCF analysis to arrive at a range of equity value for American Access. HFBE also calculated the present value of the net operating loss carryforwards of American Access based on the provisions of Section 382 of the Internal Revenue Code. The DCF analysis resulted in an implied reference range of equity values for American Access of $3.3 to $4.0 million. This implied value of American Access was utilized by HFBE in its Relative Value Analysis discussed on page 24 which calculated the implied equity contribution of M&I and American Access to the calculated enterprise value of the combined company.

Net Asset Value Analysis

HFBE also valued American Access based on the Net Asset Value method. In calculating the net asset value of American Access, HFBE used recent book values of assets, management estimates and standard asset appraiser methodologies to calculate the estimated net asset value (“NAV”), which reflects American Access’s assets and liabilities at fair market value. Based on discussions with management, HFBE noted the most likely scenario would involve the sale of inventory and equipment associated with both lines of business to either competitors, other sheet metal fabricators in similar businesses, existing customers, suppliers or resellers. HFBE discussed potential adjustments to the book value of assets and liabilities of American Access with management, in particular, the intellectual property of American Access. HFBE considered, among other things, the ability to realize value for certain inventory and equipment which is influenced by transportation costs, the ability to sell a large volume of raw materials and finished goods, the ability to sell used equipment and costs associated with any sale(s). HFBE conservatively did not apply any discounts to inventory. HFBE calculated a reference range of enterprise values for American Access of $5.9 to $6.1 million under the net asset value analysis. This implied value of American Access was utilized by HFBE in its Relative Value Analysis discussed on page 24 which calculated the implied equity contribution of M&I and American Access to the calculated enterprise value of the combined company.

Contribution Analysis

HFBE analyzed the relative contributions of American Access and M&I to the revenues, EBITDA and pretax income for the combined companies for 2005, the latest twelve months ending September 30, 2006, and projected years 2007 and 2008. Estimated financial data for American Access and M&I were based on internal forecasts prepared by American Access and M&I management, respectively, which HFBE reviewed and discussed with the respective management teams. This analysis indicated implied contribution reference ranges of approximately 0% to 19.4% pro forma equity ownership for American Access in the combined companies as compared to the pro forma equity ownership in the combined companies immediately upon consummation of the merger for the holders of American Access common stock of approximately 20%.

Relative Value Analysis

Based on the calculated reference range of enterprise values for American Access and M&I, HBFE calculated the following relative ownership percentages:

	Average Enterprise Values
	Low	Midpoint	High
American Access (AAT) value	$5.5 million	$5.8 million	$6.0 million
M & I value	$18.9 million	$24.3 million	$29.6 million

Combined Company value	$24.4 million	$30.1 million	$35.6 million

Implied AAT contribution to combined company	22.5%	19.2%	16.9%
Implied M & I contribution to combined company	77.5%	80.8%	83.1%

This analysis indicated implied contribution reference ranges of approximately 16.9% to 22.5% pro forma equity ownership for American Access in the combined companies as compared to the pro forma equity ownership in the combined companies immediately upon consummation of the merger for the holders of American Access common stock of approximately 20%.

In its analyses, HFBE concluded that the implied contribution reference range for American Access compared favorably with the approximate 20 percent ownership which American Access stockholders will retain in the combined company following the merger. In evaluating the transaction, HFBE noted that the estimated value of the American Access stockholders’ residual 20 percent ownership in the combined company of $6.02 million (equal to 20 percent of the midpoint estimated combined company value of $30.1 million) may be compared to the range of value for American Access as a standalone entity of $5.5 to $6.0 million.

Pro Forma Merger Analysis

HFBE analyzed the potential pro forma effect of the merger on American Access’ estimated earnings per share in 2006 and 2007. The estimates of earnings per share for American Access and M&I were provided by respective management of each company and the estimated number of outstanding shares of American Access common stock on a fully diluted basis both prior to and after the merger. Based on the exchange ratio in the merger, this analysis indicated that, the proposed merger could be accretive to American Access’ estimated earnings per share in 2006 and 2007. HFBE noted that there were no synergies projected for the combined company and that the actual results achieved by the combined company may vary from projected results and such variations may be material.

	2006E	2007E
American Access Stand Alone
Net income to common stockholders (a)	$143,943	$275,600
Fully diluted shares outstanding	7,577,782	7,577,782
Projected earnings per share	$0.02	$0.04

Combined Entity
Net income to common stockholders (a)	$2,787,714	$3,539,900
Fully diluted shares outstanding	37,888,910	37,888,910
Projected earnings per share	$0.07	$0.09
EPS accretion	287%	156%

(a)	Tax effected at 35%

Assessment of strategic alternatives to the merger

In evaluating the fairness of the merger HFBE also compared the anticipated effect of the merger on the existing common stockholders to the value of the most likely alternatives to the merger. The alternatives considered included:

American Access continuing to operate as a stand alone entity in the absence of the merger or any similar transaction; and an alternate merger partner or sale of American Access.

Continuing as a Stand Alone Entity. As of September 30, 2006, American Access had approximately $1,080,000 in cash, was generating positive cash flow, and was breakeven from an earnings perspective. Although American Access was experiencing a turnaround in operations for 2006, future growth potential is extremely limited as evidenced by management’s projections and the estimated size of the market. Based on the size of American Access and the lack of trading volume and limited float of its stock, it is unlikely that any significant investment banking firm would have an interest in providing research on American Access. Management has been considering other potential transactions for over five years but have been unsuccessful. Given the history of losses and small size, HFBE believes it would be highly unlikely for American Access to obtain any significant senior debt financing to fund potential acquisitions, making a stock merger the most likely scenario. In addition, American Access was experiencing higher costs and expected to incur additional expenses in 2007 to comply with certain provisions of Sarbanes-Oxley which would utilize a significant amount of its projected cash flow.

Alternate Merger Partner or Sale of American Access. In assessing the viability of a sale of American Access, HFBE discussed with management the factors leading up to the proposed M & I transaction. There has not been any other potential transaction over the past several years involving the potential sale of American Access. Given American Access’ negative operating cash flow through 2005, minimal cash flow for 2005 and 2006, lack of significant growth in its proprietary zone cabling products and very small revenue base, HFBE believes the number of potential acquirers of American Access would be very limited with a valuation based on a relatively low multiple of projected cash flow and/or earnings.

Management informed HFBE that they had been seeking a potential merger partner for approximately the last five years. American Access had prior agreements with several local or regional investment banking firms during the past several years regarding fees for the introduction of potential acquisition or merger transactions. Pursuant to these arrangements, management reviewed numerous opportunities. In addition, management had recently discussed a potential merger with three other private companies. In each case, management elected to pass on a potential transaction after more in depth due diligence. The primary requirements for a merger partner were little or no debt, profitability and potential for future growth. In addition, a merger partner would have to fit certain size parameters commensurate with the size of American Access.

Management believes that the M & I acquisition is the best alternative currently available to American Access.

Fairness conclusion of HFBE

Based on the foregoing, HFBE has concluded that the exchange rate of American Access common stock for shares of M&I common stock is fair, from a financial point of view, to the common stockholders of American Access.

HFBE is a recognized business valuation and investment banking firm with expertise in, among other things, valuing businesses and securities and rendering fairness opinions. HFBE is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements of equity and debt, employee stock ownership plans and other general corporate purposes. American Access selected HFBE because of its experience and expertise in performing valuation and fairness opinion analyses. HFBE does not beneficially own nor has it ever beneficially owned any interest in American Access or M & I. HFBE has received a fee of $60,000 for its services to American Access and such fee was not contingent on the opinion expressed concerning the fairness or completion of the merger. In addition, HFBE has been reimbursed by American Access, at HFBE’s cost, for its reasonable out-of-pocket expenses incurred in connection with providing its services to American Access, and American Access has agreed to indemnify HFBE for certain liabilities related to or arising out of the engagement, including liabilities under federal securities laws. Following the issuance of the fairness opinion, American Access engaged HFBE to provide a FAS 142 valuation review which will be necessary for preparing post-merger financial statements for a fee of approximately $8,500.

Effects of merger on American Access common stock

Each share of our common stock that is issued and outstanding at the effective time of the merger will remain issued and outstanding after the merger. However, because additional shares of our common stock will be issued as a result of the merger and related transactions, the aggregate equity interest of our current stockholders will be substantially diluted from 100% of our issued and outstanding common stock prior to the merger to approximately 20% of our issued and outstanding common stock immediately after the merger. Just prior to the effective time of the merger, we will effectuate a reverse stock split of our outstanding common stock at a ratio from 1 for 2 to 1 for 6 if such reverse stock split is necessary to assure that our common stock meets the NASDAQ Capital Market requirement that our common stock trade at a price of $4.00 on the first day of trading following the merger. See, “Proposal No. 3—Authorization of the board of directors to effect a reverse stock split at a ratio between 1:2 to 1:6 to be determined by our board of directors.”

Accounting treatment

The combination of American Access and M & I will be accounted for under the purchase method of accounting as a reverse acquisition. Under this method of accounting, M & I will be treated as having acquired American Access as of the date of the completion of the merger. The financial statements prepared after the completion of the merger will be a continuation of the financial statements of M & I and will include the operations of American Access from the date of completion of the merger. The fair value of the American Access assets and liabilities as of the date of the merger are added to the balance sheet of M & I. The purchase price will be allocated to the net assets of American Access assets based upon their estimated fair values as of the completion of the merger. Deferred tax assets and liabilities will be adjusted for the difference between the tax basis of the assets and liabilities and their estimated values. The excess, if any, of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired, less liabilities assumed, will be recorded as goodwill and periodically evaluated for impairment. Our financial statements issued after completion of the acquisition will reflect these values. Historical data published after the completion of the merger are of M & I and are not restated retroactively to reflect the combined historical financial position or results of operations of American Access.

Material federal income tax consequences of the merger for American Access and American Access stockholders

The following is a summary of the anticipated material United States federal income tax consequences of the merger to American Access and our stockholders. The following discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (“the Code”), Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”), rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively. Any change could affect the accuracy of the statements and conclusions discussed below and the tax consequences of the merger.

The following discussion is not binding on the IRS. Neither American Access nor M & I has or will request any rulings from the IRS or opinions from counsel with respect to any of the United States federal income tax consequences of the merger and, as a result, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described below.

We and M & I have structured the merger transaction so that it its anticipated that for United States federal income tax purposes the merger of Merger Sub with and into M & I will constitute a reorganization with the meaning of Section 368(a) of the Code. As a result of the merger qualifying as a reorganization with the meaning of Section 368(a) of the Code, no gain or loss will be recognized by American Access. Stockholders of American Access will not exchange or surrender their American Access stock in the merger or receive any separate consideration. Accordingly, you will not recognize gain or loss as a result of the merger.

The Code places annual limitations on the amount of unused net operating losses that may be utilized to offset taxable income generated after there has been a substantial change in ownership of the loss corporation. American Access has unused net operating losses for federal income tax purposes of approximately $10,478,000 as of September 30, 2006. This annual limitation will be triggered by the issuance of American Access common stock to the M & I stockholders in connection with the merger.

WE INTEND THIS DISCUSSION TO PROVIDE ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. WE DO NOT INTEND THAT IT BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN ADDITION, WE DO NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, WE DO NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE YOUR PARTICULAR U.S. FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER, WITH RESPECT TO YOUR INDIVIDUAL CIRCUMSTANCES.

Appraisal rights

Holders of our common stock will not have appraisal rights in connection with the acquisition of M & I or the other proposals to be considered at the Special Meeting.

Board of directors and executive officers after the merger

As of the merger, our board of directors will consist of seven directors, five of whom will be designated by M & I and two of whom will be current members of our board. M & I has designated Arthur G. Dauber, Paul N. Katz, J. Hoke Peacock II, Stuart Schube and Peter Menikoff to be directors. Howard W. Kelley and Lamar Nash will be our current directors who will continue to serve on the board. On or prior to the effective date of the merger, the other members of our current board will deliver their resignations to us. The remaining directors will then fill the vacancies created by the resignations with the designees of M & I at and as of the effective time of the merger.

Our executive officers following the merger will be:

Name	Position
Arthur G. Dauber	Chairman, President and CEO
Timothy C. Adams	Senior Vice President—American Access division
John H. Untereker	Senior Vice President and CFO
Joseph F. McGuire	Vice President and Treasurer
Erik Wiisanen	Vice President—Sales and Marketing, Omega Metals Division
Neal T. Hare	Senior Vice President of Operations
James J. Steffek	Senior Vice President of Sales and Business Development
Charles M. Dauber	Senior Vice President of Marketing

Set forth below is information concerning each of the individuals who will be serving as an executive officer or director of American Access following the merger.

Arthur G. Dauber, age 63, has been President and Chairman of the Board of M & I since October 1984. From 1966 through 1984, Mr. Dauber was employed by the General Electric Company where he held positions in general management, strategic planning and manufacturing. He also completed General Electric’s Manufacturing Management Program. Mr. Dauber holds a Bachelor of Science degree from the University of Michigan and an MBA from the University of Pennsylvania’s Wharton School.

Paul N. Katz, age 58, practices intellectual property law and has been with Baker Botts L.L.P. since August 2000. He is a licensed professional engineer and master electrician in Texas. Mr. Katz holds Bachelor and Master degrees in electrical engineering from the University of Houston, and a Doctor of Jurisprudence from South Texas College of Law. Mr. Katz has 17 years of engineering experience in the oil and gas industry and has been practicing intellectual property law for over 17 years, specializing in patent protection of electronic, computer and power related technologies.

Peter Menikoff, age 65, is currently a private investor and most recently he was the Interim Chief Financial Officer of Vlasic Foods International Inc. from February 2000 to May 2001. Mr. Menikoff served as President and Chief Executive Officer of CONEMSCO, Inc., an oil and gas drilling/production supplies, services and equipment company, from April 1997 until June 1998. Mr. Menikoff served as Executive Vice President and Chief Administrative Officer of Tenneco Energy Corporation from April 1997 until June 1998. Prior to that, Mr. Menikoff served as a Senior Vice President of Tenneco, Inc., from June 1994 until April 1997. Mr. Menikoff served as Executive Vice President of Case Corporation, an agricultural and construction equipment company and a subsidiary of Tenneco, Inc., from November 1991 to June 1994. Mr. Menikoff served as Treasurer of Tenneco, Inc. from May 1989 to November 1991. Mr. Menikoff serves as a director for ACE Limited, a position he has held since 1986. ACE Limited is the holding company of the ACE Group of Companies, a global insurer and reinsurer, and is listed on the New York Stock Exchange and is subject to the reporting requirements of the Securities Exchange Act of 1934. Mr. Menikoff holds a Bachelor of Science in Engineering from Rensselaer Polytechnic Institute, a Master of Business Administration from Columbia University and a Doctor of Jurisprudence from the Bates College—Law of the University of Houston. Mr. Menikoff is a member of the State Bar of Texas.

J. Hoke Peacock II, age 65, has been a partner with Orgain, Bell & Tucker, L.L.P. since 1971. Mr. Peacock is a trial lawyer who is board certified by the Texas Board of Legal Specialization and his practice specializes in business litigation, including contract, real estate, intellectual property and oil and gas disputes. Mr. Peacock received his Bachelors degree from the University of Texas at Austin and a Doctor of Jurisprudence with Honors from the University of Texas School of Law. Mr. Peacock has been a director of M & I since 1978.

Stuart Schube, age 66, has been President of Acorn Ventures, Inc. since November 1986. Acorn is a venture capital management and consulting firm. Acorn managed the Genesis Fund, Ltd. from 1986 to 1997. Since 1998, it has provided corporate planning and shareholder growth services to a limited number of clients. From 1974 to 1986, Mr. Schube held senior management positions with a number of venture capital firms, including three Small Business Investment Companies. He began his career as an Industrial Engineering Co-Op Trainee with the United States Navy Department (1958-1963). From 1964 to 1966 he was a member of the Marketing Department of the Humble Oil Company, the forerunner to Exxon Mobil USA. Mr. Schube holds a Bachelor of Industrial Engineering degree from Pratt Institute, Brooklyn, New York (1963) and a Master of Science in Industrial Administration from Purdue University, West Lafayette, Indiana (1964).

Howard W. Kelley, age 64, was appointed Chairman of the American Access board on May 5, 2006. He became a member of the board of directors and its Corporate Governance and Nominating Committee and the Audit Committee in May 2005. Mr. Kelley is President of Jacksonville-based Sally Corporation, one of the oldest and largest designers and fabricators of animation robotics and dark rides used internationally in theme parks, museums, and attractions. Sally Corporation has affiliates in Australia, the United Kingdom, Spain, Japan, Korea, India, and the United Arab Emirates. Before joining Sally in 1985, Mr. Kelley spent over 25 years in broadcasting, including ten years in television management as a news director and later as Vice President and General Manager of Channel 12 WTLV, the NBC affiliate in Jacksonville, FL. Prior to this executive position he was a reporter, assignment editor, news producer and anchor, and has won a number of awards for broadcast journalism. Mr. Kelley is currently a member of the board of Environmental Tectonics Corporation (AMEX: ETC), a Philadelphia-based international engineering and manufacturer of aero-medical, safety training simulation, sterilizers and hyperbaric chambers. A Jacksonville native, Mr. Kelley received his undergraduate degree in broadcasting from the University of Florida. He is a PMD graduate of the Harvard Business School and the Japanese International School of Business Studies.

Lamar Nash, age 60, became a member of the American Access board of directors and the audit committee in January 2003. He is Chairman of the Compensation Committee. He was a member of our advisory board from November 2001 to December 2002. Mr. Nash has served as Vice President of Business Development for Barton Malow Company’s Southern Region since February 2004. The construction company, ranked in the top 50 of construction companies in the U.S., has annual revenues exceeding $1.2 billion. From March 1996 to January 2004 Mr. Nash was Vice President and Corporate Marketing Officer for the Haskell Co., a top 100 design-build general contracting firm. He is former chairman and current director of Florida First Capital Finance Corporation; past president of Florida Economic Development Council; and former staff director of the Jacksonville, Florida Chamber of Commerce Committee of 100. He is a partner in Florida Residential Housing Group, developers of extended stay hotels. In addition, Mr. Nash has co-owned a small business with annual sales of $5 million. He is a member of Georgia Economic Developers Association and Georgia Chamber of Commerce and a licensed real estate broker. He is a 1969 graduate of the University of Florida.

Neal T. Hare, age 60, is the Senior Vice President—Technical Products of M & I and has been with M & I since January 1992. Mr. Hare’s service in the energy industry spans 38 years with 10 years as Vice President of Operations—Ross Hill Controls (DC Oilfield Drives) and Vice President of Operations—Powell Electrical Manufacturing (Switchgear and Controls). Mr. Hare has a Bachelor of Science degree in Electrical Engineering from Cal State—Long Beach.

James J. Steffek, age 57, has been employed at M & I since September 1973. From 1973 through 1979 he worked in project management, engineering and sales. Since 1980 he has been Senior Vice President responsible for sales, marketing and operations including remote operations in Singapore and Mississippi. He is also responsible for international business development including Asia, South America and the Middle East. Prior to joining M & I, he worked for Continental Controls Corp. as a project engineer. Mr. Steffek holds a Bachelor of Science degree from the University of Houston.

Timothy C. Adams, age 55, was named President and Chief Operating Officer of American Access effective September 1, 2006. He joined American Access as Vice President – Sales and Marketing effective January 1, 2005. He was responsible for directing sales and marketing for both the patented zone cabling/wireless division and the contract manufacturing division of American Access. He brings over thirty years of experience in sales, marketing, engineering and manufacturing to American Access. From 1991 to 2004 he was with Metcam, Inc., where he was director of sales. Prior to Metcam, he spent over three years at Belcan Corporation and over three years at Canron Industries, Inc. Prior to that, he was involved in product development and in manufacturing. He earned an M.B.A. from Xavier University and received his Bachelor of Science degree in industrial engineering from Purdue University.

John H. Untereker, age 57, has been Vice President and Chief Financial Officer of M & I since May 2005. From June 2004 until May 2005, Mr. Untereker was a self-employed consultant. From 2002 until May 2004, Mr. Untereker was Chief Financial Officer for Omnicare Inc.’s Southwest Region in Houston, Texas. From 1998 until 2001, he served as an executive officer and director of Omni Energy Services Corp in Lafayette, Louisiana.

For the previous 17 years, he has held senior management positions at Petroleum Helicopters, Inc., Lend Lease Trucks Inc. and NL Industries. Mr. Untereker was an Audit Manager with Coopers and Lybrand from 1974 until 1981 in New York and is a certified public accountant. He is a graduate of Williams College and holds an MBA from Iona College.

Charles M. Dauber, age 38 was hired by M & I on February 1, 2007. From September 2006 until January, 2007 he was a self-employed consultant providing start-up strategy and marketing advisory services. From March, 2005 until September, 2006, Mr. Dauber was President and CEO of Nevis Networks, a venture-backed network security start-up company in Silicon Valley. From February, 2001 until March, 2005 he held various positions including Vice President of Marketing and Business Development for Blue Coat Systems (NASDAQ: BCSI), a leading network security equipment provider. Mr. Dauber was founder and CEO of a broadband service provider and has held management positions at Copper Mountain Networks and Teradyne, Inc. He holds a BBA degree from the University of Texas with emphasis in Electrical Engineering and Marketing. Mr. Dauber is the son of Arthur G. Dauber, Chairman and President of M & I.

Joseph F. McGuire, age 48, was hired by American Access on June 4, 2000. The board of directors appointed him Chief Financial Officer and director of American Access on June 29, 2000. He has extensive experience in numerous Wall Street investment vehicles and has been a chief financial officer in that environment since 1989. He is a 1980 graduate of the University of Notre Dame. From 1998 until June 2000, he was chief financial officer for Hirst Investment Management, Inc.; from 1997 to 1998, chief financial officer for MHR Fund Management; from 1995 to 1997, chief financial officer for the Common Fund; from 1994 to 1995, chief financial officer for Link Strategic Investors; and from 1989 to 1995, chief financial officer for John Henry & Co., Inc. Prior to 1989, he held management positions with Dean Witter Reynolds, Paine Webber, Inc., and Price Waterhouse.

Erik Wiisanen, age 62, was American Access’ Interim President and Chief Executive Officer from May 5, 2006, to September 1, 2006. He has been Vice President—Sales and Marketing of American Access’ Omega Metals division since 1981 and continues in that position. He was elected a director of American Access in December 1999. He graduated from Cornell University in 1965. He worked in banking as a vice president of Barnett Bank until 1970 and was a representative for shipping interests until helping found American Access’ wholly-owned subsidiary, Omega Metals, in 1981. He was co-founder, president and chairman of the board of directors of a private kindergarten.

Regulatory Approvals

We do not presently believe the merger to be subject to the reporting and waiting provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 which prevents transactions meeting certain size tests, and not otherwise exempt, from being completed until required information and materials are furnished to the Antitrust Division of the U. S. Department of Justice (“DOJ” and the Federal Trade Commission (“FTC”) and the related waiting period expires or is terminated early. Accordingly, no filings have been made or are presently contemplated with the DOJ and FTC in relation to the merger.

Voting agreements

In order to induce American Access to enter into the merger agreement, several M & I stockholders entered into voting agreements and irrevocable proxies with American Access pursuant to which, among other things, each of these stockholders agreed, solely in his capacity as a stockholder, to vote all of his shares of M & I capital stock in favor of the merger and the adoption of the merger agreement, against any action or agreement that would result in a breach of the merger agreement by M & I, and against any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement. These M & I stockholders also granted American Access an irrevocable proxy to their respective shares in accordance with the voting agreement. These M & I stockholders may vote their shares of M & I capital stock on all other matters not referred to in such proxy.

As of December 4, 2006, the stockholders of M & I that entered into voting agreements collectively owned approximately 77% of the outstanding capital stock of M & I. All of these stockholders are executive officers, directors, or entities controlled by such persons, or 5% stockholders, of M & I. The following are the M & I stockholders who signed the voting agreement: J. Hoke Peacock II, Joan Landry, Neal T. Hare, Lionel E. Forbert, Paul N. Katz, Stuart Schube, Pebblebrook Partners, LTD., James J. Steffek, John H. Untereker and Authur G. Dauber.

Under these voting agreements executed by M & I stockholders, subject to certain exceptions, such stockholders also have agreed not to sell or transfer M & I capital stock and options and warrants to purchase M & I capital stock held by them until the earlier of the termination of the merger agreement or the completion of the merger. To the extent that any such sale or transfer is permitted pursuant to the exceptions included in the voting agreement, each person to which any shares of capital stock are so sold or transferred must agree in writing to be bound by the terms and provisions of the voting agreement.

In addition, in order to induce M & I to enter into the merger agreement, several American Access stockholders entered into voting agreements and irrevocable proxies with M & I pursuant to which, among other things, each of these stockholders agreed, solely in his capacity as a stockholder, to vote all of his shares of American Access common stock in favor of the approval of the issuance of the shares of American Access common stock pursuant to the merger and the approval of the amendment to American Access’ certificate of incorporation effecting the reverse stock split, and against any action or agreement that would result in a breach of the merger agreement by American Access and against any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement. These American Access stockholders also granted M & I an irrevocable proxy to their respective shares in accordance with the voting agreement. These American Access stockholders may vote their shares of American Access common stock on all other matters not referred to in such proxy.

The American Access stockholders that entered into voting agreements are American Access officers and directors. As of December 4, 2006, these stockholders collectively owned shares representing approximately 2.1% of the outstanding common stock of American Access as of that date. The following are the American Access stockholders who signed the voting agreement: Erik Wiisanen, Howard W. Kelley, Kenneth M. Cornell, Lamar Nash and Timothy C. Adams.

Under these voting agreements executed by American Access’ stockholders, subject to certain exceptions, such stockholders also have agreed not to sell or transfer American Access common stock and options and warrants to acquire American Access common stock held by them until the earlier of the termination of the merger agreement or the completion of the merger. To the extent that any such sale or transfer is permitted pursuant to the exceptions included in the voting agreement, each person to which any shares of common stock are so sold or transferred must agree in writing to be bound by the terms and provisions of the voting agreement.

Interests of certain persons in the merger

In considering the recommendation of the board with respect to the merger, our stockholders should be aware that Timothy C. Adams, our President and a director and Erik Wiisanen, Vice President of Sales and Marketing of our Omega Metals division have employment agreements which contain a change in control provision and severance provisions that may be triggered by the consummation of the merger.

In considering the recommendation of the board with respect to the merger, our stockholders should be aware of the following arrangements:

•

Erik Wiisanen, Vice President of Sales and Marketing of our Omega Metals division and a director, has an employment agreement which may pay him a severance benefit of approximately $32,750 in the event his employment is terminated after the merger.

•	Timothy C. Adams, our President and a director, has an employment agreement which may pay him a severance benefit of approximately $80,000 in the event his employment is terminated after the merger.
•

The stock options held by our directors under our directors stock option plan have been amended to provide that they may be exercised until their original expiration date in the event the holder’s service as a director is terminated in connection with or after the merger.

In addition, it is contemplated that Arthur G. Dauber, Stuart Schube, J. Hoke Peacock II and Paul N. Katz, each of whom are directors of M & I, will become directors of American Access upon completion of the merger. Further, Mr. Dauber, the current president of M & I, will be named the president and chief executive officer of American Access following the merger. Additionally, Neal T. Hare, James J. Steffek, John H. Untereker and Charles M. Dauber, each currently an executive officer of M & I, will be named as executive officers of American Access following the merger. Mr. Hare will be named senior vice president of operations, Mr. Steffek will be named senior vice president of sales and business development, Mr. Untereker will be named senior vice president and chief financial officer and Charles M. Dauber will be named senior vice president of marketing of American Access. In addition, Mr. Schube, a current director of M & I, will receive a consulting bonus of $160,000 for his services in connection with advising M & I concerning the merger.

The merger agreement further provides that from and after the effective time, each of American Access and M & I will continue to indemnify their respective current directors and officers for their acts and omissions to the extent such indemnification is currently provided. In addition, American Access is required to maintain a policy of directors’ and officers’ liability insurance in specified amounts and for specified periods following the effective time of the merger, covering the existing American Access directors and officers for their acts or omissions occurring prior to the merger.

Costs and expenses of the merger

We estimate that merger-related fees and expenses of American Access, consisting of fees and expenses of our financial advisor, attorney, and accountants, financial printing and distribution and related charges, Securities and Exchange Commission and NASDAQ filing fees and travel expense, will total approximately $300,000, assuming the merger is completed. Whether or not the merger is consummated, M & I will pay 80% of the first $100,000 of American Access’s reasonable expenses as incurred in connection with the transactions contemplated by the merger agreement. M & I will reimburse American Access or pay directly the balance of American Access’s expenses upon closing of the merger or termination of the merger agreement in accordance with its terms, provided however, if the merger does not close as a result of American Access’s actions, M & I will only be responsible for 50% of the first $100,000 of American Access’s expenses as incurred, and to the extent M & I has paid more than $50,000, American Access will pay such excess amount to M & I.

ABOUT M & I ELECTRIC INDUSTRIES, INC.

General

M & I develops, manufactures and provides electric power delivery and control products and provides technical field services and electrical and instrumentation construction services to the oil and gas and related industries and other industrial markets. The principal markets served include the oil and gas exploration and production industry encompassing offshore and land drilling, pipelines, land and offshore production, and service and production vessels; the petrochemical and refining business; and the water and wastewater facilities industry. M & I’s products and services are provided on a worldwide basis.

M & I Electric Industries, Inc. was incorporated in the state of Texas in 1949 after having commenced operations in 1946. M & I’s headquarters are located at 6410 Long Drive, Houston, Texas, 77087, with operating facilities located in Beaumont, Texas; Sulphur, Louisiana; and Bay St. Louis, Mississippi. M & I also owns interests in two joint ventures located in Singapore and Xian, China.

M & I’s Bay St. Louis, Mississippi manufacturing plant is operated by a wholly-owned subsidiary, South Coast Electric Systems, LLC. Affiliates of M & I include M & I Electric Far East, Ltd., in which it holds a 49% interest in a joint venture with Oakwell Engineering, Ltd. in Singapore, and BOMAY Electric Industries Company, Ltd., in which M & I holds a 40% interest with Baoji Oilfield Machinery Co., Ltd. (a subsidiary of China National Petroleum Corporation), which holds 51%, and AA Energies, Inc., headquartered in Xian, China, which holds 9%.

M & I operates its businesses through two identifiable segments: Technical Products & Services and Electrical & Instrumentation Construction Services. As of December 31, 2006, all tangible assets were located in the United States with approximately 3.5% of M & I’s net worth invested in M & I Electric Far East, located in Singapore, and approximately 5.3% currently invested in BOMAY Electric Industries, located in the Peoples Republic of China. Approximately 66% of M & I’s revenue was generated by end users in the United States in 2005 and 60% was generated by similar end users in the year ended December 31, 2006.

Financial information regarding the reportable segments appears in “M & I’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Note 18 of the Notes to Consolidated Financial Statements” included in this proxy statement.

Business of M & I

Technical Products & Services

The Technical Products & Services segment develops, manufactures, markets and provides switchgear and variable speed drives. These products are designed to distribute the flow of electricity, protect electrical equipment such as motors, transformers and cables, and provide variable speed drives to both AC (alternating current) and DC (direct current) motors. Products offered by this segment include low and medium voltage metal clad generator control and distribution switchgear, motor control centers, powerhouses, bus duct, variable frequency AC drives, variable speed DC drives, program logic control (referred to as PLC) based automation systems, human machine interface (HMI) and specialty panels. The products are built primarily for application voltages from 480 volts to 15,000 volts and are used in a wide variety of industries. M & I is currently able to meet all critical technical standards including ANSI (American National Standards Institute), NEMA (National Electrical Manufacturers Association), IEEE (Institute of Electrical and Electronics Engineers), ABS (American Bureau of Shipping), DNV (Det Norske Veritas) and IEC (International Electrical Code).

Services provided by the Technical Products & Services segment include electrical equipment retrofits, upgrades, startups, testing and troubleshooting of substations, switchgear, drives and control systems.

Customers and Markets

The Technical Products & Services segment’s principal products are produced for use by and sold to large and sophisticated users of electrical energy which use the products for electrical distribution, electrical equipment control or variable speed drive applications. Markets served by this segment include the oil and gas exploration and production industry encompassing offshore and land drilling, pipelines, service and production vessels, and land and offshore production, as well as the petrochemical and refining industry. Other markets include water and wastewater facilities and shipbuilding.

Products and services are primarily sold either directly to end-users such as drilling rig manufacturers, drilling contractors, refineries, pipelines, oil and gas production companies and shipbuilders, or to engineering, procurement and construction companies, systems packagers or integrator companies on behalf of the end-user. Products and services are sold to a wide variety of markets, customers and geographic areas.

During 2005, no customer accounted for more than 10% of this segment’s revenues. In 2004, three customers accounted for more than 10% of the segment’s revenues which included Alstom, Konigsberg and Varco. In 2003, one customer, Perenco, exceeded 10% of the segment’s revenues. For the year ended December 31, 2006, sales of products and services to a customer located in China accounted for approximately 18% of this segment’s revenue. No other area, other than the United States, accounted for more than 10% of this segment’s revenues in 2004, 2005 or 2006.

Competition

The Technical Products & Services segment operates in a highly competitive market. Due to industry consolidation in the past few years most competitors are significantly larger than M & I and include several large, well-capitalized multinational electrical products companies. Competition tends to vary by product or market sub-segment. The Technical Products & Services’ products and services frequently involve custom design and engineering. M & I believes that the segment’s ability to respond promptly to its customers’ unique requirements provides a significant advantage against M & I’s competitors providing more standardized products and services.

Backlog

Orders are typically shipped within a four-month cycle time. Backlog orders in the Technical Products & Services segment supported by firm customer orders totaled $16.5 million as of December 31, 2006, as compared to $10.8 million at December 31, 2005. Approximately 100% of the current backlog will be recognized in the 2007 fiscal period.

Raw Materials and Supplies

The principal raw materials used by the Technical Products & Services segment include copper, steel, cable and various electrical and electronic components and subassemblies. The raw materials are available from a variety of sources, and this segment is not dependent on any one supplier. During 2005 and 2006, material costs represented 41% and 45.6% of revenues, respectively.

While supplies are adequate, raw material costs increased significantly in the past 12 months and are expected to remain at high levels for the foreseeable future. M & I has been able to recover some of these costs by higher prices, but there can be no assurance that competitive conditions will enable it to do so in the future.

Employees

At December 31, 2006, the Technical Products & Services segment had 168 full-time employees. All of these employees are located in the United States. These employees are not represented by any union, and M & I believes that its relationship with these employees is good.

Intellectual Property

M & I has various licenses, trademarks and proprietary designs relating to this segment but none are considered material to the business.

Electrical & Instrumentation Construction Services

The Electrical & Instrumentation Construction segment provides a full range of electrical and instrumentation construction and installation services to both land and marine based markets of the oil and gas industry, the water and wastewater facilities industry and other commercial and industrial markets. The Electrical & Instrumentation Construction Services segment provides services on both a fixed-price basis and a time and materials basis. The segment’s services include electrical and instrumentation turnarounds, maintenance, renovation and new construction. Applications include installation of switchgear, AC and DC motors, drives, motor controls, lighting systems and high voltage cable. Marine based oil and gas services include complete electrical system rig-ups, modifications, start and testing for vessels, drilling rigs, and production modules. These services can be installed to meet ABS, USCG (United States Coast Guard) and DNV standards.

Customers and Markets

The Electrical & Instrumentation Construction segment services are principally provided to end-users, equipment packagers and integrators, and general contractors in both the land and marine based markets of the oil and gas industry, the water and wastewater facilities industry, and other commercial and industrial markets. Services are offered throughout the Gulf Coast and are primarily in the states of Texas, Louisiana and Mississippi. Texas accounted for 96% of this segment’s revenues in 2005 and in 2006. For 2006, two customers, Jindal Steel and Kaneka, accounted for more than 10% of the segment’s sales. In each of the prior two fiscal years, this segment had one customer that accounted for more than 10% of annual segment revenues. In 2005, the customer was Wal-Mart Stores, Inc. and in 2004 it was Bombardier.

Competition

The Electrical & Instrumentation Construction segment is subject to a high degree of competition in each of the markets that it serves. Competitors vary depending upon the markets and range from small sole proprietorships to larger entities with national scope. M & I believes that its financial strength, project management capability, safety programs and ability to offer turnkey projects in the Electrical & Instrumentation Construction segment offer a unique competitive advantage.

Backlog

Uncompleted contracted orders with the Electrical & Instrumentation Construction segment approximated $11.7 million at December 31, 2006 as compared to $3.0 million at December 31, 2005. Approximately 75% of the current backlog will be recognized in the 2007 fiscal year.

Employees

The Electrical & Instrumentation Construction segment had 108 full-time employees at December 31, 2006. All of these employees are located in the United States. These employees are not represented by any union, and M & I believes that its relationship with these employees is good.

Properties

M & I has facilities, sales offices and/or repair depots located in Texas, Louisiana and Mississippi. Affiliated companies have facilities in Singapore and Xian, China. The facility in Bay St. Louis, Mississippi experienced significant damage due to hurricane Katrina, and the Beaumont, Texas facility was significantly damaged by hurricane Rita in 2005. Both have been repaired, are in good condition and are fully operational.

M & I’s principal locations as of the date of this proxy statement are as follows:

			Approximate Square Feet
Location	General Description	Acres	Owned		Leased
Houston, Texas	Headquarters, Manufacturing and Storage	3	26,000		—

Beaumont, Texas	Manufacturing and Storage	9	85,000		—

Bay St. Louis, Mississippi	Manufacturing	3	11,000	*	—
(South Coast Electric System)

*	Purchased in October 2006. Prior to this time, it was leased from certain related parties for approximately $30,000 per year.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

We are providing the following financial information to assist you in your analysis of the financial aspects of our proposed business combination with M & I. This information is only a summary and you should read it in conjunction with our historical consolidated financial statements, the historical financial statements of M & I and the other information included elsewhere in this proxy statement.

Selected Historical Financial Data of American Access

The following is a summary of American Access’s financial position and operating results as of the dates and for the periods indicated. This information is only a summary and should be read together with our consolidated financial statements and related notes from which this information has been derived and “American Access Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement.

	For The Years Ended December 31,
	2006	2005
	(in thousands except per share amounts)
INCOME STATEMENT DATA:
Revenues	$8,379	$8,417
Operating income (loss)	$(82)	$(266)
Net income (loss)	$(25)	$(196)

Net income (loss) attributable to common stockholders	$(25)	$(196)

Basic and diluted net income (loss) per common share	$0.00	$(0.03)
Weighted average common shares outstanding	7,502	7,397

	As of December 31,
	2006	2005
	(in thousands except per share amounts)
BALANCE SHEET DATA:

ASSETS
Current Assets:
Cash and cash equivalents	$754	$613
Investments securities	—	—
Accounts receivable, net of allowance	1,252	1,273
Accounts receivable, other	89	—
Due from stockholders for exercise of options	—	—
Inventories	1,618	1,441
Prepaid expenses and other current assets	81	48

Total current assets	3,794	3,375
Property, plant and equipment, net	2,809	3,158
Intangible assets	63	69
Other assets	41	89

Total assets	$6,707	$6,691

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$487	$470
Accrued expenses	227	370

Total current liabilities	714	840

Commitments, Contingencies and Other Matters		—

Stockholders’ Equity:
Common stock, $.001 par value; authorized 30,000,000 shares	$8	$7
Additional paid-in capital	15,821	15,654
Deficit	(9,836)	(9,810)

Total stockholders’ equity	5,993	5,851

Total liabilities and stockholders’ equity	$6,707	$6,691

Issued and outstanding shares	7,577,782	7,417,160

Selected Historical Financial Data of M & I

The selected financial data as of December 31, 2006, 2005 and 2004 and for the years ended December 31, 2006 and 2005 are derived from M & I’s audited consolidated financial statements included in this proxy statement. The selected financial data as of December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002 are derived from the unaudited consolidated financial statements of M & I. The historical results are not necessarily indicative of the operating results to be expected in the future. The selected historical financial data should be read in conjunction with “M & I’s Management’s Discussion and Analysis of Financial Condition and Results of Operations of M & I” and the consolidated financial statements and related notes included elsewhere in this proxy statement.

	For The Years Ended December 31,
	2006	2005	2004	2003	2002
				(unaudited)	(unaudited)
	(in thousands, except per share data)
INCOME STATEMENT DATA:
Revenues	$45,419	$34,945	$24,362	$25,328	$21,296
Operating income (loss)	$3,248	$1,891	$128	$496	708
Net income (loss)	$2,438	$1,349	$1	$638	458
Net income (loss) attributable to common stockholders	$2,438	$1,349	$1	$638	458
SHARE and PER SHARE DATA:
Net income per share—basic	$9.80	$5.48	$0.002	$2.55	$1.81
Net income per share—diluted	$9.80	$5.47	$0.002	$2.55	$1.81
Cash dividends declared	—	$1.00	—	—	—
Weighted average common shares outstanding—basic	248	246	246	251	253
Weighted average common shares outstanding—diluted (1)	248	247	246	251	253

(1)	For each of the years ended December 31, 2006, 2005, 2004, 2003 and 2002, the calculation of the average diluted shares outstanding excludes 15,000 shares from stock options, the effect of inclusion of which would have been antidilutive.

	As of December 31,
	2006	2005	2004	2003	2002
				(unaudited)	(unaudited)
	(in thousands)
BALANCE SHEET DATA:
Cash and equivalents	$2,031.1	$1,079.2	$1,223.1	$1,857.2	$2,124.5
Total assets	23,156.4	17,355.9	13,769.2	14,252.4	13,707.8
Long term debt	500.0	500.0	500.0	500.0	500.0
Total stockholders’ equity	13,700.7	11,245.4	10,104.1	10,607.6	9,982.7
Total liabilities and stockholders’ equity	23,156.4	17,355.9	13,769.2	14,252.4	13,707.8

Selected Unaudited Pro Forma Condensed Combined Financial Data

The following selected unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting. For accounting purposes, M & I is considered to be acquiring American Access. The unaudited pro forma condensed combined balance sheet data assume that the merger took place on December 31, 2006 and combine American Access’ historical balance sheet at December 31, 2006 with M & I’s historical balance sheet at December 31, 2006. The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2006 combine American Access’ historical statement of operations for the year then ended with M & I’s statement of operations for the year ended December 31, 2006.

The selected unaudited pro forma condensed combined financial data are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods. The selected unaudited pro forma condensed combined financial data as of and for the year ended December 31, 2006 are derived from the unaudited pro forma condensed combined financial information commencing at page 51 and should be read in conjunction with that information. See “Unaudited Pro Forma Condensed Combined Financial Statements.”

For the Year Ended December 31, 2006
(unaudited)
(in thousands except per share amount)
Statements of Operations Data:
Revenues	$53,798
Operating income (loss)	3,266
Net income (loss)	2,633
Net income (loss) attributable to common stockholders	2,633
Basic and diluted net income (loss) per common share	$0.07
Weighted average common shares outstanding	38,261
Cash dividends per share	$0.00

As of December 31, 2006
(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$2,785
Accounts Receivable	10,460
Property, plant and equipment, net	5,311
Goodwill	3,380
Advances to an investment in joint ventures	1,633
Total assets	32,903
Current liabilities	9,430
Total liabilities	10,157
Total stockholders’ equity	22,746
Total liabilities and stockholders’ equity	32,903

COMPARATIVE PER SHARE DATA

The following table presents comparative per share data regarding the income, cash dividends declared and book value for American Access and M & I on a historical, pro forma combined and pro forma equivalent basis. The unaudited pro forma combined information was prepared using the purchase method of accounting with M & I treated as the acquirer.

The information shown below should be read in conjunction with the consolidated financial statements of American Access and the related notes, appearing elsewhere in this proxy statement, the consolidated financial statements of M & I and the related notes, appearing elsewhere in this proxy statement, and the unaudited pro forma financial statements appearing elsewhere in this proxy statement. The following information is not necessarily indicative of the results of operation or combined financial position that would have resulted had the merger been consummated at the beginning of the periods presented, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.

Year Ended December 31, 2006
Net Income Per Share — Fully Diluted
Historical — American Access	$0.00
Historical — M & I	$9.80
Pro Forma Combined	$0.07
M & I Pro Forma Equivalent(1)	$8.65

Cash Dividends Declared Per Share
Historical — American Access	—
Historical — M & I	—
Pro Forma Combined	—
M & I Pro Forma Equivalent(1)	—

At Period Ended December 31, 2006
Book Value Per Share
Historical — American Access	$0.79
Historical — M & I	$55.09
Pro Forma Combined	$0.59
M & I Pro Forma Equivalent(1)	$72.92

(1)	M & I pro forma equivalent amounts represent pro forma combined information multiplied by the estimated exchange ratio of 123.6 shares of American Access common stock for each share of M & I common stock. The actual exchange ratio may not be known at the time of the American Access Special Meeting.

MARKET PRICE AND DIVIDEND INFORMATION

American Access

American Access common stock currently trades on the NASDAQ Capital Market under the symbol “AATK.” The following table shows the high and low sales price for the common stock by quarter, as reported by the NASDAQ Capital Market for the periods indicated:

	Price Range
	High	Low
Fiscal Year Ending December 31, 2006
First Quarter	$1.83	$1.28
Second Quarter	$1.68	$0.94
Third Quarter	$1.45	$0.99
Fourth Quarter	$1.36	$0.83

Fiscal Year Ended December 31, 2005
First Quarter	$2.48	$1.21
Second Quarter	$2.05	$1.28
Third Quarter	$2.41	$1.71
Fourth Quarter	$2.10	$1.65

American Access has not paid cash dividends on its common stock and has no intention to do so at the current time.

M & I

M & I’s common stock is not publicly traded, and M & I does not currently file reports with the Securities and Exchange Commission.

Except for a cash dividend of $1.00 per share on its common stock in June 2005 M & I has not otherwise declared or paid cash dividends on its capital stock and has no intention to do so at the current time.

M & I MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF M & I

The following discussion and analysis should be read in conjunction with M & I’s financial statements and accompanying notes appearing elsewhere in this proxy statement. This discussion contains forward-looking statements, based on current expectations related to future events and M & I’s future financial performance, that involve risks and uncertainties. M & I’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many important factors, including those set forth in the section entitled “Certain Risks Associated with the Merger” in this proxy statement.

Overview

M & I has experienced a substantial increase in the demand for its products and services over the past year and one half. In the years ended December 31, 2005 and 2006, M & I benefited from an improvement in overall market conditions, particularly in comparison to the activity levels experienced in 2003 and 2004. M & I is also experiencing some improvement in prices due to the overall demand for its products and services. M & I expects this trend will continue throughout the 2007 fiscal year.

In 2003, M & I broadened its access to the Gulf Coast marine market by establishing a wholly owned subsidiary, South Coast Electric Systems, LLC, in Bay St. Louis, Mississippi. South Coast Electric leased a manufacturing facility on approximately 3 acres from affiliates of M & I and commenced the manufacture of low voltage switchgear controls and drives primarily for the marine industry. M & I acquired the property and manufacturing facilities in October 2006 from related parties at its fair market value ($225,000). South Coast Electric’s revenues from the Bay St. Louis facility exceeded $1 million in the initial year of operations. In 2004, revenues increased to $1.5 million. The operations of the Bay St. Louis facility were significantly affected by hurricane Katrina in the third quarter of 2005 and the plant suffered significant damage. As a result, the South Coast Electric revenues and operations did not continue to increase as expected or meet projections for 2005, and revenues for South Coast Electric in 2005 were $1.9 million. The facility has been repaired and commenced full operations in January 2006. For the year ended December 31, 2006, South Coast Electric had revenues of $2.9 million with a projected annual run rate of $4 million. The backlog of orders at the Bay St. Louis facility were approximately $3.5 million at December 31, 2006.

Beginning in the latter part of 2004, demand in M & I’s principal industrial and upstream and downstream energy markets began to increase in conjunction with economic expansion in the United States and the increase in oil and gas prices. As a result, new orders received during the fourth quarter of 2004 and the first and second quarters of 2005 were $17 million as compared to $10 million for the prior year period. This activity level has continued throughout 2005 and into 2006 and, as a result, M & I’s backlog was $28.2 million as of December 31, 2006, the largest in its history.

In March 2006, M & I entered into a contract with respect to the establishment of an equity joint venture with Baoji Oilfield Machinery Co., Ltd., referred to as BOMCO, a wholly-owned subsidiary of the China National Petroleum Corporation, and AA Energies, Inc. located in Houston, Texas. Pursuant to this agreement, the companies have formed BOMAY Electric Industries Co., Ltd., an equity joint venture limited liability company organized in China. M & I is a 40% interest owner in BOMAY with 51% being owned by BOMCO and the remaining 9% owned by AA Energies. It is intended that BOMAY will build land- and marine-based electrical systems for drilling rigs as well as low and medium voltage switchgear for the Chinese and global markets. M & I has committed 16 million yuan (approximately $2 million) for this investment in which M & I will provide technology and services to BOMAY. The initial investment of 8 million yuan (approximately $1 million) was made in June 2006. During the year ended 2006, M & I has had approximately $6 million in net sales to BOMCO, in large part due to the BOMAY relationship.

M & I has provided a compensation plan for the manager that will have local responsibility for its interests in the BOMAY venture that essentially will pay the manager 5% of M & I’s cumulative equity appreciation in the venture.

During 2006, M & I selected a new computer system to facilitate the streamlining and standardization of its business processes across each of its segments as well as to provide a platform to support and accelerate its growth. M & I expects to implement this system in the early part of 2007.

Results of Operations

Year ended December 31, 2006 compared to year ended December 31, 2005

Consolidated Comparison

Revenues and Gross Profit. Total consolidated net sales increased $10.5 million, or 30%, to $45.4 million for the year ended December 31, 2006 over the prior year. The increase occurred primarily in the Technical Products & Services segment. Consolidated cost of sales for the year ended December 31, 2006 was $38.1 million, an $8.6 million increase, or 29%, over the prior year. The increase in cost of sales is primarily due to increases in net sales over the prior year. As a percentage of net sales, cost of sales slightly decreased by approximately 0.3%. This reflects M & I’s general success in passing material price increases on to its customers in the form of price increases and a change in its sales mix since manufacturing revenues represented a higher portion of aggregate sales as compared to service revenues. Consolidated gross profit during the year ended December 31, 2006 significantly increased from $5.5 million for 2005 to $7.4 million in 2006. The increase in consolidated gross margin is a result, in part, of increased sales while reducing the percentage of the cost of sales. Consolidated gross profit as a percent of net sales was 16.2% during 2006, compared to 15.6% for the prior year.

Selling, General and Administrative Expenses. Total consolidated selling, general and administrative expenses were $4.1 million during the year ended December 31, 2006, an increase of $0.5 million over the prior year. This increase is principally attributable to an increase in legal, accounting and consulting costs of $0.2 million accrued in conjunction with the merger. In addition, accruals for the management and executive bonus plans have increased $0.3 million based on performance during the year ended December 31, 2006 against plan targets established by M & I.

Other Income and Expense. Consolidated other income and expense improved by $0.5 million from 2005 due to a realized gain on marketable securities of $0.4 million and improved earnings from the Singapore joint venture.

Provision for Income Taxes. Income tax expense increased by $0.7 million consistent with the increase in gross profit. The effective tax rate of 37.2% was comparable to the prior year.

Net Income. Net income for the year ended December 31, 2006 was $2.4 million as compared to $1.3 million for the prior year, representing an 81% increase. The increase in net income is a reflection of increased sales and gross profit as well as other income during 2006.

Divisional Comparisons

Technical Products & Services. The Technical Products & Services segment revenues increased $10.7 million from $22.7 million for 2005 to $32.9 million for 2006. The Technical Products & Services segment business has been bolstered by the strength of the overall world economy and improvements in global drilling activity discussed above. Approximately $6.0 million of the Technical Products & Services segment revenues during 2006 were derived from sales to a Chinese land drilling rig manufacturer.

Gross profits for the Technical Products & Services segment for 2006 were $6.3 million, a $2.2 million increase over the prior year. Technical Products & Services income before taxes for 2006 was $6.3 million compared to $4.1 million for 2005. This increase in income is a result of higher sales and related gross profits.

Electrical & Instrumentation Construction. The Construction segment reported sales of $12.5 million in 2006, an increase of $0.3 million over the prior year. The increase was due primarily to general increases in business activity offsetting the completion of a large commercial contract in September 2005. This contract contributed approximately $5.0 million to the Construction segment’s reported sales during the 2005. Although the Construction segment sales reflect a modest increase during 2006 as compared to the prior year, the overall activity for the segment has begun to increase due to improvements in the industrial, commercial and energy markets. The backlog for the Construction segment was $11.7 million as of December 31, 2006, an increase of $8.7 million over the previous year.

Gross profits for the Construction segment for 2006 were $1.6 million, a decrease of 0.2 from the prior year. The Construction segment income before taxes for 2006 was $1.6 million compared to $1.8 million for the previous year period. This decrease was due primarily to start-up costs incurred with certain commercial contracts.

Year ended December 31, 2005 compared to year ended December 31, 2004

Consolidated Comparison

Revenues and Gross Profit. Total consolidated net sales for the year ended December 31, 2005 were $34.9 million, compared to $24.4 million during the prior year, an increase of 43.0%. Such increase was primarily due to increased order volumes in each operating segment. Consolidated cost of sales for the year ended December 31, 2005 were $29.5 million, an increase of $7.9 million from the prior year. The increase in cost of sales was primarily due to increases in direct labor of $1.7 million and direct material costs of $4.9 million. Consolidated gross profit during 2005 also increased significantly from $2.8 million in 2004 to $5.5 million in 2005, an increase of 96.4%. The increase in the consolidated gross margin is a result, in part, of M & I’s ability to hold its variable margin percent relatively constant on the increased sales volumes. Consolidated gross profit as a percent of net sales was 15.8% during 2005, compared to 11.5% in 2004. The increase in the gross profit margin was primarily due to M & I’s ability to hold its indirect expenses relatively constant with the increased sales volume.

Selling, General and Administrative Expenses. Total consolidated selling, general and administrative expenses were $3.6 million during 2005, an increase of $0.9 million or 33.3% compared to 2004. The increase in general and administrative expenses is the result, in part, of M & I’s increased business activities and net sales in 2005. In particular, these expenses increased due to increased performance bonuses of $0.7 million in conjunction with higher than budgeted earnings. In addition, company contributions to the 401(K) were increased by $0.1 million.

Other Income and Expense. Other income and expense was $180.3 thousand in income during 2005, compared to $70.9 thousand of expense in 2004, an improvement of $250 thousand. The increase was primarily due to a gain on the sale of marketable securities of $116.0 thousand, increased equity earnings of $43 thousand and a decrease in other expenses of $80 thousand.

Provision for Income Taxes. Income tax expense increased by $0.7 million consistent with increased earnings before taxes. The effective tax rate of 38 % is lower than the prior year due to the lesser effect of certain non-deductible expenses (employee subsistence costs) because of the increase in pretax income.

Net Income. Net income was $1.3 million in 2005 as compared to $505 in 2004. The significant increase in net income is a reflection of the increased sales during 2005 and overall improved performance by M & I.

Divisional Comparisons

Technical Products & Services. The Technical Products & Services segment revenues increased from $17.6 million for 2004 to $22.7 million for 2005, an increase of 29.4%. This increase in sales occurred across all product lines but was predominantly driven by improvements in the drilling sector of the energy market. The manufacturing portion of the Technical Products & Services segment enjoyed a $5.5 million improvement, or 33%, reflective of the activity level in the oil and gas markets. M & I’s subsidiary, South Coast Electric, had sales of $1.9 million during 2005, a 15 % increase, substantially moderated by being shut down for three months as a result of damages sustained in Hurricane Katrina. The technical services portion of Technical Products & Services had sales of $5.4 million during 2005, or a 6 % increase over the prior year.

Gross profits for the Technical Products & Services segment for 2005 were $4.1 million, a $1.2 million improvement over the prior year. The gross profit percentage was 17.9% in 2005 as compared to 16.4% in 2004 and this improvement was primarily attributable to maintaining indirect expenses at the prior year level and thus spreading the expenses over the larger revenue amount.

Technical Products & Services income before taxes during 2005 was $4.1 million compared to $2.8 million for 2004. The increase was generated primarily by the increase in gross profit described above.

Electrical and Instrumentation Construction. The Construction segment reported sales of $12.2 million in 2005, a $5.7 million or 88% increase over the prior year. This increase in revenue is attributable primarily to the $5 million project performed for the Wal Mart Corporation to install the electrical systems for a regional distribution facility.

Gross profits for the Construction segment during 2005 were $1.8 million or 14.7% of segment sales. This represents a substantial improvement over the prior year in which the gross profit percentage was 5.4% due to maintaining indirect costs at comparable levels.

The Construction segment income before taxes during 2005 was $1.8 million compared to $0.35 million for 2004. The increase was generated primarily by the substantial increase in gross profit described above.

Liquidity and Capital Resources

As of December 31, 2006, M & I’s cash and cash equivalents were $2.0 million as compared to $1.0 million as of December 31, 2005. M & I has maintained a positive liquidity position throughout 2006 without drawing on its revolving credit facility. Working capital was $9.1 million and $8.8 million as of December 31, 2006 and December 31, 2005, respectively. As of December 31, 2006, M & I’s current ratio is 2.0 and debt to total capitalization ratio is 3.5%. The comparable ratios for December 31, 2005 were 2.59 and 4.3%.

M & I’s long-term debt remained unchanged during 2006 at $500,000 on which interest payments are current. M & I had a $4.0 million revolving credit facility which expired in August, 2006 and was renewed for an additional year in the amount of $6.0 million. As of December 31, 2006, there were no borrowings outstanding under this line of credit. For further information regarding the terms of M & I’s indebtedness, see Notes 10 and 11 to M & I’s Consolidated Financial Statements.

Operating Activities

During 2006, M & I generated cash from operations of $2.1 million as compared to $7,634 generated in 2005. The increase in 2006 was the result of increased business activity levels which caused increases in accounts receivable and inventories which were largely offset by increases in milestone billings and accrued expenses. In 2004, M & I had a usage of cash from operating activities of $50,490. The cash generated from operations during 2006 was utilized to fund the growth in accounts receivable ($2.1 million), inventories ($0.6 million) and costs and earnings in excess of billings related to uncompleted contracts ($0.8 million). An increase in accounts payable ($0.8 million) and billings in excess of costs and earnings on uncompleted contracts ($1.8 million) partially funded this growth in working capital and improved the liquidity position.

Investing Activities

During 2006, M & I utilized $1.2 million in investing activities. Principal elements of these investing activities included capital expenditures of $1.3 million, primarily due to hurricane repairs, investment in the China joint venture of $1.0 million, partially offset by sales of marketable securities of $0.6 million and insurance proceeds of $0.8 million. In 2005, M & I generated $45,955 due, in part, to investing activities resulting from the sale of marketable securities and the receipt of insurance proceeds discussed below. This compares to usage of $457,245 in 2004. M & I invested $601,243 in property, plant and equipment in 2005 as compared to $461,645 in 2004. The preponderance of the expenditures in each year were spent on the Technical Products & Services segment. Disposals of equipment were not significant in any period. Marketable securities were sold in 2005 resulting in proceeds of $164,222. M & I received insurance proceeds of $335,935 in 2005 attributable to damage incurred from hurricanes Katrina and Rita. In the first quarter of 2006, M & I received an additional $812,000 from its insurance carrier and this amount was included in accounts receivable at December 31, 2005.

In October 2006, M & I purchased the manufacturing facility for South Coast Electric for $225,000.

Financing Activities

During 2006, M & I generated $42,147 primarily from the net proceeds arising from the sales of treasury stock. Net cash used in financing activities was $197,390 and $148,160 in 2005 and 2004, respectively. In 2005, a dividend of $1 per share or $245,813 was paid. The rest of the financing activities reflected the net effects of treasury share sales and purchases.

Contractual Obligations

As of December 31, 2006, M & I had the following contractual obligations (in thousands):

	Payments Due by Period
Contractual Obligation	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations	500		500

Total	500		500

Outlook for Fiscal 2007

The improvement experienced in M & I’s 2005 results has continued throughout 2006 and M & I expects these trends to continue into 2007. M & I’s new order activity began to increase in early 2005 and steadily improved throughout 2005 (temporarily abated as a result of the gulf coast hurricanes) and 2006 and has continued into 2007 to date.

M & I’s Mississippi plant is fully operational after the storm and has contributed to increased sales in 2006. M & I has also experienced a $6 million sales increase as a result of its China investment.

M & I has experienced a substantial increase in its working capital needs which it has been able to finance through operating cash flows without any increased indebtedness. This trend will increase as M & I’s operating levels continue to increase. M & I believes its existing cash, working capital and unused credit facility combined with operating earnings will be sufficient to meet its working capital needs in the immediate future.

Effects of Inflation

M & I has experienced significant price increases in its crucial raw materials, particularly copper and steel since the beginning of 2005. At this point, M & I has been generally successful in recovering these increases from its customers in the form of increased prices. As a result, M & I has not experienced margin erosion due to inflationary pressures. M & I cannot be assured that the competitive environment will enable it to recover these cost increases in the future.

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States inherently involves judgments and estimates that directly impact the reported values of assets, liabilities, income and expenses. In addition, these assumptions affect the disclosures of M & I’s commitments and contingencies. M & I’s estimates rely upon historical experience and other assumptions that M & I believes to be reasonable under the existing circumstances. Actual results may differ from these estimates with the benefit of hindsight. The following crucial accounting policies and estimates are important in the preparation of M & I’s financial statements.

Revenue Recognition

M & I reports earnings from firm-price and modified firm price long-term contracts on the percentage-of-completion method. Earnings are accrued based on the ratio of costs incurred to total estimated costs. Costs include direct material, direct labor, and job related overhead. Losses expected to be incurred on contracts are charged to operations in the period such losses are determined. A contract is considered complete when all costs except insignificant items have been incurred and the facility has been accepted by the customer. Revenue from non-time and material jobs of a short-term nature (typically less than one month) is recognized on the completed-contract method after considering the attributes of such contract. This method is used because these contracts are typically completed in a short period of time and the financial position and results of operations do not vary materially from those which would result from use of the percentage-of-completion method. The asset, “Work-in-process,” which is included in inventories, represents the cost of labor, material, and overhead in excess of amounts billed on jobs accounted for under the completed-contract method. For contracts accounted for under the percentage-of-completion method, the asset, “Costs and estimated earnings in excess of billing on uncompleted contracts,” represents revenue recognized in excess of amounts billed and the liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenue recognized.

Concentration of Market Risk and Geographic Operations

Financial instruments which potentially subject M & I to concentrations of credit risk consist primarily of trade accounts receivable. M & I’s market risk is dependent primarily on the strength of the oil and gas and energy related industries. M & I grants credit to customers and generally does not require collateral. Procedures are in effect to monitor the credit worthiness of its customers. During 2006, one customer accounted for 13% of M & I’s revenues, almost all of which was paid by year-end. During 2005, one customer represented approximately 16% of revenues. At December 31, 2005, this one customer had no outstanding receivables. During 2004, two customers, Bombadier and Konigsberg, represented more than 10% of revenues for the year.

Foreign Currency Gains and Losses

Foreign currency translations are included as a separate component of comprehensive income. M & I has determined the local currency of its foreign joint venture to be the functional currency. In accordance with SFAS No. 52, Foreign Currency Translation, the assets and liabilities of its foreign equity investees, denominated in foreign currency, are translated into United States dollars at exchange rates in effect at the consolidated balance sheet date; revenues and expenses are translated at the average exchange rate for the period. Related translation adjustments are reported as comprehensive income which is a separate component of stockholders’ equity, whereas gains and losses resulting from foreign currency transactions are included in results of operations.

Federal Income Taxes

The liability method is used in accounting for federal income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The realizability of deferred tax assets are evaluated annually and a valuation allowance is provided if it is more likely than not that the deferred tax assets will not give rise to future benefits in M & I’s tax returns. M & I’s federal income tax returns through December 31, 2004 have been audited by the Internal Revenue Service.

Other Assets

Other assets include, among other items, a UL certification that is being amortized over a three year period. At December 31, 2006, 2005 and 2004, accumulated amortization of this intangible asset was $10,562, $6,133 and $1,705, respectively. Amortization expense for the years ended December 31, 2006, 2005 and 2004 was $4,429, $4,429 and $1,705, respectively. This intangible will be fully amortized during 2007.

Bad Debts

Earnings are charged with a provision for doubtful accounts based on a current review of the collectibility of the accounts. This provision is reviewed by management periodically, as appropriate.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT M & I’S MARKET RISK

M & I is exposed to certain market risks arising from transactions it has entered into in the normal course of business. These risks primarily relate to fluctuations in foreign exchange rates and commodity prices.

Foreign Currency Transaction Risk

M & I maintains an investment in its Singapore joint venture, M & I Electric Far East PTE, Ltd. The functional currency of this joint venture is the Singapore dollar. The amount of M & I’s investment is translated into United States dollars at the exchange rate in effect at the end of the fiscal year. The resulting translation adjustment is recorded as accumulated other comprehensive income in M & I’s consolidated balance sheet.

The investment in marketable securities consists of common shares of Oakwell Engineering, M & I’s partner in MIEFE. Oakwell is a distributor of electrical and energy-related products. These shares trade on the Singapore Stock Exchange and are denominated in Singapore dollars.

M & I completed its initial investment of 8.0 million yuan (approximately $1.0 million) in its Chinese joint venture, BOMAY, in June 2006. The functional currency of this joint venture is the Chinese yuan. BOMAY’s financial statements will be translated into United States dollars at the rate prevailing at the fiscal year end and any resulting adjustment will be recorded as accumulated other comprehensive income in M & I’s consolidated balance sheet. Under the terms of the Equity Joint Venture Contract, M & I is obligated to make an additional investment of 8.0 million yuan (approximately $1.0 million) during the next two years.

Other than the aforementioned items, M & I does not believe it is exposed to foreign currency exchange risk because all of its sales and purchases are denominated in United States dollars.

Commodity Price Risk

M & I is subject to market risk from fluctuating market prices of certain raw materials. While such materials are typically available from numerous suppliers, commodity raw materials are subject to price fluctuations. M & I endeavors to recoup these price increases from its customers on an individual contract basis to avoid operating margin erosion. M & I has historically not entered into any contracts to hedge its commodity risk although it may do so in the future. Commodity price changes can have a material impact on M & I’s prospective earnings and cash flows.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

We have prepared the following pro forma condensed combined financial statements to show the effect of the proposed business combination of American Access and M & I under the purchase method of accounting with M & I treated as having acquired American Access. The pro forma condensed combined balance sheet is prepared as though the proposed acquisition had occurred on December 31, 2006 and the pro forma condensed combined statement of operations as though it had occurred on January 1, 2006. The following information does not give effect to any reverse stock split of our common stock described in Proposal No. 3.

The unaudited pro forma combined financial data should be read together with the historical financial statements, including the notes thereto, of American Access and M & I included in this proxy statement.

These unaudited pro forma combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the business combination been completed on the assumed date or for the periods presented, or that may be realized in the future. The unaudited pro forma condensed combined financial data includes adjustments to record the assets and liabilities of the acquired company at their estimated fair values and is subject to further adjustment as additional information becomes available and as detailed valuation studies are performed after completion of the transaction.

AMERICAN ACCESS TECHNOLOGIES, INC.

AND

M & I ELECTRIC INDUSTRIES, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

December 31, 2006

(in thousands except per share amounts)

(unaudited)

	M & I	AAT	Pro Forma Adjustment		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$2,031	$754	—		$2,785
Accounts receivable, net of allowance	9,064	1,252	—		10,316
Accounts receivable, related party and other	144	89	$(89	)(C)	144
Inventories, net of allowance	2,369	1,618	—		3,987
Costs and estimated earnings in excess of billings on uncompleted contracts	3,599	—	—		3,599
Prepaid expenses and other current assets	267	81	—		348
Advances to employees	42	—	—		42
Deferred federal income taxes	332	—	—		332

Total current assets	17,848	3,794	(89)		21,553
Property, plant and equipment, net	2,502	2,809	—		5,311
Marketable securities	737	—	—		737
Intangible assets	—	63	173	(D)	236
Goodwill	—	—	2,880	(D)
	—	—	424	(D)
	—	—	76	(F)	3,380
Other assets, net	12	41	—		53
Advances to an investment in joint ventures	1,633	—	—		1,633
Deferred merger costs	424	—	(424	)(D)	—

Total assets	$23,156	$6,707	$3,040		$32,903

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,993	$487	—		$4,480
Accounts payroll and benefits	965	—	—		965
Accrued expenses	550	227	$(89	)(C)
	—	—	76	(F)	764
Billings in excess of costs and estimated earnings on uncompleted contracts	2,559	—	—		2,559
Income taxes payable	662	—	—		662

Total current liabilities	8,729	714	(13)		9,430

Notes payable to stockholders	500	—	—		500
Deferred income taxes	227	—	—		227

Total liabilities	9,456	714	(13)		10,157
Commitments, Contingencies and Other Matters
Stockholders’ Equity:
Series A common stock	$266	$—	$(266	)(A)	$—
Series B common stock	1	—	(1	)(A)	—
Common stock, $.001 par value; outstanding 38,337,186 shares	—	8	31	(A)	39
Additional paid-in capital	653	15,821	266	(A)
	—	—	1	(A)
	—	—	(31	)(A)
	—	—	(752	)(A)
	—	—	(9,836	)(B)
	—	—	2,880	(D)
	—	—	173	(D)	9,175
Accumulated other comprehensive income	384	—	—		384
Retained earnings	13,148	(9,836)	9,836	(B)	13,148

	14,452	5,993	2,301		22,746
Less: treasury stock, at cost	752	—	(752	)(A)	—

Total stockholders’ equity	13,700	5,993	3,053		22,746

Total liabilities and stockholders’ equity	$23,156	$6,707	$3,040		$32,903

AMERICAN ACCESS TECHNOLOGIES, INC.

AND

M & I ELECTRIC INDUSTRIES, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands except per share amounts)

Year Ended December 31, 2006

(unaudited)

	M & I	AAT	Pro Forma Adjustments		Pro Forma Combined
Net Sales	$45,419	$8,379	—		$53,798

Cost of sales	38,068	6,411	—		44,479

Gross profit	7,351	1,968	—		9,319
Operating expenses
Selling, general and administrative	4,103	2,050	(100	)(G)	6,053

Income (loss) from operations	3,248	(82)	100		3,266

Other income (expense):	632	57	—		689

Income (loss) before income tax expense	3,880	(25)	100		3,955

Income tax expense	1,442	—	(120	)(E)	1,322

Net income (loss)	$2,438	$(25)	$220		$2,633

	Year Ended December 31, 2006
	Historical	Pro Forma
Net income per share—basic	$0.00	$0.07
Net income per share—diluted	$0.00	$0.07
Weighted average common shares outstanding	7,501,981	38,261,385

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1. Description of Transaction and Basis of Presentation

On December 1, 2006, American Access Technologies, Inc. entered into an Agreement and Plan of Merger with M & I Electric Industries, Inc. and AAT Merger Sub, Inc., a new wholly owned subsidiary of American Access. On March 13, 2007, the parties entered into the First Amendment to Agreement and Plan of Merger. In the merger, M & I will merge with and into AAT Merger Sub, with M & I as the surviving corporation and becoming a wholly owned subsidiary of American Access. As a result of the merger, each outstanding share of M & I capital stock will be converted into the right to receive shares of American Access common stock as described in the merger agreement. American Access will issue, and M & I stockholders will be entitled to receive, in a tax-free exchange, shares of American Access common stock such that M & I stockholders will own approximately 80% of the combined company on a pro forma basis and American Access stockholders will own approximately 20%. The fair value of the net assets assumed to be acquired by M & I at December 31, 2006 total $6.0 million for consideration of $9.5 million. The excess of the purchase price over the fair value of net assets acquired is reflected as Goodwill in the balance sheet totaling $3.3 million and approximately $173,000 has been allocated to Intangible Assets.

The unaudited pro forma condensed combined financial information does not give effect to the proposed reverse stock split as it is currently unknown which ratio will be used.

Because M & I stockholders will own approximately 80% of the voting stock of the combined company and certain other factors including that directors designated by M & I will constitute a majority of the board of directors, M & I is considered to be acquiring American Access in the merger for accounting purposes. As a result, the merger will be treated by American Access as a reverse merger under the purchase method of accounting in accordance with United States generally accepted accounting principles. The aggregate consideration paid in connection with the merger, together with the direct costs of acquisition, will be allocated to American Access’ tangible and intangible assets and liabilities based on their fair market values. The assets and liabilities and results of operations of American Access will be consolidated into the results of operations of M & I as of the effective time of the merger.

2. Purchase Price

The preliminary estimated total purchase price of the proposed merger is as follows (in thousands):

Fair value of American Access’ common stock	$8,260
Estimated value of American Access stock options and warrants	787
Estimated capitalized transaction costs of M & I	500
Total preliminary estimated purchase price	$9,547

On December 1, 2006, American Access had 7,577,782 shares of common stock outstanding. The fair value of American Access common stock used in determining the preliminary estimated purchase price was $1.09 per share based on the five-day average of the closing prices of American Access’ common stock around and including the announcement date of the proposed transaction (November 27, 2006 through December 1, 2006, inclusive). The treasury stock method was used to determine the amount of stock that could be outstanding via the exercise of in the money stock options and warrants multiplied by the stock price of $1.09. The treasury stock method was used because M & I’s stockholders will receive a number of shares of our common stock such that M & I will own approximately 80% of our shares of our common stock on a diluted basis using the treasury stock method at the effective time of the merger. We will not issue more than 32,000,000 shares of our common stock to the stockholders of M & I in connection with the merger. The total preliminary estimated purchase price also includes the estimated transaction costs of M & I.

The estimated purchase price is preliminary because the proposed merger has not yet been completed. The actual purchase price may change based on the actual number of shares of American Access common stock issued in connection with the merger and the market price of such shares at the effective time of the merger closing and M & I’s final costs to complete the merger. Based on the volatility of American Access stock price since announcement of the proposed merger with M & I we do not believe that the actual purchase price will be materially different to that set forth herein and, accordingly, do not include a sensitivity analysis relating the to assess the different potential purchase accounting results that may arise based upon alternative levels of American Access stock price. The primary factors contributing to the recognition of goodwill for the American Access assets include the strategic value of an enhanced portfolio of products and services, access to a workforce with technical expertise and a favorable cost structure, access to an expanded management team and the opportunity to extend operations to a region outside the Gulf coast.

Consistent with the purchase method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of American Access based on their estimated fair values as of the merger closing date. The excess of the purchase price over the fair value of the acquired assets and liabilities assumed, if any, is reflected as goodwill and periodically evaluated for impairment.

The allocation of the estimated purchase price is preliminary because the proposed merger has not yet been completed. The purchase price allocation will remain preliminary until the closing of the merger. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the merger and will be based on the fair values of the assets acquired and liabilities assumed as of the merger closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

The preliminary allocation of the estimated purchase price for the acquired assets and liabilities of the proposed merger is as follows (in thousands):

Assets acquired:
Cash and cash equivalents	$754
Accounts receivable, net	1,341
Inventories, net	1,618
Property and equipment	2,809
Intangible assets	63
Other assets, net	122

6,707

Liabilities assumed:
Accounts payable and accrued expenses	(714)

(714)
Customer agreements	173
Goodwill	3,380

$9,547

3. Purchase Accounting and Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to the acquisition of American Access by M & I for accounting purposes.

The purchase accounting and pro forma adjustments are as follows:

(A) To reflect the recapitalization of all outstanding shares of M & I’s common stock into American Access common stock and the elimination of M & I’s treasury stock pursuant to the merger agreement. Upon completion of the merger, all outstanding shares of M & I will be exchanged for 30,759,404 shares of American Access common stock at par value of $0.001.

(B) To eliminate American Access historical stockholders’ equity accounts.

(C) To eliminate inter-company receivable/payable balance of approximately $89,000 at December 31, 2006, for the transaction costs of the merger.

(D) To reflect the goodwill which is the excess of the estimated purchase price over the fair value of the American Access’ net assets acquired by M & I.

(E) To reflect reduction of income tax due to tax loss carry-forward of American Access.

(F) To reflect $76,000 of additional capitalized merger costs up to the low end of the expected range of total merger costs to be incurred.

(G) To eliminate $100,000 of accounting fees related to the merger that are nonrecurring charges that have been included in the historical financial statements and are not reflected in the pro forma condensed combined statement of operations.

4. Net income (loss) per common share

We computed income (loss) per common share in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Share,” which requires the presentation of both basic and diluted earnings (loss) per share.

Basic net income (loss) per common share has been computed based upon the weighted average number of shares of common stock outstanding during the periods. The weighted average number of shares used in the historical computation is 7,501,981 for the year ended December 31, 2006. The number of shares used in the pro forma computation is 38,261,385 for the year ended December 31, 2006. Upon completion of the merger, all outstanding shares of M & I will be exchanged for 30,759,404 shares of American Access stock and the pro forma computation adjusts the historical amount by this amount.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT BEFORE THE MERGER

The following table sets forth certain information regarding the beneficial ownership of American Access common stock as of February 23, 2007 by (i) each stockholder who is known by American Access to own beneficially more than five percent of American Access’ outstanding common stock, (ii) each current director of American Access, (iii) each of American Access’ executive officers, and (iv) by all executive officers and directors of American Access as a group. The information as to each person or entity has been furnished by such person or group.

Name and Address	Amount Beneficially Owned		Percentage of Outstanding Class
Erik Wiisanen 6670 Spring Lake Road Keystone Heights, Florida 32656	1,098,717	(1)	12.9%

Joseph F. McGuire 6670 Spring Lake Road Keystone Heights, Florida 32656	854,366	(2)	10.3%

John E. Presley 6670 Spring Lake Road Keystone Heights, Florida 32656	688,601	(3)	8.5%

Lamar Nash	239,200	(4)	3.1%

Kenneth M. Cornell	169,200	(5)	2.2%

Timothy C. Adams	137,700	(6)	1.8%

Howard W. Kelley	100,300	(7)	1.3%

Clark Schaffer	69,200	(8)	*

All directors and officers as a group (7 persons)	2,668,683	(9)	26.9%

*	Indicates less than 1%
(1)	Includes 939,200 shares that could be acquired pursuant to exercise of outstanding stock options.
(2)	Includes 704,200 shares that could be acquired pursuant to exercise of outstanding stock options.
(3)	Includes 535,000 shares that could be acquired pursuant to exercise of outstanding stock options.
(4)	Includes 239,200 shares that could be acquired pursuant to exercise of outstanding stock options.
(5)	Includes 169,200 shares that could be acquired pursuant to exercise of outstanding stock options.
(6)	Includes 137,700 shares that could be acquired pursuant to exercise of outstanding stock options.
(7)	Includes 100,300 shares that could be acquired pursuant to exercise of outstanding stock options.
(8)	Includes 69,200 shares that could be acquired pursuant to exercise of outstanding stock options.
(9)	Includes 2,358,400 shares that could be acquired pursuant to the exercise of outstanding stock options.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AFTER THE MERGER

The following table sets forth as of the date hereof, certain information with respect to all those known by American Access who, assuming issuance of 30,759,404 shares of common stock to the stockholders of M & I in connection with the merger, would be the record or beneficial owners of more than 5% of our outstanding common stock, each person who would be a director and an executive officer of American Access upon completion of the merger and all such directors and officers as a group. Except as indicated in the footnotes to the table, the listed stockholders hold sole voting and investment power over their respective shares. The following information does not give effect to any reverse stock split of our common stock described in Proposal No. 3.

Name	Amount to be Beneficially Owned		Percent of Common Stock to be Beneficially Owned
Arthur G. Dauber	12,033,075		31.4%
James J. Steffek	4,531,468		11.8
Neal T. Hare	1,829,546		4.8
J. Hoke Peacock II	2,158,695	(1)	5.6
Stuart Schube	1,639,985	(2)	4.2
Paul N. Katz	174,154		*
Peter Menkoff	—		—
John H. Untereker	343,735		*
Timothy C. Adams	137,700	(3)	*
Erik Wiisanen	1,098,717	(4)	2.9
Joseph F. McGuire	854,366	(5)	2.2
Howard W. Kelley	100,300	(6)	*
Lamar Nash	239,200	(7)	*
All directors and officers as a group (13 persons)	25,140,941	(8)	65.5%

*	Indicates less than 1%
(1)	Includes 501,848 shares to be held by the J.H. Peacock II Trust. J. Hoke Peacock II, in his capacity as trustee of the J. H. Peacock II Trust, may be deemed to have investment discretion and voting power over such shares.
(2)	Includes 1,210,921 shares to be held by Pebblebrook Partners, LTD. Mr. Schube is the general partner of Pebblebrook Partners, LTD and may be deemed to have investment discretion and voting power over such shares. Includes 15,000 shares held by Mr.Schube prior to the merger.
(3)	Includes 137,700 shares that could be acquired pursuant to exercise of outstanding stock options.
(4)	Includes 939,200 shares that could be acquired pursuant to exercise of outstanding stock options.
(5)	Includes 704,200 shares that could be acquired pursuant to exercise of outstanding stock options.
(6)	Includes 100,300 shares that could be acquired pursuant to exercise of outstanding stock options.
(7)	Includes 239,200 shares that could be acquired pursuant to exercise of outstanding stock options.
(8)	Includes 2,120,600 shares that could be acquired pursuant to exercise of outstanding stock options.

THE MERGER AGREEMENT

Merger consideration

The merger agreement provides that at the effective time of the merger M & I’s stockholders will receive that number of share of our common stock which is equal to 80% of our shares of our common stock on a diluted basis using the treasury stock method at the effective time of the merger, which includes the actual number of shares of our common stock outstanding plus an additional number of shares of our common stock assuming the exercise of our outstanding in-the-money stock options and stock purchase warrants as of the effective time less the number of shares that American Access can purchase from the market with the option and warrant exercise proceeds. We will not issue more than 32,000,000 shares of our common stock to the stockholders of M & I in connection with the merger.

If, between the date of the merger agreement and the effective time, the shares of our common stock are changed into a different number or class of shares by reason of stock split, combination, reclassification, recapitalization, exchange of shares or similar readjustment, or a stock dividend is declared with a record date within that period, appropriate adjustments will be made to number of shares of our common stock issued as part of the merger consideration.

Effective time

The merger will be completed when the articles of merger of M & I and Merger Sub are filed with the Secretary of State of Texas and Florida.

Subject to satisfaction of the other conditions to the merger, we anticipate that the closing of the merger will occur promptly after the approval of Proposals 1, 2, 3 and 4 at the Special Meeting. However, the effective time of the merger could be delayed if there is a delay in satisfying any of the conditions to the merger. There can be no assurances as to whether, or when, we will obtain the required approvals or complete the merger. If the merger is not completed on or before May 18, 2007, either we or M & I may terminate the merger agreement, unless the failure to complete the merger by that date is due to the material breach of the merger agreement by the party seeking to terminate the agreement. See “Conditions to the Completion of the merger” immediately below.

Conditions to the completion of the merger

The completion of the merger is subject to various conditions. While we anticipate that all of these conditions will be satisfied, there can be no assurance as to whether or when all of the conditions will be satisfied or, where permissible, waived.

The obligations of M & I to effect the merger are subject to the following conditions, any or all of which may be waived in whole or in part:

•

American Access’s representations and warranties shall be true and correct in all material respects as of the closing date, as though made at that time, and M & I shall have received a certificate of the president of American Access to that effect;

•

American Access shall have performed in all material respects with all covenant, agreements and conditions required by the merger agreement to be performed as of or prior to the closing date, and M & I shall have received a certificate of the president of American Access to that effect;

•

no judicial injunction or order shall be in effect which prohibits the consummation of the merger and no action is pending by any governmental authority which seeks to enjoin or prohibit the consummation of all or any of the transactions contemplated by the merger agreement or the merger, and M & I shall have received a certificate of the president of American Access to that effect;

•

no material and adverse change in the financial condition or results of operations of American Access shall have occurred since the date of execution of the merger agreement, and M & I shall have received a certificate of the president of American Access to that effect;

•

the stockholders of American Access must approve the issuance of American Access common stock and the amendment to American Access’s articles of incorporation, and M & I shall have received a certificate of the president of American Access to that effect;

•	the merger shall have been approved by the M & I stockholders;

•

the American Access common stock shall have been continuously listed on the NASDAQ Capital Market from the date the merger agreement is executed until the closing date and American Access’s application for listing its common stock on the NASDAQ Capital Market following the merger shall have been approved, subject only to compliance with share price requirement for original listing;

•

M & I shall have received certificates of good standing of American Access in its jurisdiction of organization, certified charter documents, a certificate as to the incumbency of officers and the adoption of resolutions of the board of directors of American Access authorizing the execution of the merger agreement and the consummation of the transactions contemplated by the merger agreement; and

•

the issuance of the merger consideration to the M & I stockholders shall qualify as a private placement under Regulation D of the Securities Act of 1933 and shall be exempt from registration under the federal securities laws and all applicable state securities laws.

The obligations of American Access to effect the merger are subject to the following conditions, any or all of which may be waived in whole or in part:

•

M & I’s representations and warranties shall be true and correct in all material respects as of the closing date, as though made at that time, and American Access shall have received a certificate of the president of M & I to that effect;

•

M & I shall have performed in all material respects with all covenant, agreements and conditions required by the merger agreement to be performed as of or prior to the closing date, and American Access shall have received a certificate of the president of M & I to that effect;

•

no judicial injunction or order shall be in effect which prohibits the consummation of the merger and no action is pending by any governmental authority which seeks to enjoin or prohibit the consummation of all or any of the transactions contemplated by the merger agreement or the merger, and American Access shall have received a certificate of the president of M & I to that effect;

•

no material and adverse change in the financial condition or results of operations of M & I shall have occurred since the date of execution of the merger agreement, and American Access shall have received a certificate of the president of M & I to that effect;

•	the merger shall have been approved by the M & I stockholders, and American Access shall have received a certificate of the president of M & I to that effect;

•

the American Access common stock shall have been continuously listed on the NASDAQ Capital Market from the date the merger agreement is executed until the closing date and American Access’s application for listing its common stock on the NASDAQ Capital Market following the merger shall have been approved, subject only to notice of issuance;

•	American Access shall have received a written opinion from its financial advisor as to the fairness of the merger to American Access stockholders from a financial point of view;

•	the stockholders of American Access must approve the issuance of American Access common stock and the amendment to American Access’s articles of incorporation;

•

American Access shall have received certificates of good standing of M & I in its jurisdiction of organization, certified charter documents, a certificate as to the incumbency of officers and the adoption of resolutions of the board of directors of M & I authorizing the execution of the merger agreement and the consummation of the transactions contemplated by the merger agreement; and

•

American Access shall have received completed investment questionnaires from the M & I stockholders and any other information reasonably necessary for American Access to have concluded that the issuance of the merger consideration is in full compliance with applicable securities laws.

Representations and warranties

The merger agreement contains representations and warranties made by each of the parties regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. Each of M & I, on the one hand, and us, Merger Sub, on the other hand, has made representations and warranties to the other in the merger agreement with respect to the matters such as:

•	corporate existence, good standing and qualification to conduct business;

•	absence of any conflict or violation of organizational documents, third party agreements or law or regulation as a result of entering into and carrying out the obligations of the merger agreement;

•	corporate power and authorization to enter into and carry out the obligations of the merger agreement and the enforceability of the merger agreement;

•	governmental, third party and regulatory approvals or consents required to complete the merger;

•

capitalization, including ownership of subsidiary capital stock or other form of equity interest, and the absence of restrictions or encumbrances with respect to capital stock or other form of equity interest of any subsidiary;

•	financial information;

•	absence of undisclosed liabilities;

•	absence of certain changes, events or circumstances;

•	tax matters;

•	compliance with laws;

•	litigation, government orders, judgments and decrees;

•	environmental matters;

•	insurance;

•	title to properties and encumbrances thereto;

•	sufficiency and condition of properties;

•	real property and leased property;

•	material contracts and agreements;

•	intellectual property;

•	labor and employment matters, including employee benefit plans;

•	customers and suppliers;

•	books and records;

•	improper business practices;

•	brokers or finders;

•	litigation.

Additionally, we have made certain representations regarding our filings and reports with the Securities and Exchange Commission.

Conduct of business pending the merger

Except as expressly provided in the merger agreement and except as consented to by us or M & I, during the period from the date of the merger agreement until the effective time of the merger, M & I and we shall and shall cause our subsidiaries (i) to conduct our respective operations in the ordinary course of business consistent with past practice; (ii) to use reasonable efforts to preserve, maintain, and protect our respective properties; and (iii) to use reasonable efforts to preserve intact our respective business organizations, to keep available the services of our respective officers and employees, and to maintain existing relationships with material licensors, licensees, suppliers, contractors, distributors, customers, and others having material business relationships with us and them.

Operations of American Access and M & I pending the merger

Prior to the effective time of the merger, American Access and M & I have each agreed that as to itself and their respective subsidiaries, not to:

•

Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for in the merger agreement) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other equity compensation plans or authorize cash payments in exchange for any options granted under any of such plans except to allow all holders of M & I options to exercise their options prior to the Closing and to amend the periods of exercisability of options for the directors of American Access prior to the effective time of the merger;

•

Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing, on the date hereof and as set forth in the disclosure manual delivered to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date of the merger agreement;

•

Transfer or license to any person or otherwise extend, amend or modify any material rights to any intellectual property, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall American Access, M & I or any subsidiary license on an exclusive basis or sell any of their respective intellectual property;

•

Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, except as contemplated in the merger agreement;

•

Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of American Access, M & I or any subsidiary, as applicable, except for repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date of the merger agreement and except for the exercise of outstanding options;

•

Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities, other than the issuance, delivery and/or sale of shares of its common stock pursuant to the exercise of stock options and warrants outstanding as of the date of the merger agreement;

•	Amend its charter documents, except as contemplated by the merger agreement;

•

Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of American Access, M & I and its subsidiaries, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

•

Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

•

Incur any indebtedness for borrowed money beyond existing lines of credit as of the date of the merger agreement without the consent of the other party or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of American Access, M & I or any subsidiary, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

•

Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except for renewals in the ordinary course of business on the same terms;

•

Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of the merger agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of American Access included in the reports filed by American Access with the Securities and Exchange Commission or of M & I included in M & I financial statements, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which American Access is a party or of which American Access is a beneficiary or to which M & I or any of its subsidiaries is a party or of which M & I or any of its subsidiaries is a beneficiary, as applicable;

•

Except in the ordinary course of business consistent with past practices, modify, amend or terminate any material contract or material agreement to which American Access, M & I or any subsidiary of M & I is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

•	Except as required by generally accepted accounting principles, revalue any of its assets or make any change in accounting methods, principles or practices;

•	Incur or enter into any agreement, contract or commitment that is outside the ordinary course of business;

•	Engage in any action that could reasonably be expected to cause the merger to fail to qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code;

•

Make or rescind any tax elections that could be reasonably likely to adversely affect in any material respect the tax liability or tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for tax purposes or prepare or file any tax return in a manner inconsistent with past practice;

•	Form, establish or acquire any subsidiary;

•

Permit the plan administrator to exercise any of its discretionary rights under any stock-based employee benefit plans to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans except to allow the holders of M & I options to exercise their options prior to the effective time of the merger;

•	Agree in writing or otherwise agree, commit or resolve to take any of the actions described in above.

Reasonable efforts to consummate the merger

Each party to the merger agreement has agreed that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of the merger agreement and will use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws to consummate the merger contemplated in the merger agreement.

No solicitation of alternative mergers or other transactions

From the date of the merger agreement until the earlier of the termination of the merger agreement and the closing of the merger, none of American Access, M & I, or their respective subsidiaries or any affiliate, director, officer, employee, or representative of American Access, M & I, or their respective subsidiaries shall (i) directly or indirectly solicit or initiate discussions or negotiations with any person (other than us) concerning any merger, consolidation, sale of assets, tender offer, sale of shares of capital stock, or similar merger involving American Access, M & I, or any of their respective subsidiaries, or (ii) disclose directly or indirectly to any person preparing to make an acquisition proposal involving American Access or M & I or any of their respective subsidiaries any confidential information regarding American Access or M & I, or any of their respective subsidiaries, or (iii) enter into any agreement, arrangement, understanding, or commitment regarding any acquisition proposal involving American Access or M & I, or any of their respective subsidiaries.

Expenses

Whether or not the merger is consummated, M & I will pay 80% of the first $100,000 of American Access’s reasonable expenses as incurred in connection with the transactions contemplated by the merger agreement. M & I will reimburse American Access or pay directly the balance of American Access’s expenses upon closing of the merger or termination of this Agreement in accordance with its terms, provided however, if the merger does not close as a result of American Access’s actions, M & I will only be responsible for 50% of the first $100,000 of American Access’s expenses as incurred, and to the extent M & I has paid more than $50,000, American Access will pay such excess amount to M & I.

Termination of the merger agreement

The merger agreement may be terminated and the merger contemplated therein abandoned at any time prior to the closing of the merger by:

•	mutual written consent of American Access and M & I approved by action of their respective board of directors;

•

either American Access or M & I if the merger is not consummated prior to May 18, 2007, unless the failure of the merger to occur by that date was proximately caused by a material breach of any obligations under the merger agreement by the party seeking to terminate the merger agreement;

•

either American Access or M & I if there has been a breach at any time by the other party of any of its representations and warranties contained in the merger agreement that would not be satisfied or there has been a willful breach by the other party of any of its covenants or agreements contained in the merger agreement, provided that such breach (if curable) has not been cured within ten days after written notice to the breaching party;

•

either American Access or merger sub if the requisite vote of the American Access stockholders is not obtained, unless the failure to obtain the requisite vote was caused by American Access and such action constituted a material breach by American Access of the merger agreement; or

•

M & I if the requisite vote of the M & I stockholders is not obtained, unless the failure to obtain the requisite vote was caused by M & I and such action constituted a material breach by M & I of the merger agreement.

Amendment and waiver

Any provision of the merger agreement may be amended, to the extent permitted by applicable law, prior to the effective time of the merger if, and only if, such amendment is in writing and signed by the parties thereto. After approval of the merger by the stockholders of M & I, no amendment may be made which would reduce the amount or change the type of consideration into which each share of M & I common stock shall be converted upon consummation of the merger.

Each of the parties to the merger agreement may (i) waive any inaccuracies in the representations and warranties of the other contained in the merger agreement or in any document, certificate or writing delivered pursuant thereto or (ii) waive compliance by the other with any of the other’s agreements or fulfillment of any conditions to its own obligations contained in the merger agreement. Any agreement on the part of a party to the merger agreement to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

Indemnification

The merger agreement provides that each of American Access and M & I shall indemnify each of their respective current and former directors and officers against any costs or expenses incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to matters existing or occurring at or prior to the closing date. Additionally, the merger agreement provides that American Access will maintain a policy of directors’ and officers’ liability insurance for acts occurring prior to the closing date with coverage at least as favorable as its existing directors’ and officers’ liability coverage for six years after the closing date.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock voting on the proposal at the Special Meeting is required to approve the issuance of our common stock in connection with the acquisition of M & I. Abstentions and broker non-votes will have no effect on the vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ISSUANCE OF OUR COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF M & I.

PROPOSAL NO. 2:

TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 SHARES TO 250,000,000 SHARES

The board of directors has adopted, and recommends that the stockholders approve, an amendment to Article 3 of our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue from 30,000,000 to 250,000,000 shares. Approval of this proposal is a condition to the acquisition of M & I, and if this proposal is not approved at the Special Meeting, we will be unable to acquire M & I unless M & I waives this condition. The text of the first sentence of Article 3, as it is proposed to be amended, is as follows:

The total amount of capital stock which this Corporation has the authority to issue is as follows:

250,000,000 shares of common stock, $.001 par value per share; and 1,000,000 shares of Preferred Stock, $.001 par value per share.

The additional common stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding common stock of American Access. Adoption of the proposed amendment would not affect the rights of the holders of currently outstanding common stock. The holders of our common stock will not have preemptive rights to subscribe for the additional common stock proposed to be authorized. If the amendment is adopted, it will become effective upon filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of Florida. Stockholders will not have any dissenters’ or appraisal rights in connection with the amendment.

Our Articles of Incorporation presently authorizes us to issue 30,000,000 shares of common stock, $.001 par value per share, and 1,000,000 shares of Preferred Stock, $.001 par value per share. As of the record date for the Special Meeting, April 4, 2007, 7,577,782 shares of common stock were issued and outstanding and no shares of Preferred Stock were outstanding. Based on this number of our issued and outstanding shares of common stock, approximately 30,759,404 additional shares would be issued in connection with the acquisition of M & I resulting in approximately 38,337,186 shares of common stock issued and outstanding upon completion of the merger. We have reserved 3,788,400 shares of our common stock for possible issuance upon the exercise of outstanding stock options issued in connection with equity compensation plans and 156,700 shares for possible issuance upon the exercise of common stock purchase warrants issued in connection with prior financing transactions. There are no other agreements or obligations to issue our common stock at the present time.

If the stockholders approve the proposal to increase the number of shares of common stock we are authorized to issue, we would be able to issue the common stock required to acquire M & I and exercise of the outstanding stock options and stock purchase warrants. Additional shares of common stock would also be available which could be issued for valid corporate purposes, such as:

•	Raising working capital,

•	Stock splits or stock dividends,

•	Acquisitions and mergers,

•	Recruiting employees and executives,

•	Employee benefit plans,

•	Establishing strategic relationships, and

•	Other proper business purposes.

The board of directors believes that it is in the best interests of American Access to have additional shares of common stock authorized at this time in order to alleviate the expense and delay of holding a special meeting of stockholders if and when the board determines to issue additional shares of common stock beyond the current authorized shares. However, our stockholders will be required to approve certain issuances of our common stock under the provisions of the Florida Business Corporation Act and the governance requirements of the NASDAQ Capital Market or other stock market where our shares may be listed.

Although our board of directors will authorize the issuance of additional common stock based on its judgment as to our best interests and that of our stockholders, future issuance of common stock could have adverse effects on current stockholders. Such issuances could have a dilutive effect on the voting power and equity interest of existing stockholders. The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the board in proposing the amendment. For example, if the board issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of American Access without the approval of the board, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the board, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices. As of the date of this proxy statement, the board is not aware of any such attempt or plan to obtain control of American Access other than pursuant to the merger.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote at the Special Meeting is required to approve the proposed amendment to our Articles of Incorporation to increase our authorized shares of common stock. Abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 SHARES TO 250,000,000 SHARES.

PROPOSAL NO. 3

TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK

SPLIT OF OUR COMMON STOCK AT A RATIO BETWEEN 1:2 to 1:6 TO BE DETERMINED BY OUR BOARD OF DIRECTORS

General

In connection with the proposed acquisition of M & I, our stockholders will be asked to approve a proposal to authorize the board of directors to effect a reverse stock split of the issued and outstanding shares of our common stock in a ratio to be selected by the board within a range of 1:2 to 1:6. Such a reverse split may be necessary to meet a requirement that our common stock have a minimum closing price of $4.00 on the NASDAQ Capital Market upon completion of the merger in order to maintain the listing of our common stock on the NASDAQ Capital Market. The maintenance of such listing is a requirement to closing the merger with M & I.

A reverse split will be effected by filing an amendment to our articles of incorporation which will specify the effective time of the reverse split and the split ratio selected by the board of directors. Upon the effectiveness of the amendment to the articles of incorporation effecting the reverse stock split, the issued and outstanding shares of our common stock immediately prior to the split effective time will be combined into a smaller number of shares such that a stockholder will own one new share of common stock for each 2 to 6 shares of issued common stock held by that stockholder immediately prior to the split effective time. The exact split ratio within the 1:2 to 1:6 range will be determined by our board of directors prior to the split effective time and will be publicly announced. The reverse stock split would become effective prior to the closing of the merger. The board of directors’ decision will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the listing requirements of the NASDAQ Capital Market.

Although the board anticipates that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares outstanding before the reverse stock split there can be no assurance of such result. The market price of our common stock will also be based on our performance, the effect of our proposed acquisition of M & I and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

The form of the proposed amendment to our articles of incorporation to effect the reverse stock split, as more fully described below, will effect the reverse stock split and will reduce the number of authorized shares of our common stock by the same percentage by which the issued shares were reduced as a result of the reverse stock split. For example, if the outstanding shares are subject to a 2:1 reverse stock split, the authorized shares of common stock will be reduced from 250,000,000 shares to 125,000,000 shares (assuming the approval of Proposal No. 2 which will authorize the increase in our authorized shares of common stock to 250,000,000). A reverse stock split effective before the merger will reduce the number of shares to be issued to the M & I stockholders in the merger in the same proportion that the issued and shares of our common stock will be reduced so that the 80/20 exchange ratio remains after the reverse stock split. All stock options and stock purchase warrants outstanding as of the effective time of the reverse stock split will be appropriately adjusted to reflect the reverse stock split by increasing the purchase price of the option shares and reducing the number of shares which may be purchased.

The following table illustrates the effects on our authorized, outstanding and available shares of a reverse stock split at various levels between 1:2 to 1:6, assuming:

•	Approval of Proposal No. 2 for the increase in our authorized shares of common stock to 250,000,000 shares prior to the reverse stock split;

•	Issuance of 30,759,404 shares of common stock to the M & I stockholders prior to the reverse stock split; and

•	Without giving effect to any adjustments for fractional shares on our authorized and outstanding shares of common stock.

	Prior to Reverse Stock Split	After 1-for-2 Reverse Stock Split	After 1-for-4 Reverse Stock Split	After 1-for-6 Reverse Stock Split
Authorized Shares	250,000,000	125,000,000	62,500,000	41,666,666
Outstanding Shares	38,337,186	19,168,593	9,584,297	6,389,531
Shares Available for Issuance	211,662,814	141,108,542	52,915,703	35,277,135

The reverse stock split will be effected simultaneously for all outstanding shares of common stock and the exchange ratio will be the same for all shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in American Access, except to the extent that the reverse stock split results in any stockholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect American Access’ continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Procedure for Exchange of Stock Certificates

As soon as practicable after the effective date of the reverse split, our stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal we will send to our stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be created or issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock on the NASDAQ Capital Market on the last trading day prior to the effective date of the split or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by the board of directors. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where American Access is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by American Access or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The reverse stock split will not affect the stockholders’ equity on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. The per share net income or loss and net book value of American Access will be increased because there will be fewer shares of our common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights with respect to the reverse stock split.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the reverse stock split. The discussion below is based on current provisions of the Internal Revenue Code, currently applicable United States Treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code.

This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. The discussion below does not purport to deal with all aspects of federal income taxation that may affect particular stockholders in light of their individual circumstances or that may affect stockholders subject to special treatment under federal income tax law. Stockholders subject to special treatment include insurance companies, tax-exempt organizations, financial institutions, mutual funds, broker-dealers, traders in securities, investors in pass-through entities, foreign individuals and entities, and stockholders who hold their stock as part of a hedge, wash sale, appreciated financial position, straddle, conversion or other risk reduction transaction. In addition, the discussion below does not consider the effect of any applicable state, local or foreign tax laws. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Accordingly, you are urged to consult with your tax advisor as to the tax consequences of the reverse stock split to you in light of your particular circumstances, including the applicability and effect of any state, local or foreign tax laws.

Other than with respect to the cash payments for fractional shares discussed above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore. In general, stockholders who receive cash upon redemption of their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss equal to the difference between such stockholder’s adjusted basis in the fractional share interests redeemed and the amount of cash received. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Our view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the reverse stock split.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote at the Special Meeting is required to approve the proposed authorization for a reverse stock split. Abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO BETWEEN 1:2 TO 1:6 TO BE DETERMINED BY OUR BOARD OF DIRECTORS.

PROPOSAL NO. 4

TO AUTHORIZE THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF AMERICAN ACCESS TO AMERICAN ELECTRIC TECHNOLOGIES, INC.

Pursuant to the merger agreement with M & I, we have agreed to change our corporate name from American Access Technologies, Inc. to American Electric Technologies, Inc. The board of directors believes the proposed new name appropriately recognizes the expanded scope of our operations which will occur upon the business combination with M & I while still maintaining substantial elements of the our current name, American Access Technologies, Inc. Such name change would be effectuated by an amendment to our articles of incorporation which would amend Article 1 to read as follows:

ARTICLE 1

NAME

The name of the corporation is American Electric Technologies, Inc.

The change of the our corporate name will not affect, in any way, the validity of currently outstanding stock certificates, nor will it be necessary for stockholders to surrender or exchange any stock certificates that they currently hold as a result of the name change. If the name change is approved at the Special Meeting, we will file an amendment to our articles of incorporation effecting the name change to be effective at the same time that the merger becomes effective. In the event the acquisition of M & I is not completed for any reason, the board of directors will not proceed with the name change. In connection with the name change, we may seek to change the trading symbol for our common stock on the NASDAQ Capital Market.

Stockholders will not be entitled to rights of appraisal in connection with the proposed name change.

Vote required

The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote at the Special Meeting is required to approve the proposed name change. Abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE NAME CHANGE.

PROPOSAL NO. 5

APPROVAL OF POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING

If we do not receive a sufficient number of votes to approve Proposal Nos. 1, 2, 3 and 4 at the Special Meeting, we may propose to adjourn the Special Meeting, if a quorum is present, for a period of not more than 30 days, for the purpose of soliciting additional proxies to approve Proposal Nos. 1, 2, 3 and 4. We currently do not intend to propose adjournment of the Special Meeting if there are sufficient votes to approve Proposal Nos. 1, 2, 3 and 4.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock voting on the proposal at the Special Meeting is required to approve the adjournment of the Special Meeting. Abstentions and broker non-votes will have no effect on the vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NOS. 1, 2, 3 AND 4.

PROPOSAL NO. 6.

TO AMEND ARTICLE XII OF THE BY-LAWS

The board of directors has proposed an amendment to Article XII of the By-laws of American Access which governs the manner in which the By-laws may be amended. Currently, Article XII provides that the By-laws may be amended or repealed by the affirmative vote of the holders of a majority of the shares of our stock entitled to vote at a stockholders meeting. The proposed amendment, if approved by the stockholders at the Special Meeting, will allow the board of directors, in addition to the stockholders, to amend or repeal American Access’ By-laws. The board of directors believes that the proposed amendment will provide the board with greater flexibility in governing its internal affairs.

Our By-laws provide rules and procedures for governing American Access, such as calling and noticing meetings of stockholders, quorum and voting requirements, voting and inspection procedures, number and term of directors, nomination procedures for election of persons to the board of directors, filling of vacancies on the board and the appointment of officers and officers’ duties. From time to time, it may be desirable, or even necessary, to add to or change By-law provisions to reflect changes in the corporation’s practices or to reflect changes in applicable law or the governance requirements of the NASDAQ Capital Market or such other stock exchange on which our shares may be listed. The board of directors believes that its ability to amend the By-laws without the necessity of waiting for the next Special meeting of stockholders or the delay and expense in calling a special meeting of stockholders will enhance the board’s ability to manage American Access and more effectively deal with changed circumstances or requirements with which it may be presented.

Under the Florida Business Corporation Act (the “Act”), a board of directors may amend or repeal a corporation’s By-laws unless the corporation’s articles of incorporation or the Act reserves the power to amend the By-laws generally, or a particular By-law provision exclusively, to the stockholders; or the stockholders, in amending or repealing the By-laws generally, or a particular bylaw provision, provide expressly that the board of directors may not amend or repeal the By-laws or that By-law provision. The Act also provides that a corporation’s stockholders may amend or repeal the corporation’s bylaws even though the bylaws may also be amended or repealed by its board of directors.

Article XII of our By-laws currently reads as follows:

These by-laws may be amended or repealed by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice of the stockholders of that purpose.

If the stockholders approve the amendment proposed by the board of directors, Article XII will read as follows:

These by-laws may be repealed or amended, and new by-laws may be adopted by either the board of directors or the stockholders, but the board of directors may not amend or repeal any by-law adopted by the stockholders if the stockholders specifically provide that such by-law is not subject to amendment or repeal by the directors.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote at the Special Meeting is required to approve the proposed amendment to amend Article XII of the By-laws. Abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF ARTICLE XII OF THE BY-LAWS.

AMERICAN ACCESS MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BUSINESS

American Access Technologies, Inc. is comprised of two divisions: zone cabling and formed metal. The zone cabling division develops and manufactures patented “zone cabling” and wireless telecommunication enclosures. These enclosures mount in ceilings, walls, raised floors, and certain modular furniture to facilitate the routing of telecommunications network cabling, fiber optics and wireless solutions to the workspace environment. We believe that zone cabling is a superior approach for growing and open office configurations or wherever frequent moves, additions and changes (“MACs”) of telecommunications services are a factor.

Our enclosures provide state-of-the-art flexible cabling and wireless solutions in the high-speed communication networks found throughout office buildings, hospitals, schools, industrial complexes and government buildings. Our patented product allows users to route cables into specific areas, where they are needed in a streamlined, flexible, and cost effective fashion. With recent standards issued by the Telecommunications Industry Association, our products have gained acceptance by architects, consultants and engineers. Zone cabling greatly facilitates subsequent MACs and upgrades for the network installations of today and tomorrow.

In light of the ever-changing telecommunications demands, we continue to expand our proprietary line of products to address the growing need for a multitude of box sizes, cable configurations and flexible installation and access. We continue to seek additional private labeling agreements with manufacturers for which we can customize our products to their specifications, thus allowing them to serve as an Original Equipment Manufacturer (“OEM”). We can also custom-label our current products to suit the design and development needs of our OEMs. Many of our products are included in the catalog for government contracts and large private sector jobs with one of the nation’s top distributors of telecommunications systems products. We can also provide manufacturing and assembly services for our OEM partners for their related products.

Omega Metals, Inc. (“Omega Metals”, “Omega”), formerly a wholly-owned subsidiary of American Access since 1998, was merged into American Access effective February 3, 2005 and continues to operate as a separate division. The Omega Metals division is a precision sheet metal fabrication and assembly operation. Omega manufactures not only our zone cabling and wireless products, but also provides services such as precision “CNC” stamping, bending, assembling, painting, powder coating and silk screening to a diverse client base including, but not limited to, engineering, technology and electronics companies, primarily in the Southeast. Due to the increased production capabilities gained by the utilization of our state-of-the-art laser cutter and our robotic welder, Omega has been successful in attracting new business, most recently from customers in the telecommunications and medical equipment industries.

American Access operates from a 67,500 sq. ft. manufacturing facility situated on 8 1/2 acres of land which is owned by American Access.

On May 8, 2003 we entered into an agreement with Chatsworth Products, Inc. (“Chatsworth Products”), Westlake Village, CA establishing a five-year strategic alliance for the manufacture and sales of zone cabling and wireless products developed by American Access. These products, all of which are currently manufactured by American Access, are co-branded with the names of both American Access and Chatsworth Products and are exclusively sold and distributed by Chatsworth Products. Under the agreement, American Access will continue to manufacture the products, however, Chatsworth Products will have manufacturing rights under certain circumstances. In connection with the alliance, Chatsworth Products purchased 215,517 shares of American Access common stock in a private placement at $1.16 per share.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We have adopted various accounting policies that govern the application of accounting principles generally accepted in the United States of America in the preparation of our financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results. Our significant accounting policies are described in the footnotes to the consolidated financial statements at December 31, 2006, that are included in this proxy statement. Certain accounting policies involve significant judgments and assumptions by us that have a material impact on the carrying value of certain assets and liabilities. Management believes the following critical accounting policies reflect its most significant estimates and assumptions used in the presentation of our financial statements. We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” nor do we have any “variable interest entities” as defined by FN 46(R).

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, these events and their effects cannot be predicted with certainty; accordingly, our accounting estimates require the exercise of judgment. As more experience is acquired, as additional information is obtained and as our operating environment changes, actual results could differ from those estimates. Estimates subject to potential change include patent and asset useful life, the allocation of production overhead to inventory, inventory valuation and allowances for doubtful accounts and inventory obsolescence.

Revenue Recognition—The Company recognizes revenue from product sales at the time the product is shipped and title passes to the customer. The Company believes that recognizing revenue at time of shipment is appropriate because the Company’s sales policies meet the four criteria of FASB’s Staff Accounting Bulletin No. 104, which are: (i) persuasive evidence that an arrangement exists, (ii) delivery has occurred, (iii) the seller’s price to the buyer is fixed and determinable, and (iv) collectibility is reasonably assured.

Allowance for Doubtful Accounts—The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The estimate is based on management’s assessment of the collectibility of specific customer accounts and includes consideration for credit worthiness and financial condition of those specific customers. We also will review historical experience with the customer, the general economic environment and the aging of our receivables and establish a general reserve. We record an allowance to reduce the receivables to the amount that we reasonably believe to be collectible. Those estimates subject to potential change in the near term include allowances for doubtful accounts.

Inventories—Inventories are stated at the lower of cost or market, with material cost determined using an average cost method. Inventory costs for finished goods and work-in-process include direct material, direct labor, production overhead and outside services. Production overhead, including indirect labor, is allocated to finished goods and work-in-progress based on material consumption which is an estimate that could be subject to change in the near term as additional information is obtained and as our operating environment changes.

Contingencies—In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 5, “Accounting for Contingencies,” we record an estimated loss from a loss contingency when information indicates that it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. Contingencies are often resolved over long time periods, are based on unique facts and circumstances, and are inherently uncertain. We regularly evaluate current information available to us to determine whether such accruals should be adjusted or other disclosures related to contingencies are required.

Stock-Based Compensation—In December 2004, the Financial Accounting Standards Board issued SFAS No. 123(R) which requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in the Company’s consolidated financial statements. We have adopted this standard effective January 1, 2006 and applied the modified prospective transition method as of that date. The calculation of fair value of stock option awards requires various estimates and the use of an option pricing model. The Company uses the Black-Scholes method of calculation the fair value of its stock options and warrants.

RESULTS OF OPERATIONS—Year ended December 31, 2006 compared to year ended December 31, 2005

SALES

Total sales for the year ended December 31, 2006 were $8,378,905, a decrease of 0.4% as compared to $8,416,610 for the year ended December 31, 2005.

The zone cabling division sales for the year ended December 31, 2006 were $2,796,181, or 33.4% of net sales, a decrease of $297,161 as compared to net sales of $3,093,342, or 36.8% of net sales, for the year ended December 31, 2005. CPI purchased products representing approximately $1,844,031 or 22.0% and $1,812,875 or 21.5% of total sales for the years ended December 31, 2006 and 2005, respectively. These sales represent 66.0% and 58.6% of the zone cabling division’s sales for the years ended December 31, 2006 and 2005, respectively.

The formed metals division sales for the year ended December 31, 2006 were $5,582,724, or 66.6% of net sales, an increase of $259,456 as compared to net sales of $5,323,268, or 63.2% of net sales, for the year ended December 31, 2005. Omega experienced increased sales with several long-term customers while successfully attracting additional new business.

We have always acknowledged that our zone cabling and wireless products have a longer sales cycle that depends on our products being incorporated into larger projects and, therefore, quarterly sales of these products are not consistent. We anticipate that sales will continue to reflect positive results from the relationships that our sales efforts have nurtured with the OEMs and the relationships that the CPI sales force has developed for these products.

We began increasing sales prices on the Omega Metals products during the latter part of 2005. We continue to refine our customer base and product selection, focusing on those products and customers best able to position us to improve our profit margin. The zone cabling division, which operates under contracts ranging from one year to three years with OEMs, has not only been successful in extending the initial contracts with certain OEMs but has also succeeded in negotiating and implementing increased sales prices.

Pricing for our OEM relationships is reviewed and updated annually to take into account such changes as market demand and economic factors affecting costs. Omega Metals is not limited to annual pricing reviews and revises its pricing accordingly.

	2006	% Sales	2005	% Sales
Formed metal	$5,582,724	66.6%	$5,323,268	63.2%
Zone cabling	2,796,181	33.4%	3,093,342	36.8%

Total	$8,378,905	100.0%	$8,416,610	100.0%

COSTS AND EXPENSES

Cost of sales represents expenses incurred by the Company to have its products manufactured, assembled and delivered. Costs of $6,411,082 represent 76.5% of sales for the year ended December 31, 2006, a 4.1% improvement as a percent of sales, as compared to costs of $6,782,026, which represent 80.6% of sales for the year ended December 31, 2005.

Material expense of $2,249,187 represents 26.8% of sales for the year ended December 31, 2006, a 0.3% increase as a percent of sales, as compared to expense of $2,233,895, which represents 26.5% of sales for the year ended December 31, 2005.

Labor and related expense of $2,230,489 represents 26.6% of sales for the year ended December 31, 2006, a 5.9% decrease as a percent of sales, as compared to expense of $2,737,740, which represents 32.5% of sales for the year ended December 31, 2005.

During the latter months of 2005 and continuing through 2006, a variety of changes, which have had positive effects to varying extents on the profit margins of the two divisions, were initiated throughout the production cycle, the results of which are becoming evident with an improving gross profit margin:

•	we negotiated two price increases with CPI; one which became effective January 1, 2006 and the second which became effective July 1, 2006;

•	new pricing procedures were implemented for the formed metal products which enabled an improved and more timely absorption of changes in metal prices, energy and transportation costs;

•

standard costs and margins were analyzed by both customer and product which resulted in an improved and more timely ability to identify and reduce production of lower-margin products, thus allowing us to focus on the higher-margin products;

•

the Company continues to move toward its goal of lean manufacturing by implementing process changes which have reduced variable costs, improved the production flow, and reduced the length of time to produce a product, thereby enabling more orders to be completed and shipped;

•	we are becoming more efficient with both labor and material costs as we become more skilled with the engineering and utilization of our state-of-the-art laser-cutter and the robotic welder; and,

•	improvements in quality control processes have reduced the quantity and cost of rework.

Margins will be affected quarter to quarter, perhaps significantly, by price adjustments, cost of sales, inventory obsolescence, the introduction of new products and the sales mix between the two divisions.

Other manufacturing expenses of $1,853,906 represent 22.2% of sales for the year ended December 31, 2006, a 0.6% increase as a percent of sales, as compared to expenses of $1,810,389, which represent 21.6% as a percent of sales for the year ended December 31, 2005.

The inventory allowance expense of $77,500 and $12,500 for the years ended December 31, 2006 and 2005, respectively, represents increases of 0.9% and 0.1%, respectively, as a percentage of sales for 2006 and 2005, respectively. The allowance reserve is calculated using an estimated obsolescence percentage applied to the inventory based on age, sales history, sales projections and the potential to re-engineer a slow-moving item into a more marketable product.

The following table summarizes the primary components of cost of sales for the year ended December 31 2006 and 2005:

	2006	% Sales	2005	% Sales	% Change
Materials	$2,249,187	26.8%	$2,221,395	26.4%	0.4%
Labor and related costs	2,230,489	26.6%	2,737,740	32.5%	-5.9%
Other manufacturing costs:
Contracted services	248,294	3.0%	203,697	2.4%	0.6%
Supplies/small tools	262,394	3.1%	299,861	3.6%	-0.5%
Utilities	377,649	4.5%	343,263	4.1%	0.4%
Shipping	232,071	2.8%	247,453	2.9%	-0.1%
Site expenses/depreciation	733,498	8.8%	716,117	8.6%	0.2%
Inventory allowance	77,500	0.9%	12,500	0.1%	0.8%
Total Cost of Sales	$6,411,082	76.5%	$6,782,026	80.6%	-4.1%
Gross Margin	$1,967,823	23.5%	$1,634,584	19.4%	4.1%

Selling, general and administrative costs of $870,511 represent 10.4% of sales for the year ended December 31, 2006 as compared to $810,298, which represents 9.6% of sales for the year ended December 31, 2005. The $60,000 increase in expense is due to:

•	an increase in bad debt expense of approximately $89,000,

•	an increase in legal fees of approximately $81,000,

•	expenses of approximately $49,000 related to the proposed merger with M&I Electric, Inc. and

•	a $6,000 increase in office expenses.

These increases are offset by:

•	a decrease of approximately $126,000 in commission sales expense,

•	a decrease in accounting services of approximately $26,000,

•	a decrease in consulting fees of approximately $9,000 and,

•	a decrease in dues and subscription fees of approximately $4,000.

Compensation and related benefits costs of $1,166,259 represent 13.9% of sales for the year December 31, 2006 as compared to costs of $1,022,103, which represent 12.1% of sales for the year ended December 31, 2005. The increase of approximately $144,000 is due to a payment to an officer of $40,000 for vacation compensation, an increase of approximately $32,000 in salaries and wages expense and an increase of vacation expense of approximately $14,000. Additionally, approximately $58,000 of engineering services which were allocated to cost of sales during 2005 were allocated to administrative compensation during 2006.

Stock-based compensation costs of $12,582 represent 0.2% of sales for the year ended December 31, 2006 as compared to $67,760 which represent 0.8% of sales for the year ended December 31, 2005. Of the 381,666 options exercised, all of which had a strike price of $1.00, 130,000 options were exercised for 130,000 shares of common stock via a cash payment. The remaining 251,666 options were exercised via “cashless” exercises for which 12,582 shares were issued which resulted in an expense of $12,582.

Costs and Expenses:	2006	% Sales	2005	% Sales	% Change
Cost of sales	$6,411,082	76.5%	$6,782,026	80.6%	-4.1%
Selling, general and administrative	870,511	10.4%	810,298	9.6%	0.8%
Compensation and related benefits	1,166,259	13.9%	1,022,103	12.1%	1.8%
Stock-based compensation	12,582	0.2%	67,760	0.8%	-0.7%

	$8,460,434	101.0%	$8,682,187	103.2%	-2.2%

The loss from operations of $81,529 represents an improvement of approximately $184,000 for the year ended December 31, 2006 as compared to a loss of $265,577 for the year ended December 31, 2005. This improvement is primarily the result of a decrease in cost of sales of 4.1%, approximately $371,000, as compared to the year ended December 31, 2005. Additionally, we recognized a decrease of approximately $55,000 related to stock-based compensation and stock-based payment for services. Offsetting these cost reductions are increases in compensation and related benefits costs of approximately $144,000 and increases in selling, general and administrative costs of approximately $60,000. These factors, in conjunction with a positive net effect of approximately $57,000 for other income and expenses, culminate in a net loss of approximately $25,000 for 2006, which is an improvement of approximately $171,000 as compared to a loss of approximately $196,000 for 2005.

	2006	% Sales	2005	% Sales	% Change
Loss Before Other Income/Expense	$(81,529)	-1.0%	$(265,577)	-3.2%	-2.2%
Net Loss	$(24,806)	-0.3%	$(196,072)	-2.3%	-2.0%

LIQUIDITY AND CAPITAL RESOURCES

Our operating activities provided cash of $107,841 during the year ended December 31, 2006 compared to $74,795 for the year ended December 31, 2005. Net cash consumed by operating activities consisted of net losses and a decrease in accounts payable and accrued expenses. The cash decrease is offset by increases in depreciation, amortization, options and stock issued as compensation, allowances for obsolete inventory, accounts receivable, inventories and prepaid expenses and other current assets.

Net cash used by investing activities for the year ended December 31, 2006 was $98,087 as compared to a utilization of $513,524 for the year ended December 31, 2005.

Net cash provided by financing activities was $130,000 for the year ended December 31, 2006 compared to a provision of $92,660 for the year ended December 31, 2005. Cash provided during 2006 was the result of the exercise of stock options on June 30, 2006. There were 130,000 options exercised with a $130,000 cash payment.

Our operating and capital requirements in connection with operations have been and will continue to be significant. Based on our current plans, we anticipate that sales earned from product sales will be the primary source of funds for operating activities. In addition to existing cash and cash equivalents, we may rely on bank borrowing or sales of securities to meet the basic capital and liquidity needs for the next twelve months. Additional capital may be sought to fund the expansion of our product line and marketing efforts, which may also include bank borrowing, a private placement of securities or the potential exercise of existing options. However, we have no agreements for funding at this time and there can be no assurance that funding will be available if we require it.

ADDITIONAL INFORMATION ABOUT AMERICAN ACCESS TECHNOLOGIES, INC.

EXECUTIVE COMPENSATION

The following table presents compensation information for the year ended December 31, 2006 for the persons who served as our principal executive officer and each of our two other most highly compensated executive officers whose aggregate salary and bonus was more than $100,000 in such year. No bonus payments were made for 2006. No expense was recognized for financial reporting purposes for stock option awards in 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Options Awards	All Other Compensation (1)	Total
Timothy C. Adams, President/COO	2006	$115,601	—	—	—	$115,601
Erik Wiisanen, Vice President Omega Metals	2006	$125,000	—	—	$15,000	$140,000
Joseph F. McGuire, Chief Financial Officer	2006	$127,500	—	—	$40,000	$167,500
John E. Presley, President (until May 5, 2006)	2006	$79,422	—	—	$15,000	$94,422

(1)	The amounts in this column represent payments made in 2006 for unused vacation days for periods prior to January 1, 2006.

During 2006, options to acquire 400,000 shares held by Mr. Presley were terminated prior to the original expiration date due to his termination of employment.

EXECUTIVE EMPLOYMENT CONTRACTS

On September 1, 2006 we entered into a two-year employment agreement with Timothy C. Adams, President and Chief Operating Officer. The agreement provides a minimum base salary of $150,000 per year, participation in our other employee benefit plans and participation in any management performance bonus plan, which may be established. If Mr. Adams’ employment is terminated without cause or due to his disability or death, or Mr. Adams terminates his employment with us due to a change in his status or position or diminution of his duties, or a reduction in his salary (other than in connection with a company-wide salary reduction applicable to similarly-situated executives), failure to increase his salary consistent with his performance review within 12 months since his previous salary increase (except if there are no salary increases for management personnel on a company-wide basis), our failure to agree to renew his employment agreement at least two months prior to the end of the then current term, Mr. Adams is entitled to a severance benefit equal to his base salary, the cost of continuation coverage under our health insurance plan and the cost of our contribution to benefit plans for a six month period following the date of termination. In the event Mr. Adams terminates his employment after there is a change of control of the Company, including a sale of substantially all its assets, a merger or similar reorganization or a liquidation or dissolution, he will also be entitled to the foregoing severance benefit if there is any increase in his duties inconsistent with his position, any reduction in his salary, a failure to increase his salary consistent with his performance review within 12 months since his previous salary increase or his most recent performance review, failure to continue any benefit plan, bonus plan stock option plan or deferred compensation plan unless a new plan is provided with equal or greater value, failure to agree to renew his employment agreement at least six months prior to the end of the then current term or failure or a successor of the company to affirm his employment agreement and the obligation therein.

On November 27, 2006 we entered into a two-year employment agreement with Erik Wiisanen, Vice President Sales and Marketing of Omega Metals our formed metal division. Mr. Wiisanen had been employed in such position without a written agreement. The agreement provides a minimum base salary of $125,000 per year, participation in our other employee benefit plans and participation in any management performance bonus plan, which may be established. If Mr. Wiisanen’s employment is terminated without cause or due to his disability or death, or Mr. Wiisanen terminates his employment with us due to a change in his status or position or diminution of his duties, or a reduction in his salary (other than in connection with a company-wide salary reduction applicable to similarly-situated executives), failure to increase his salary consistent with his performance review within 12 months since his previous salary increase (except if there are no salary increases for management personnel on a company-wide basis), our failure to agree to renew his employment agreement at least two months prior to the end of the then current term, Mr. Wiisanen is entitled to a severance benefit equal to his base salary, the cost of continuation coverage under our health insurance plan and the cost of our contribution to benefit plans for a three month period following the date of termination. In the event Mr. Wiisanen terminates his employment after there is a change of control of the Company, including a sale of substantially all its assets, a merger or similar reorganization or a liquidation or dissolution, he will also be entitled to the foregoing severance benefit if there is any increase in his duties inconsistent with his position, any reduction in his salary, a failure to increase his salary consistent with his performance review within 12 months since his previous salary increase or his most recent performance review, failure to continue any benefit plan, bonus plan stock option plan or deferred compensation plan unless a new plan is provided with equal or greater value, failure to agree to renew his employment agreement at least six months prior to the end of the then current term or failure or a successor of the company to affirm his employment agreement and the obligation therein.

Mr. McGuire is an “at will” employee with a current base annual salary of $127,500. He is eligible to receive employee benefits generally available to all employees of the Company and to receive bonus payments if granted by the Compensation Committee.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table presents the outstanding equity awards held as of December 31, 2006 by each named executive officer. All such awards were stock options.

Number of Securities Underlying Unexercised Options
Name	Exercisable		Unexercisable	Option Exercise Price	Option Expiration Date
Timothy C. Adams	43,500 75,000	(1) (2)	— —	$1.96 $2.11	08/24/10 01/21/10

Erik Wiisanen	100,000 55,000 100,000 80,000 100,000 30,000 100,000 55,000 300,000	(3) (4) (5) (6) (7) (8) (9) (10) (11)	— — — — — — — —	$1.96 $1.96 $1.53 $1.53 $1.13 $1.13 $ .78 $ .78 $1.00	08/24/10 08/01/10 07/26/09 07/26/09 12/22/08 12/22/08 07/01/07 07/01/07 05/02/07

Joseph F. McGuire	100,000 55,000 100,000 90,000 100,000 30,000 100,000 60,000 50,000	(12) (13) (14) (15) (16) (17) (18) (19) (20)	— — — — — — — —	$1.96 $1.96 $1.53 $1.53 $1.13 $1.13 $ .78 $ .78 $1.00	08/24/10 08/01/10 07/26/09 07/26/09 12/22/08 12/22/08 07/01/07 07/01/07 05/02/07

Number of Securities Underlying Unexercised Options
Name	Exercisable		Unexercisable	Option Exercise Price	Option Expiration Date
John E. Presley	55,000 90,000 30,000 60,000 300,000	(21) (22) (23) (24) (25)	— — — — —	$1.96 $1.53 $1.13 $ .78 $1.00	08/01/10 07/26/09 12/22/08 07/01/07 05/02/07

The vesting dates of the foregoing options are as follows: (1) August 24, 2005 (2) January 21, 2005 (3) August 24, 2005 (4) August 1, 2005 (5) July 26, 2004 (6) July 26, 2004 (7) December 22, 2003 (8) December 22, 2003 (9) July 1, 2002 (10) July 1, 2002 (11) May 2, 2002 (12) August 24, 2005 (13) August 1, 2005 (14) July 26, 2004 (15) July 26, 2004 (16) December 22, 2003 (17) December 22, 2003 (18) July 1, 2002 (19) July 1, 2002 (20) May 2, 2002 (21) August 1, 2005 (22) July 26, 2004 (23) December 22, 2003 (24) July 1, 2002 (25) May 2, 2002.

DIRECTOR COMPENSATION

Our non-employee directors are paid $500 for each board and committee meeting attended in person and $250 for attendance at a meeting by telephone. We reimburse our directors for reasonable travel and lodging expenses incurred in attending meetings.

On July 23, 2004, our stockholders approved the 2004 Director Stock Option Plan. The plan provides for the automatic grant of options to acquire 50,000 shares of our common stock to each of our directors (including directors who are employees) on the first Monday following each annual meeting of stockholders. Each chairman of a committee of the Board of Directors is also entitled to an additional 10,000 stock options and each member of a committee is entitled to an additional 5,000 stock options. All options granted under the Director Plan are required to be issued at 100% of the fair market value on the Company’s common stock on the date of grant unless the Compensation Committee requires a higher price at the time of grant or such higher price is required under another provision of the Director Plan. Directors appointed other than at an annual meeting of stockholders are entitled to receive a pro-rata grant of options based on the date of appointment.

The board reduced the number of options that would be granted to each director on January 1, 2007, following our December 28, 2006 annual meeting of stockholders to 19,200 director stock options. On January 15, 2007, the board approved a director fee of $7,800 to be paid to the directors elected at the December meeting.

In December 2006, the board modified the early termination provisions of outstanding stock options issued under the director stock option plan for those stock options with exercise prices equal or greater to the fair market value of our stock on the date of the modification. As originally issued, the options could only be exercised for three months after a holder ceased to be a director except for reasons of death or disability. The modification allows the options to be exercised until the original option termination date if the holder’s termination as a director is in connection with, related to, effective as of, subject to, or occurs after a merger, reorganization, business combination, tender offer or similar transaction, or series of related transactions, which results in 50% or more of the voting securities of company being issued or transferred in connection with such a transaction, in which case the option may not be exercised later than the expiration date of the option. We calculated the compensation cost due to the modification of the stock options in accordance with FASB 123R by comparing the fair value of the modified options immediately before the modification and immediately after the modification and determined that the modification did not affect the fair value of the options. Accordingly, no compensation cost was incurred in connection with the modification.

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a non-employee director during the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Non-equity Incentive Plan Compensation	All Other Compensation (1)	Total
Howard W. Kelley	$2,000	—	—	—	$2,000
Lamar Nash	$1,750	—	—	—	$1,750
Kenneth M. Cornell	$2,000	—	—	—	$2,000
Clark Schaffer	$1,750	—	—	—	$1,750

(1)	The 19,200 options awarded to each of the directors elected at the 2006 annual meeting of stockholders have a grant date of January 1, 2007, which is the first Monday following the date of the annual meeting. As of December 31, 2006 the outside directors held stock options to purchase shares of common stock as follows: Howard W. Kelley—80,500, Lamar Nash—245,000, Kenneth M. Cornell—150,000 and Clark Schaffer—50,000.

Director Independence

The board has determined that directors Ken Cornell, Lamar Nash, Howard W. Kelley and Clark Schaffer are independent within the NASDAQ Stock Market’s director independence standards.

Audit Committee Financial Expert

The board has determined that director Ken Cornell is an audit committee financial expert as defined by Item 401(e)(2) of Regulation S-B of the Securities exchange Act of 1934.

Code of Ethics

American Access has adopted a code of business conduct and ethics for its directors, officers and employees. Such code is filed as Exhibit 14 to our annual report on Form 10-KSB filed March 21, 2004 and is available to stockholders at no charge from: Joseph F. McGuire, Chief Financial Officer, 6670 Spring Lake Road, Keystone Heights, FL 32656.

Audit Committee Approval of Auditor

After careful review, the audit committee accepted the Tedder, James and Worden and Associates, PA proposal for the 2006 audit and elected to retain their services.

Information about the Nominating Process

Our board of directors has a Corporate Governance and Nominating Committee that undertakes the activities of identifying, evaluating and recommending nominees to serve as Directors. The members of the Corporate Governance and Nominating Committee are Lamar Nash, Kenneth M. Cornell and Howard W. Kelley (Chairman). Our board of directors determined that Messrs. Nash, Cornell and Kelley are considered independent as defined in the listing standards of the NASDAQ Stock Market.

Nomination of Director Candidates by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider nominations of candidates for membership on the board of directors that are submitted by stockholders. Any such recommendations should include nominee’s name and qualifications for board membership and a consent signed by such candidate to serve as a director if elected should be directed to Mr. Howard W. Kelley, Chairman and

Director, American Access Technologies, Inc., 6670 Spring Lake Road, Keystone Heights, Florida 32656. In addition, stockholders may nominate candidates for election as directors at any annual meeting by attending the meeting and offering the candidates into nomination at the time of the election of directors at the meeting.

Director Qualifications

The Corporate Governance and Nominating Committee has not established any minimum qualifications for nomination as a Director of American Access but has identified the following qualities and skills necessary for its directors to possess:

•	Integrity

•	Ability to objectively analyze complex business problems and develop creative solutions

•	Pertinent expertise, experience and achievement in education, career and community

•	Familiarity with issues affecting our business

•	Availability to fulfill time commitment

•	Ability to work well with other directors

•	Commitment to enhancing stockholder value

Identifying and Evaluating Nominees for Directors

Candidates for director may come from a number of sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders. Director candidates are evaluated to determine whether they have the qualities and skills set forth above. Such evaluation may be by personal interview, background investigation and other appropriate means.

Director Attendance at the Annual Meeting

It is our policy to require all of its directors to attend the Annual Meeting of Stockholders. All of our incumbent directors except John Presley attended the 2006 Annual Meeting.

Stockholder Communications with the board

Stockholders may communicate with the board in writing by addressing mail to “board of directors” c/o Joseph F. McGuire, Chief Financial Officer, American Access Technologies, Inc., 6670 Spring Lake Road, Keystone Heights, Florida 32656. Any such communication will be distributed to each of our Directors. A communication addressed to any individual Director at the same address will be distributed only to that Director.

Board Committees

The board of directors of American Access has a standing Audit Committee and a Corporate Governance and Nominating Committee. The entire board sits as the Compensation Committee.

Audit Committee

The board adopted its current Audit Committee Charter on May 27, 2004. The principal functions of the Audit Committee are to review and monitor our financial reporting and the internal and external audits. The committee’s functions include, among other things: (i) to select and replace our independent auditors; (ii) to review and approve in advance the scope and the fees of our annual audit and the scope and fees of non-audit services of the independent auditors; (iii) to receive and consider a report from the independent auditors concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection, and (iv) to review compliance with and the adequacy of our major accounting and financial reporting policies and controls. The Audit Committee met four times during the fiscal year ended December 31, 2006. Messrs. Cornell (Chairman), Nash, and McGuire were members of the Audit Committee until May 2005. In May 2005, Howard W. Kelley replaced Mr. McGuire on this Committee. In April 2006, Clark Schaffer was elected to this Committee. The board has determined that Messrs. Cornell, Nash, Kelley and Schaffer are “independent” as defined in the listing standards of the NASDAQ Stock Market and that Mr. Cornell qualifies as an “audit committee financial expert” as defined in the regulations of the Securities and Exchange Commission.

Compensation Committee

The entire board of directors sits as the Compensation Committee. The primary functions of the Compensation Committee are to review and approve the compensation of the Chief Executive Officer and the other executive officers of American Access, to review and approve the terms of any employment contracts with executive officers and to produce an annual report for inclusion in our proxy statement. The Compensation Committee also administers and interprets our stock options plans and grants all awards under the employees stock option plan. The compensation of the Chief Executive Officer and the other executive officers must be recommended to the board by a majority of the independent directors.

Corporate Governance and Nominating Committee

Clark Schaffer (Chairman), Howard W. Kelley, Lamar Nash and Kenneth M. Cornell constitute the Corporate Governance and Nominating Committee. The board has determined that the members of the committee are “independent” as defined in the listing standards of the NASDAQ Stock Market. The primary functions of the Corporate Governance and Nominating Committee are to identify, evaluate and recommend nominees to serve as directors and review corporate governance principles and practices and respond to regulatory initiatives and requirements. The Corporate Governance and Nominating Committee met twice in the fiscal year ended December 31, 2006. A copy of the Corporate Governance and Nominating Committee charter is available at http://www.aatk.com.

Attendance at Meetings

During the fiscal year ended December 31, 2006, the board of directors held four meetings and passed several resolutions by written consent. No member of the board of directors attended fewer than 75% of the meetings of the board except John Presley, who did not attend the May 5, 2006 and October 27, 2006 board of directors meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of American Access. Officers, directors and greater-than 10% stockholders are required by the Commission’s regulations to furnish American Access with copies of all Section 16(a) forms they file. Based solely on its review of Forms 3, 4 and 5 received by American Access, or written representations from certain reporting persons, American Access believes, during the fiscal year ended December 31, 2006, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to officers, directors and 10% stockholders were satisfied.

Certain Relationships and Related Transactions

All related party transactions are required to be reviewed and approved by an independent body of the board of directors composed solely of independent directors as defined in NASDAQ Rule 4350(d)(2)(A).

Change of Independent Auditor

On December 8, 2005, the Audit Committee dismissed Rachlin Cohen & Holtz LLP (“Rachlin”) as our independent registered public accounting firm.

The reports of Rachlin on the financial statements of the Company as of and for the years ended December 31, 2004 and December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle; except that their reports on the Company’s financial statements as of and for each of the years ended December 31, 2004 and 2003 were modified to include an emphasis paragraph that notes that the Company is subject to certain risks and other matters.

During the fiscal years ended December 31, 2004 and 2003 and through December 8, 2005, there were no disagreements with Rachlin on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rachlin, would have caused Rachlin to make reference thereto in its report on the Company’s financial statements for such years.

As described under Item 3 of our Form 10-QSB for the quarter ended September 30, 2005 (filed on November 15, 2005), Item 3 of the our Form 10-QSB for the quarter ended June 30, 2005 (filed on August 15, 2005) and Item 8A of our Form 10-KSB/A for the year ended December 31, 2004 (filed on August 15, 2005), Rachlin advised the Company and the Company disclosed that it had a material weakness resulting from a deficiency in internal controls over the valuation and reporting of inventory, which resulted in a restatement of our December 31, 2004 financial statements.

A letter from Rachlin to the SEC indicating its agreement with the above disclosures has been filed as Exhibit 16.1 to our current report on Form 8-K filed on December 14, 2005.

We engaged Tedder, James, Worden & Associates, P.A. on December 14, 2005 as our new independent registered public accounting firm for its fiscal year ended December 31, 2005. During the two most recent fiscal years and the subsequent interim period to December 14, 2005, we did not consult with Tedder, James, Worden & Associates, P.A. regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

WHERE YOU CAN FIND MORE INFORMATION

Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. Our Commission file number is 000-24575. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference rooms located at 100 F Street, N.E., Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. In addition, through our website, www.aatk.com, you can access electronic copies of documents we file with the Securities and Exchange Commission, including our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this proxy statement. Access to those electronic filings is available as soon as practical after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, at no cost by writing Joseph F. McGuire, Chief Financial Officer, at 6670 Spring Lake Road, Keystone Heights, Florida 32656.

OTHER MATTERS

Our board of directors knows of no other business matters to be acted upon at the Special Meeting other than those referred to in this proxy statement. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the board may recommend.

Index to Financial Statements

Annex A—Agreement and Plan of Merger and Amendment to Agreement and Plan of Merger

Annex B—Opinion of Financial Advisor

Index to Financial Statements

M & I Electric Industries, Inc. and Subsidiary

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Stockholders of

    M & I Electric Industries, Inc. and Subsidiary:

We have audited the consolidated balance sheets of M & I Electric Industries, Inc. and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of M & I Electric Industries, Inc. and Subsidiary as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Tedder, James, Worden & Associates, P.A.

Orlando, Florida

March 9, 2007

M & I ELECTRIC INDUSTRIES, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2006 and 2005

	2006	2005
Assets
Current assets:
Cash and cash equivalents	$2,031,114	1,079,260
Accounts receivable—trade, net of allowance for doubtful accounts of $279,899 and $241,375, respectively	9,063,523	7,035,893
Accounts receivable—other	142,838	924,419
Income taxes receivable	597	—
Inventories	2,369,458	1,747,092
Costs and estimated earnings in excess of billings on uncompleted contracts	3,599,296	2,827,158
Prepaid expenses and other current assets	266,816	369,570
Advances to employees	42,225	48,596
Deferred income taxes	331,698	245,935

Total current assets	17,847,565	14,277,923
Property, plant and equipment, net	2,502,937	1,670,220
Marketable securities	736,943	940,607
Other assets, net	12,173	18,884
Advances to and investment in joint ventures	1,632,824	448,236
Deferred merger costs	423,994	—

Total assets	$23,156,436	17,355,870

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,993,281	3,238,410
Accrued payroll and benefits	964,332	707,987
Other accrued expenses	549,967	419,695
Billings in excess of costs and estimated earnings on uncompleted contracts	2,559,319	797,130
Income taxes payable	662,301	341,311

Total current liabilities	8,729,200	5,504,533
Notes payable to stockholders	500,000	500,000
Deferred income taxes	226,565	105,915

Total liabilities	9,455,765	6,110,448
Commitments and contingencies
Stockholders’ equity:
Series A common stock; $1.00 par value, 999,000 shares authorized, 266,858 shares issued, 248,610 and 246,307 shares outstanding at 2006 and 2005, respectively.	266,858	266,858
Series B common stock; $1.00 par value, 1,000 shares authorized, 250 shares issued and outstanding	250	250
Additional paid-in capital	652,502	615,895
Accumulated other comprehensive income	383,694	408,914
Retained earnings	13,149,148	10,710,826

	14,452,452	12,002,743
Less: treasury stock, 18,248 and 20,551 shares of Series A, at cost, respectively	751,781	757,321

Total stockholders’ equity	13,700,671	11,245,422

Total liabilities and stockholders’ equity	$23,156,436	17,355,870

See the accompanying notes to consolidated financial statements.

M & I ELECTRIC INDUSTRIES, INC. AND SUBSIDIARY

Consolidated Statements of Income

For the years ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Net sales	$45,418,712	34,944,618	24,361,632
Cost of sales	38,067,720	29,486,359	21,543,055

Gross profit	7,350,992	5,458,259	2,818,577
Operating expenses:
General and administrative	3,039,628	2,598,319	1,586,615
Selling	1,063,775	968,509	1,104,252

Total operating expenses	4,103,403	3,566,828	2,690,867

Income from operations	3,247,589	1,891,431	127,710
Other income (expense):
Equity in income of joint ventures	184,588	73,500	35,328
Gain on sale of marketable securities	428,286	116,036	—
Interest expense	(45,655)	(35,934)	(26,590)
Other, net	65,167	26,674	(79,667)

Total other income (expense)	632,386	180,276	(70,929)

Income before income tax expense	3,879,975	2,071,707	56,781
Income tax expense	1,441,653	723,197	56,276

Net income	$2,438,322	1,348,510	505

See the accompanying notes to consolidated financial statements.

M & I ELECTRIC INDUSTRIES, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

For the years ended December 31, 2006, 2005, and 2004

	Series A common stock amount	Series B common stock amount	Additional paid-in capital	Accumulated other comprehensive income	Retained earnings	Treasury stock		Total stockholders' equity
						Shares outstanding	Amount
Balance, December 31, 2003	$266,858	250	596,987	800,578	9,607,624	18,105	(638,676)	10,633,621
Purchase of treasury stock	—	—	—	—	—	3,795	(155,075)	(155,075)
Sale of treasury stock	—	—	1,821	—	—	(170)	5,094	6,915
Comprehensive loss:
Net income	—	—	—	—	505	—	—	505
Unrealized loss on investments	—	—	—	(381,881)	—	—	—	(381,881)

Total comprehensive loss								(381,376)

Balance, December 31, 2004	266,858	250	598,808	418,697	9,608,129	21,730	(788,657)	10,104,085
Purchase of treasury stock	—	—	—	—	—	499	(21,353)	(21,353)
Sale of treasury stock	—	—	17,087	—	—	(1,678)	52,689	69,776
Dividends paid	—	—	—	—	(245,813)	—	—	(245,813)
Comprehensive loss:
Net income	—	—	—	—	1,348,510	—	—	1,348,510
Net unrealized losses on securities	—	—	—	(9,783)	—	—	—	(9,783)

Total comprehensive loss								1,338,727

Balance, December 31, 2005	266,858	250	615,895	408,914	10,710,826	20,551	(757,321)	11,245,422
Purchase of treasury stock	—	—	—	—	—	5,013	(246,522)	(246,522)
Sale of treasury stock	—	—	36,607	—	—	(7,316)	252,062	288,669
Comprehensive income:
Net income	—	—	—	—	2,438,322	—	—	2,438,322
Net unrealized losses on securities	—	—	—	(25,220)	—	—	—	(25,220)

Total comprehensive income								2,413,102

Balance, December 31, 2006	$266,858	250	652,502	383,694	13,149,148	18,248	(751,781)	13,700,671

	2006	2005	2004
Disclosure of reclassification amount:
Unrealized holding gains (losses) arising during the period	$403,066	106,253	(381,881)
Less: reclassification adjustment for realized gains included in net income	428,286	116,036	—

Net unrealized (losses) gains on securities	$(25,220)	(9,783)	(381,881)

See the accompanying notes to consolidated financial statements.

M & I ELECTRIC INDUSTRIES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

For the years ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Cash flows from operating activities:
Net income	$2,438,322	1,348,510	505
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provisions for bad debt	38,524	189,361	(6,129)
Depreciation and amortization	517,896	490,512	441,463
Gain on sale of property and equipment	(6,769)	(3,750)	(4,400)
Gain on sale of marketable securities	(428,286)	(116,036)	—
Equity income from joint venture	(184,588)	(73,500)	(35,328)
Loss on hurricane damage	—	12,025	—
Deferred income tax (benefit) expense	49,265	(157,345)	49,598
Change in operating assets and liabilities:
Accounts receivable (including other)	(2,088,404)	(2,063,038)	(272,324)
Income taxes receivable/payable	320,393	524,116	(136,740)
Inventories	(622,366)	(1,027,631)	(230,217)
Costs and estimated earnings in excess of billings on uncompleted contracts	(772,138)	(911,306)	41,461
Prepaid expenses and other assets	105,136	(4,253)	(23,563)
Advances to employees	6,371	(26,131)	(12,730)
Accounts payable	754,871	1,029,070	612,426
Accrued payroll and benefits	256,345	285,666	(330,505)
Other accrued expenses	(36,580)	(93,726)	78,046
Billings in excess of costs and estimated earnings on uncompleted contracts	1,762,189	605,090	(222,053)

Net cash provided by (used in) operating activities	2,110,181	7,634	(50,490)

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,346,765)	(601,243)	(461,645)
Proceeds from disposal of property, plant and equipment	7,250	28,394	4,400
Proceeds from insurance settlement	803,831	335,935	—
Proceeds from sale of marketable securities	592,352	164,222	—
Advances to and investments in joint ventures	(1,000,000)	118,647	—
Deferred merger costs	(257,142)	—	—

Net cash provided by (used in) investing activities	(1,200,474)	45,955	(457,245)

Cash flows from financing activities:
Dividends paid	—	(245,813)	—
Proceeds from sale of treasury stock	288,669	69,776	6,915
Purchase of treasury stock	(246,522)	(21,353)	(155,075)

Net cash provided by (used in) financing activities	42,147	(197,390)	(148,160)

Net increase (decrease) in cash and cash equivalents	951,854	(143,801)	(655,895)
Cash and cash equivalents, beginning of year	1,079,260	1,223,061	1,878,956

Cash and cash equivalents, end of year	$2,031,114	1,079,260	1,223,061

Supplemental disclosures of cash flow information:
Interest paid	$44,491	34,239	25,847

Income taxes paid	$810,626	403,637	335,399

Supplemental disclosures of non-cash activities:
Accrued merger costs	$166,852	—	—

See the accompanying notes to consolidated financial statements.

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements

December 31, 2006, 2005, and 2004

(1) Organization and Nature of Business

(a) Organization and Nature of Business

M & I Electric Industries, Inc. (“M & I”) commenced operations in Texas in 1946 and is engaged in several lines of business related to the oil and gas industries of drilling, production, pipe lines and vessels and refining as well as the petrochemical and water and wastewater industries, specifically, and the industrial market in general, including designing and manufacturing electrical power distribution and control equipment and drives; providing a variety of services, including testing, design, installation, maintenance, and trouble-shooting of all types of industrial and oil-related electrical systems and drives; and selling a wide range of electrical product lines for business and industrial needs. Certain lines of business are performed under time and material contracts and firm price contracts, the length of which varies from a few days to in excess of one year.

M & I’s wholly owned subsidiary, South Coast Electric Systems, LLC, is a Delaware Limited Liability Company organized on February 20, 2003. With the exception of electrical contracting, it is engaged in the same lines of business as M & I, but it participates in different market segments.

M & I has a joint venture, M & I Electric Far East PTE Ltd. (see Note 8) which provides additional sales, manufacturing and technical support internationally. This venture is accounted for using the equity method of accounting. M & I became a party to another joint venture in 2006, BOMAY, in which it holds a 40% interest. This joint venture will provide electrical systems primarily for land and marine based drilling rigs in China (see Note 8).

(2) Summary of Significant Accounting Policies

(a) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of M & I Electric Industries, Inc. and its wholly owned subsidiary, South Coast Electric Systems, LLC (collectively referred to as the “Company”). Significant intercompany accounts and transactions are eliminated upon consolidation.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c) Reclassifications

Certain items in the 2005 and 2004 consolidated financial statements have been reclassified to conform to the 2006 presentation.

(d) Cash and Cash Equivalents

Cash equivalents consist of investments with original maturities of three months or less. Cash equivalents are stated at cost, which approximates fair value. The Company maintains cash in bank accounts that, at times,

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

exceed federally insured limits. The Company closely monitors the financial condition of these banks and has not experienced a loss associated with its accounts.

(e) Allowance for Doubtful Accounts

Earnings are charged with a provision for doubtful accounts based on periodic reviews of the collectibility of the accounts. This provision is adjusted, if appropriate based on these periodic reviews. Management believes that accounts receivable reflect the net realizable value after considering the allowance for doubtful accounts.

(f) Inventories

Inventories include raw materials and work in process. The majority of raw material inventories are valued at the lower of weighted average cost or market value. Inventory costs for work in process include direct material, direct labor and job related overhead.

(g) Property, Plant and Equipment

Property, plant and equipment is stated at cost. Expenditures for repairs and maintenance are expensed as incurred while renewals and betterments are capitalized. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets after giving effect to salvage values.

Management reviews property, plant and equipment for the possible impairment of long-lived assets, whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. If the estimated future cash flows are projected to be less than the carrying amount, an impairment write-down, representing the carrying amount of the long-lived asset which exceeds the present value of estimated expected future cash flows, would be recorded as a period expense. For the years ended December 31, 2006, 2005 and 2004, in the opinion of management there were no impairments.

(h) Marketable Securities

The Company’s marketable securities consist of equity securities, all of which are classified as available for sale. The securities are listed on the Singapore Stock Exchange and have been valued at fair value in accordance with provisions of Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Any unrealized gains or losses are accounted for as a component of stockholders’ equity and are included as accumulated other comprehensive income in the consolidated balance sheets. Unrealized losses are charged against operations when a decline in fair value is determined to be other than temporary. Any realized gains or losses on these securities are included in gain on sale of marketable securities. The amount that is reclassified from other comprehensive income is determined based upon specific identification.

(i) Income Taxes

Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be reported to the taxing authorities. Deferred tax assets are evaluated annually and a valuation allowance is provided if it is more likely than not that the deferred tax assets will not give rise to future benefits in the Company’s tax returns.

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

(j) Foreign Currency Gains and Losses

Foreign currency translations are included as a component of other comprehensive income. The Company’s marketable securities are denominated in foreign currency. In accordance with SFAS No. 52, Foreign Currency Translation, these assets are translated into U.S. dollars at exchange rates in effect at the consolidated balance sheet date. Related translation adjustments are reported as other comprehensive income, which is a separate component of stockholders’ equity.

(k) Revenue Recognition

The Company reports earnings from firm-price and modified firm price long-term contracts on the percentage-of-completion method. Prior to 2006, earnings were recorded based on the ratio of costs incurred to total estimated costs. Costs included direct material, direct labor, and job related overhead. In 2006, the Company determined that direct labor incurred provides an improved measure of percentage of completion. This change in the application of an accounting principle, did not have a material cumulative impact on the Company’s financial position or operating results. Losses expected to be incurred on contracts are charged to operations in the period such losses are determined. A contract is considered complete when all costs except insignificant items have been incurred and the customer has accepted the product or project. Changes in contract performance, contract conditions, estimated profitability, and final contract settlements may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined. Because of the inherent uncertainties in estimating profitability, it is at least reasonably possible that the Company’s estimates of costs and revenues will change in the near term.

Revenue from non-time and material jobs that will be completed within approximately one month are recognized on the completed-contract method. This method is used because these contracts are typically completed in a short period and the financial position and results of operations do not vary materially from those that would result from use of the percentage-of-completion method.

The Company records revenue from its field and technical service and repair operations on a completed service basis after customer acknowledgement that the service has been completed and accepted. In addition, the Company sells certain purchased parts and products. These revenues are recorded when the product is shipped and title passes to the customer.

The asset, “Work-in-process,” which is included in inventories, represents the cost of labor, material, and overhead in excess of amounts billed on jobs accounted for under the completed-contract method. For contracts accounted for under the percentage-of-completion method, the asset, “Costs and estimated earnings in excess of billing on uncompleted contracts,” represents revenue recognized in excess of amounts billed and the liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenue recognized.

(l) Shipping and Handling Fees and Costs

Shipping and handling fees, if billed to customers, are included in net sales. Shipping and handling costs associated with inbound freight are expensed as incurred. Shipping and handling costs associated with outbound freight are classified as cost of sales.

(m) Fair Value of Financial Instruments

Cash equivalents, accounts receivable—trade, and accounts receivable—other are financial assets with carrying values that approximate fair value. Accounts payable, accrued expense, and notes payable to stockholders are financial liabilities with carrying values that approximate fair value.

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

(n) Stock-Based Compensation

On January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), Shared-Based Payment, which requires the measurement and recognition of compensation expense for all stock-based awards made to employees based on estimated fair values. SFAS No. 123(R) supersedes previous accounting under Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and SFAS No. 123, Accounting for Stock-Based Compensation, for periods beginning in fiscal 2006.

SFAS No. 123(R) requires companies to estimate the fair value of stock-based awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest in recognized as expense over the requisite service periods. The Company adopted SFAS No. 123(R) using the modified prospective application method, which requires the application of the standard starting from January 1, 2006.

Stock-based compensation expense related to employee stock options and restricted stock grants recognized under SFAS No. 123(R) for the year ended December 31, 2006 was immaterial to the Company as a whole. As of December 31, 2006, all outstanding options had been canceled.

Prior to the adoption of SFAS No. 123(R), the Company accounted for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, as allowed under SFAS No. 123. Under the intrinsic value method, no stock-based compensation expense for employee stock options had been recognized in the Company’s consolidated statements of operations because the exercise price of the Company’s stock options granted to employees equaled the fair market value of the underlying stock at the date of grant. In accordance with the modified prospective transition method the Company used in adopting SFAS No. 123(R), the Company’s results of operations prior to 2006 have not been restated to reflect, and do not include, the impact of SFAS No. 123(R).

Stock-based compensation expense recognized during a period is based on the value of the portion of stock-based awards that is ultimately expected to vest during the period. At December 31, 2005, all outstanding options were fully vested. As stock-based compensation expense recognized for the year ended December 31, 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company used the Black-Scholes option-pricing model to determine the fair value of stock option grants made in 2006, 2005, and 2004. This option pricing model takes into account highly subjective and complex assumptions. The expected life of options granted is derived from the vesting period of the award, as well as historical exercise behavior, and represents the period of time that options granted are expected to be outstanding. The risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the approximate expected life of the option.

The following assumptions were applied in determining the pro forma compensation cost using the minimum value method:

	2006	2005	2004
Risk free interest rate	4.5%	3.30%	1.19%
Expected dividend yield	—	—	—
Expected option life	.75–1.25 years	0.75–1.25 years	1.25 years

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

The following table illustrates the pro forma net loss and net loss per share for the years ended December 31, 2005 and 2004 as if compensation expense for stock options issued and restricted stock granted to employees had been determined consistent with the fair value provisions of SFAS No. 123:

	2005	2004
Net income, as reported	$1,348,510	505
Deduct: Compensation expense determined under minimum value method for all awards	1,475	505

Pro forma net income	$1,347,035	—

(o) New Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FSAB Statement No. 109, “Accounting for Income Taxes (“FIN 48”). FIN 48 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not (i.e. a likelihood of more than fifty percent) that the position would be sustained upon examination by tax authorities. A recognized tax position is then measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The effective date for the Company is January 1, 2007. Upon adoption, the cumulative effect of applying the recognition and measurement provisions of FIN 48, if any, shall be reflected as an adjustment to the opening balance of retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its consolidated financial statements.

In September 2006, FASB Statement 157, Fair Value Measurements, (“SFAS 157”) was issued. SFAS 157 establishes a framework for measuring fair value by providing a standard definition of fair value as it applies to assets and liabilities. SFAS 157, which does not require any new fair value measurements, clarifies the application of other accounting pronouncements that require or permit fair value measurements. The effective date for the Company is January 1, 2008. The Company is currently evaluating the impact of adopting SFAS 157 on its consolidated financial statements.

(3) Accounts Receivable—Other

During the third quarter of 2005, Hurricanes Rita and Katrina passed through portions of Beaumont, Texas and Bay St. Louis, Mississippi, causing damage to the Company’s facilities and operations in those geographic regions. At December 31, 2005, approximately $804,000 is included in other receivables that are directly related to insurance claims filed with the Company’s insurance carrier. This amount was received by the Company during 2006. The following summarizes the net activity related to amounts lost or damaged during the hurricanes.

Insurance proceeds received and receivable	$1,139,766
Less reimbursement for:
Property, plant and equipment, net	(556,385)
Inventory	(274,457)
Other reimbursable items	(320,949)

$(12,025)

The net loss of $12,025 is reflected in the 2005 consolidated statements of income within other income (expense), other, net.

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

During 2006, M & I received approximately $56,000 in insurance proceeds related to wind damage occasioned by Hurricane Katrina. This amount is recorded in the 2006 consolidated statements of income within other income (expense), other, net, after deducting approximately $25,000 in additional damage costs.

(4) Inventories

Inventories consisted of the following at December 31, 2006 and 2005:

	2006	2005
Raw materials	$857,366	470,973
Work-in-process	1,512,092	1,276,119

	$2,369,458	1,747,092

(5) Marketable Securities

Marketable securities consist of the following:

	Cost	Gross unrealized gain	Gross unrealized loss	Fair market value
Available-for-sale securities:
2006 equity securities	$134,503	602,440	—	736,943

2005 equity securities	$298,569	642,038	—	940,607

The unrealized gain as recorded in accumulated other comprehensive income on the statement of stockholders’ equity is net of deferred federal income taxes of approximately $219,000, $233,000 and $239,000 at December 31, 2006, 2005 and 2004, respectively.

(6) Costs, Estimated Earnings, and Related Billings on Uncompleted Contracts

Contracts in progress at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Costs incurred on uncompleted contracts	$12,394,462	11,470,134
Estimated earnings	2,575,714	786,581

	14,970,176	12,256,715
Billings on uncompleted contracts	(13,930,199)	(10,226,687)

	$1,039,977	2,030,028

Costs, estimated earnings, and related billing on uncompleted contracts consisted of the following at December 31, 2006 and 2005:

	2006	2005
Costs and estimated earnings in excess of billings on uncompleted contracts	$3,599,296	2,827,158
Billings in excess of costs and estimated earnings on uncompleted contracts	(2,559,319)	(797,130)

	$1,039,977	2,030,028

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

(7) Property, Plant and Equipment

Property, plant and equipment consisted of the following at December 31, 2006 and 2005:

	Estimate useful lives (years)	2006	2005
Buildings and improvements	15 – 25	$1,413,605	826,663
Office equipment and furniture	2 – 7	925,748	801,365
Automobiles and trucks	2 – 5	744,809	660,774
Machinery and shop equipment	2 – 10	2,161,737	2,107,883
Land		245,021	204,267

		5,490,920	4,600,952
Less: accumulated depreciation and amortization		3,394,684	2,954,477

		2,096,236	1,646,475
Construction in progress		406,701	23,745

		$2,502,937	1,670,220

During the years ended December 31, 2006, 2005, and 2004, depreciation charged to operations amounted to $513,567, $486,083, and $439,758, respectively. Of these amounts, $359,497, $340,327, and $296,682 was charged to cost of sales while $154,070, $145,756, and $143,076 was charged to selling, general and administrative expenses for the years ended December 31, 2006, 2005, and 2004, respectively.

As disclosed in Note 3, the Company experienced losses from two gulf coast hurricanes in 2005. As of December 31, 2005, fixed assets were reduced by approximately $600,000. During 2006, repairs were completed that substantially restored this fixed asset reduction.

(8) Advances to and Investment in Joint Ventures

The Company owns 49% of M & I Electric Far East PTE Ltd. (“MIEFE”) which provides additional sales and technical support in Asia. The Company’s equity in income of the joint venture was $184,588, $73,500, and $35,328 for the years ended December 31, 2006, 2005, 2004, respectively. Sales made to the joint venture were $103,285, $1,158,235, and $337,630 for the years ended December 31, 2006, 2005, and 2004, respectively. Accounts receivable from MIEFE were $101,684, and $1,052,452 at December 31, 2006 and 2005, respectively. Sales to the joint venture are made with terms and conditions similar to those of our other customers.

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

Summary financial information of MIEFE in U.S. dollars was as follows at December 31, 2006 and 2005 in thousands:

	2006	2005
Assets:
Total current assets	$2,351	3,054
Total non-current assets	40	36

	$2,391	3,090

	2006	2005
Liabilities and equity:
Total current liabilities	$971	2,135
Total partnership equity	1,420	955

	$2,391	3,090

	2006	2005
Gross sales	$3,539	2,248

Net income	$371	150

The Company executed a joint venture agreement in which it holds a 40% interest in a Chinese company, BOMAY, that will build electrical systems for sale in China. The majority partner in this joint venture is a subsidiary of the major Chinese oil company. M & I made an investment of $1 million in 2006 and is responsible for an additional $1 million investment in 2007. The joint venture was essentially in start-up mode in 2006 and recorded sales and after-tax profits of approximately $2.2 million and $13,000, respectively. M & I has not reflected any of these results of operations in its consolidated financial statements and the effect would not have a material impact.

Summary financial information of BOMAY in U.S. dollars was as follows at December 31, 2006 in thousands:

Assets:
Total current assets	$5,499
Total non-current assets	47

$5,546

Liabilities and equity:
Total current liabilities	$2,960
Total partnership equity	2,586

$5,546

Gross sales	$2,216

Net income	$13

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

The Company’s investment in and advances to its joint ventures were as follows as of December 31, 2006, 2005, and 2004:

	2006	2005
Investment in MIEFE joint venture	$17,469	17,469
Equity in earnings of MIEFE joint venture	615,355	430,767
Investment in BOMAY joint venture	1,000,000	—

	$1,632,824	448,236

(9) Income Taxes

Significant components of the Company’s deferred federal income taxes were as follows:

	2006	2005
Deferred tax assets:
Accrued liabilities	$158,695	91,435
Provision for bad debts	101,632	87,643
Property and equipment	88,961	159,581
Long-term contracts	87,668	85,036

Net deferred tax assets	436,956	423,695
Deferred tax liabilities:
Unrealized gain on marketable securities	(218,746)	(233,124)
Equity in foreign investments	(115,337)	(50,551)

Net deferred tax liability	(334,083)	(283,675)

Net deferred assets	$102,873	140,020

Income tax expenses were as follows:

	2006	2005	2004
Current:
Federal	$1,197,338	795,072	—
State	192,791	84,814	17,893

	1,390,129	879,886	17,893
Deferred:
Federal	46,557	(146,721)	35,942
State	4,967	(9,968)	2,441

	51,524	(156,689)	38,383

	$1,441,653	723,197	56,276

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

The difference between the effective income tax rate reflected in the provision for income taxes and the amounts, which would be determined by applying the statutory income tax rate of 34%, is summarized as follows:

	2006	2005	2004
Tax at U.S. statutory rate	$1,319,191	704,380	19,305
State taxes, net of federal tax benefit	87,842	46,008	16,278
Nondeductible expense	17,667	11,504	23,362
ETI (benefit)	(43,939)	(38,695)	(2,669)
Other	60,892	—	—

	$1,441,653	723,197	56,276

(10) Revolving Credit Agreement

The Company maintains a revolving credit agreement with a bank. The borrowings are not to exceed the lower of $6,000,000 or the sum of 80% of eligible accounts receivable plus 40% of the aggregate amount of eligible inventory. As of December 31, 2006 and 2005, there were no outstanding borrowings. The agreement matures in July 2007. Borrowings under the agreement bear interest at the LIBOR rate (5.33% at December 31, 2006) plus 1.75%. The agreement is collateralized by trade accounts receivable, inventories, and work-in-process.

The terms of the note contain covenants, which provide for customary restrictions and limitations, including the maintenance of certain financial ratios. At December 31, 2006, the Company complied with these ratios. Additionally, the Company is restricted from paying dividends without prior written consent of the bank. During 2005, the Company paid dividends without prior approval from the bank.

(11) Notes Payable to Stockholders

As of December 31, 2006 and 2005 the Company had uncollateralized notes payable to stockholders of $500,000. The notes mature during December 2008 and bear interest at prime rate plus 1% (9.25% at December 31, 2006). Interest on the notes is paid quarterly. Interest expense related to these notes was $45,655, $35,934, and 26,590 for the years ended December 31, 2006, 2005 and 2004, respectively.

(12) Leases

The Company leases certain facilities and equipment under operating lease agreements. The Company’s Mississippi facility that is used by the subsidiary was leased from a related party under a non-cancelable agreement, which was originally scheduled to expire during February 2008. The Company purchased this facility and equipment for $225,000 in October 2006 and accordingly there are no future lease payments due under this arrangement as of December 31, 2006.

Total rental expense for the years ended December 31, 2006, 2005, and 2004, amounted to approximately $502,000, $692,000, and $282,000, respectively, which included approximately $27,400, $32,500, and $27,500 paid to a related party, respectively.

(13) Common Stock

The Company has issued two series of common stock. The Series A common stock has the right to elect one less than a majority of the directors of the Company while Series B common stock has the right to elect a

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

majority of the directors of the Company. Both the Series A and Series B common stock do not have cumulative voting rights in the election of directors. Except as previously noted, the two series of common stock have identical rights.

All shares of the Company’s outstanding stock are currently held by employees, directors or their family members. The Company’s stock is restricted in that the stockholders may not transfer or encumber shares without the consent of the Company, except that stockholders may transfer shares to their minor children or grandchildren or to another current stockholder. Transfers to minor children, grandchildren, or non-employee spouses who are not currently stockholders may not be less than 10,000 shares. Generally, upon any termination of employment, the stockholder is obligated to sell and the Company is obligated to purchase at book value, as defined in the Buy-Sell Agreement, up to a maximum of 10,000 shares per year, all of the outstanding stock owned by the stockholder.

During 2006, 2005, and 2004, the Company sold 7,316, 1,678, and 170 shares of treasury stock to employees, stockholders, and directors for a total of $252,062, $52,689, and $5,094, respectively.

During 2006, 2005, and 2004, the Company purchased 5,013, 499, and 3,795 shares of stock for a total of $246,522, $21,353, and $155,075, respectively.

(14) Concentration of Market Risk and Geographic Operations

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company’s market risk is dependent primarily on the strength of the oil and gas and energy related industries. The Company grants credit to customers and generally does not require security except in the case of certain international contracts. Procedures are in effect to monitor the credit worthiness of its customers.

During 2006, one customer represented approximately 13% of total revenues. During 2005, the Company had sales to one customer that represented 16% of consolidated net sales. In 2004, the Company had sales to two customers that represented 13% and 12%, respectively, of total revenues.

At December 31, 2006, there was one customer that had an outstanding receivable balance representing approximately 11% of the total balance. At December 31, 2005, there were two customers that had outstanding receivable balances representing approximately, 12% and 10%, respectively, of the total balance, and at December 31, 2004, there was one customer that had an outstanding receivable balance representing approximately 15% of the total balance.

The Company sells its products and services in domestic and international markets; however, a significant portion of the Company’s sales are concentrated with customers located in the United States Gulf Coast. This region accounts for approximately 60%, 62%, and 56% of the Company’s total revenue during the years ended December 31, 2006, 2005, and 2004, respectively.

(15) Commitments and Contingencies

The Company is subject to legal proceedings and claims incident to the ordinary course of its business. Management believes that the ultimate resolution of such matters will not materially affect the consolidated financial position or results of operations of the Company.

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

On September 1, 1999, the Company created a group medical and hospitalization minimum premium insurance program. For the policy year ended August 2007, the Company is liable for all claims each year up to $50,000 per insured, or $1,050,000 in the aggregate. Any claims in excess of these amounts are insured by an outside insurance company. The Company’s expense for this minimum premium insurance program totaled approximately $788,000, $622,000, and $663,000 during the years ended December 31, 2006, 2005, and 2004, respectively. Insurance reserves include in accrued liabilities were approximately $222,000 and $121,000 at December 31, 2006 and 2005, respectively.

On December 1, 2006, the Company and American Access Technologies, Inc. (“AAT”) signed a merger agreement (“Merger Agreement”). Upon closing of the transaction, M & I stockholders would receive approximately four shares of AAT common stock for each share of AAT common stock outstanding as of the effective date of the merger, but not more than 32,000,000 shares of AAT common stock, which would result in a change of control of AAT. The transaction would be accounted for under the purchase method of accounting as a reverse acquisition with M & I being treated as having acquired AAT as of the date of the completion of the merger. The completion of the merger is subject to approval by the stockholders of both the Company and AAT, the authorization of additional shares of AAT common stock, the authorization of a reverse stock split and authorization of a name change and is expected to be completed in the second quarter of 2007.

As part of the Merger Agreement, M & I has agreed to reimburse a portion of the merger-related expenses incurred by AAT. Whether or not the merger is consummated, M & I has agreed to reimburse 80% of the first $100,000 of AAT’s reasonable expenses as incurred in connection with the transactions contemplated by the Merger Agreement and to reimburse AAT or pay directly the balance of AAT’s expenses upon closing of the merger or termination of the merger agreement in accordance with its terms. However, if the merger does not close as a result of AAT’s actions, M & I will only be responsible for 50% of the first $100,000 of AAT’s expenses as incurred, and to the extent M & I has paid more than $50,000, AAT will reimburse such excess amount to M & I.

As of December 31, 2006, the Company has incurred merger-related costs of approximately $424,000. Amounts due to AAT of approximately $169,000, of which $80,000 has been reimbursed by M & I prior to December 31, 2006, leaving a payable as of December 31, 2006 of approximately $89,000. This amount is presented as a component of accrued expenses in the accompanying consolidated balance sheet.

(16) Employee Benefit and Bonus Plans

The employees of the Company are eligible to participate in a 401(k) plan sponsored by the Company. The plan is a defined contribution 401(k) Savings and Profit Sharing Plan (the “Plan”) that covers all full-time employees who meet certain age and service requirements. Employees may contribute up to 20% of their annual gross pay through salary deferrals. The Company may provide discretionary contributions to the Plan as determined by the Board of Directors. During the years ended December 31, 2006, 2005 and 2004, the Company made contributions of approximately $157,000, $121,000, and $-0-, respectively.

The Company maintains an “Executive Performance” bonus plan, which covers officers and certain key employees. Under the plan, the participants receive a percentage of a bonus pool based primarily on pre-tax income. The Board of Directors approves the executive performance plan at the beginning of each year. During the years ended December 31, 2006, 2005 and 2004, the Company incurred approximately $792,000, $584,000, and $-0- under the plan, respectively, of which approximately $292,000 and $298,000 was included in accrued expenses as of December 31, 2006 and 2005, respectively.

M&I Electric Industries, Inc.

Notes to Consolidated Financial Statements—(Continued)

The Company maintains an “Operational Management” bonus plan, which covers operational managers and certain key employees. Under the plan, each participant receives a bonus based on performance factors determined by management. During the years ended December 31, 2006, 2005 and 2004, the Company recorded bonuses of approximately $82,000, $61,000, and $-0- under the plan, of which approximately $32,000 and $50,000 was included in accrued expenses as of December 31, 2006 and 2005, respectively.

(17) Stock Options

The Company has the following stock-based compensation plans:

Near the beginning of each fiscal year, the Board of Directors grants a number of non-qualified stock options to directors, officers, and designated managers (the “Annual Plan”). Under the terms of these grants, one quarter of the grant will be exercisable at the end of each fiscal quarter at the net book value per share as of that quarter. In the event that the options are not exercised, they will carry over to the next quarter and become exercisable at that quarter’s net book value per share. The options granted for each year that have not been exercised are cancelled after they have been outstanding for one year.

In 2003, a non-qualified option for 6,250 shares was granted to a non-employee director at an adjusted price of $38.50 per share. This option was exercised in 2006 at a price of $38.50.

Stock option activity (number of shares) for the Company during fiscal years 2006, 2005, and 2004 was as follows:

	Stock options	Weighted average exercise price
Outstanding at December 31, 2003	22,765	$40.30
Granted	16,600	40.35
Exercised	(170)	40.69
Forfeited	(16,425)	40.86

Outstanding at December 31, 2004	22,770	39.60
Granted	17,725	42.56
Exercised	(1,678)	41.46
Forfeited	(17,550)	40.02

Outstanding at December 31, 2005	21,267	42.69
Granted	15,300	47.94
Exercised	(7,316)	39.92
Cancelled	(29,251)	49.25

Outstanding at December 31, 2006	—	$—

There were no options outstanding as of December 31, 2006 as all options were cancelled.

The weighted average fair value of options granted was $47.95, $42.56 and $40.35 per option for the fiscal years ended December 31, 2006, 2005, and 2004, respectively.

(18) Segment Reporting

The Company follows SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which dictates the way the Company reports information about its operating segments.

M&I Electric Industries, Inc.

Notes to Consolidated Financial Statements—(Continued)

Management has organized the Company around products and services. The Company has two reportable segments, Technical Products and Services and Electrical and Instrumentation Construction. Technical Products and Services develops, manufactures, provides, and markets switchgear and variable speed drives. The service component of this segment includes retrofitting equipment, upgrades, startups, testing and troubleshooting electrical substations, switchgear, drives, and control systems. The Electrical and Instrumentation Construction segment installs electrical equipment to the energy, water and wastewater, industrial and commercial markets.

Following are selected financial details regarding the Company’s reportable segments (in thousands):

	2006	2005	2004
Revenues:
Technical products and services	$32,918	22,742	17,569
Electrical and instrumentation construction	12,501	12,179	6,498
Other	—	23	295

	$45,419	34,945	24,362

	2006	2005	2004
Gross Profit:
Technical products and services	$6,256	4,070	2,829
Electrical and instrumentation construction	1,606	1,813	349
Other	(511)	(424)	(359)

	$7,351	5,458	2,819

	2006	2005	2004
Income before income taxes:
Technical products and services	$6,256	4,070	2,829
Electrical and instrumentation construction	1,606	1,813	349
Corporate and other unallocated expenses	(3,982)	(3,811)	(3,121)

	$3,880	2,072	57

The Company’s management does not separately review and analyze the Company’s assets on a segment basis. All assets of the Company are recorded within the corporate segment's records. Depreciation expense of the Company is allocated to cost of sales on a consolidated basis based on management’s best estimate. M & I does not allocate selling, general and administrative expenses to its business segments because these expenses are centrally controlled and incurred and could only be reasonably apportioned to the segments on an arbitrary basis and would therefore not be meaningful.

All other income (expense) are recorded in the corporate business segment.

Approximately, 35%, 38%, and 54% of Technical Products and Services were sold into international markets in 2006, 2005 and 2004, respectively. These sales are made in US dollars and are generally settled prior to shipment or were secured by irrevocable letters of credit. All of Electrical and Instrumentation Construction sales are made in the United States. The Company’s only assets that are held outside the United States is the Singapore affiliate (Note 8) and its Investment in Marketable Securities (Note 5). The functional currency of the Singapore affiliate is the Singapore dollar and the marketable security is traded in Singapore dollars.

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

American Access Technologies, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of American Access Technologies, Inc. and Subsidiaries as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Access Technologies, Inc. and Subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida

March 6, 2007

AMERICAN ACCESS TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2006

December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$753,697
Accounts receivable, trade, net of allowance of $92,000	1,251,702
Accounts receivable, other	89,233
Inventories, net of allowance of $90,000	1,617,523
Prepaid expenses and other current assets	81,985

Total current assets	3,794,140
Property, plant and equipment, net	2,808,492
Intangible assets	63,225
Deferred tooling	41,321

Total assets	$6,707,178
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$486,837
Accrued salaries and employee benefits	123,568
Accrued marketing and manufacturing fees	52,058
Other accrued expenses	51,048

Total current liabilities	713,511

Commitments, contingencies and other matters

Stockholders’ equity:
Preferred stock, $.001 par value; authorized 1,000,000 shares; issued and outstanding, -0- shares
Common stock, $.001 par value; authorized 30,000,000 shares; issued and outstanding, 7,577,782	7,578
Additional paid-in capital	15,821,661
Accumulated deficit	(9,835,572)

Total stockholders’ equity	5,993,667

Total liabilities and stockholders’ equity	$6,707,178

See notes to consolidated financial statements.

AMERICAN ACCESS TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
Net sales:
Formed metal	$5,582,724	$5,323,268
Zone cabling	2,796,181	3,093,342

	8,378,905	8,416,610

Costs and expenses:
Cost of sales	6,411,082	6,782,026
Selling, general and administrative	870,511	810,298
Compensation and related benefits	1,166,259	1,022,103
Stock-based compensation	12,582	67,760

	8,460,434	8,682,187

Loss from operations	(81,529)	(265,577)

Other income:
Other income	39,958	57,688
Interest income	16,765	11,817

Other income	56,723	69,505

Net loss	$(24,806)	$(196,072)

Net loss per common share—basic and diluted	$(.00)	$(.03)

Weighted average common shares outstanding—basic and diluted	7,501,981	7,397,189

See notes to consolidated financial statements.

AMERICAN ACCESS TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in Capital	Deficit	Total
	Shares	Amount
Balance, December 31, 2004	7,382,260	$7,382	$15,586,259	$(9,614,694)	$5,978,947

Year Ended December 31, 2005:
Common stock issued for services	34,900	35	53,865	—	53,900
Stock options granted for services	—	—	13,860	—	13,860
Net loss	—	—	—	(196,072)	(196,072)

Balance, December 31, 2005	7,417,160	$7,417	$15,653,984	$(9,810,766)	$5,850,635

Year Ended December 31, 2006:
Common stock issued for extinguishment of accrued vacation	18,040	18	25,238	—	25,256
Exercise of stock options	130,000	130	129,870	—	130,000
Exercise of stock options, cashless	12,582	13	12,569	—	12,582
Net loss	—	—	—	(24,806)	(24,806)

Balance, December 31, 2006	7,577,782	$7,578	$15,821,661	$(9,835,572)	$5,993,667

See notes to consolidated financial statements.

AMERICAN ACCESS TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
Cash flows from operating activities:
Net loss	$(24,806)	$(196,072)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	500,164	516,776
Stock options and stock issued for services	—	67,760
Exercise of stock options by employees, cashless	12,582	—
Allowance for obsolete inventory	77,500	12,500
Allowance for doubtful accounts	—	20,000
Gain on investment	—	(3,123)

Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable, trade	21,286	(357,128)
Accounts receivable, other	(89,233)	—
Inventories	(253,935)	(416,275)
Prepaid expenses and other current assets	(34,474)	21,213
Increase (decrease) in:
Accounts payable and accrued expenses	(101,243)	409,144

Net cash and cash equivalents provided by operating activities	107,841	74,795

Cash flows from investing activities:
Purchases of property, plant, equipment and small tools	(98,087)	(938,206)
Proceeds from sale of investments	—	427,677
Increase in patent costs	—	(2,995)

Net cash and cash equivalents used in investing activities	(98,087)	(513,524)

Cash flows from financing activities:
Proceeds from exercise of stock options	130,000	92,660

Net increase (decrease) in cash and cash equivalents	139,754	(346,069)
Cash and cash equivalents, beginning of year	613,943	960,012

Cash and cash equivalents, end of year	$753,697	$613,943

Non-cash investing and financing activities:
Interest income reinvested into cash and cash equivalents	$—	$8,694

During the twelve months ended December 31, 2006, two officers of the Company exercised a total of 251,666 stock options. These stock options had a strike price of $1.00 per share and were exercised at a price of $1.05. The transactions were cashless exercises and, combined, the officers received a total of 12,582 shares of $0.001 par value common stock. A total of $12,582 in stock-based compensation expense was incurred due to these transactions.

During the twelve months ended December 31, 2006, the Company issued 18,040 shares of common stock with a total value, net of payroll taxes, of $25,256 to certain officers and employees of the Company in lieu of $37,500 of accrued vacation benefits as of December 31, 2005.

See notes to consolidated financial statements.

AMERICAN ACCESS TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, CAPITALIZATION AND BUSINESS

American Access Technologies, Inc. (“the Company”, “American Access”, “our”, “us” or “we”) was incorporated on October 21, 1996, under the laws of the State of Florida. The Company’s Articles of Incorporation, as amended on November 25, 1996, authorized the Company to issue and have outstanding at any one time 10,000,000 shares of common stock, par value $.001 per share and 1,000,000 shares of preferred stock, par value $.001 per share.

On February 14, 2001, the Articles of Incorporation were amended increasing the shares of common stock authorized from 10,000,000 to 30,000,000 shares.

AAT Merger Sub, Inc., a wholly-owned subsidiary of the Company, was incorporated on October 23, 2006, to facilitate the proposed merger with M & I Electric Industries, Inc. (“M & I”). Refer to Note 10 for additional information.

Zonecabling.com, Inc., a wholly-owned subsidiary of the Company, was incorporated on May 4, 2000, to develop a Business-to-Business e-commence portal, and is currently inactive.

The Company manufactures patented zone cabling enclosures for the telecommunications industry, enabling businesses and government to move, add, and change copper and fiber optic cabling to keep pace with advances in high-speed communications networks.

Omega Metals is a precision sheet metal fabrication and assembly division which manufactures various products used in the telecommunications, electronics and medical industries. Omega Metals serves a diverse client base, including but not limited to engineering, technology and electronic companies, mostly in the Southeastern markets. The utilization of our state-of-the-art laser cutter and our robotic welder has allowed Omega Metals to expand its services in the telecommunications and medical equipment industries.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All material inter-company accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, these events and their effects cannot be predicted with certainty; accordingly, our accounting estimates require the exercise of judgment. As more experience is acquired and additional information is obtained, and, as our operating environment changes, actual results could differ from those estimates. The most significant estimates used in our financial statements are patent, deferred tooling and property, plant and equipment useful lives, the allocation of production overhead to inventory, the valuation of inventory, and allowances for doubtful accounts and inventory obsolescence.

Revenue Recognition

The Company recognizes revenue from product sales at the time the product is shipped and title passes to the customer. The Company believes that recognizing revenue at time of shipment is appropriate because the

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NOTES TO FINANCIAL STATEMENTS—(Continued)

Company’s sales policies meet the four criteria of the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin 104 (“SAB 104”), which are: (i) persuasive evidence that an arrangement exists, (ii) delivery has occurred, (iii) the seller’s price to the buyer is fixed and determinable, and (iv) collectibility is reasonably assured.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

Cash and Cash Equivalents

The Company maintains deposit balances at financial institutions that, from time to time, may exceed federally insured limits. At December 31, 2006, the Company had deposits in excess of federally insured limits of approximately $133,000. The Company maintains its cash with high quality financial institutions, which the Company believes limits these risks and, to date, has experienced no losses due to these limits. In addition, the Company maintains an investment account with a financial institution, which is a member of “SIPC” (“Securities Investor Protection Corporation”). These funds were invested in commercial paper as of December 31, 2006 and are subject to and fully insured by the insurance limits provided by the SIPC.

Accounts Receivable

Accounts receivable are stated net of allowances for doubtful accounts. The Company does business and extends credit based on an evaluation of the customers’ financial condition generally without requiring collateral. Exposure to losses on trade receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. Delinquent trade receivables are charged against the allowance for doubtful accounts once uncollectibility has been determined. Trade receivables are considered to be past due and placed on delinquent status based on contractual terms, as well as how frequently payments are received on an individual account basis.

Inventories

Inventories are stated at the lower of cost or market, with material cost determined using an average cost method. Inventory costs for finished goods and work-in-process include direct material, direct labor, production overhead and outside services. Production overhead, including indirect labor, is allocated to finished goods and work-in-progress based on material consumption.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and depreciated, using the straight-line method, over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Repairs and maintenance are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful life of the respective asset.

AMERICAN ACCESS TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Contingencies

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 5, “Accounting for Contingencies,” we record an estimated loss from a loss contingency when information indicates that it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. Contingencies are often resolved over extended periods, are based on unique facts and circumstances, and are inherently uncertain. We regularly evaluate current information available to us to determine whether such accruals should be adjusted or other disclosures related to contingencies are required.

Patents

The Company has capitalized certain incremental costs incurred related to acquiring several patents on the Company’s products. The Company holds four patents that were finalized and issued by the United States Patent Department. The Company also holds patents in Japan, China, Australia, Canada, Mexico, Germany, Austria and Great Britain. The Company amortizes the cost of patents over the patents’ estimated useful lives, 18 years. Recurring patent maintenance fees are expensed.

Product Development Costs

Costs in connection with the development of the Company’s product are comprised of design, production, consulting and other related professional fees. These costs are charged to expense as incurred.

Advertising

Advertising costs are charged to expense as incurred. Advertising costs were approximately $3,000 and $7,000, respectively, for the years ended December 31, 2006 and 2005.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the recognition of deferred tax liabilities and assets for temporary differences, operating loss carry-forwards, and tax credit carry-forwards existing at the date of the financial statements. A temporary difference is a difference between the tax-basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future years when the asset is recovered or the liability is settled. Deferred taxes represent the future tax return consequences of these differences.

Net Loss per Common Share

The Company computes earnings (loss) per common share in accordance with the provisions of SFAS No. 128, “Earnings per Share,” which requires the presentation of both basic and diluted earnings (loss) per share.

Stock-Based Compensation

Basic net loss per common share has been computed based upon the weighted average number of shares of common stock outstanding during the periods. The number of shares used in the computation is 7,501,981 and 7,397,189 for the years ended December 31, 2006 and 2005, respectively. Diluted net loss per common share, assuming exercising of the options granted, is not presented as the effect of conversion is anti-dilutive.

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NOTES TO FINANCIAL STATEMENTS—(Continued)

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123(R), “Share-Based Payment,” which requires companies to measure all employee stock-based compensation awards using a fair value method and to record such expense in the Company’s consolidated financial statements. We adopted this standard effective January 1, 2006 and applied the modified prospective transition method as of that date. Under the modified-prospective method, awards that are granted, modified, repurchased or canceled after the date of adoption are measured and accounted for in accordance with SFAS No. 123(R) and compensation cost is recognized on or after the effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under Statement 123.

In accordance with SFAS No. 123, “Accounting for Stock-Based Compensation,” the Company accounted for stock-based compensation using the intrinsic value based method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” for periods prior to January 1, 2006.

Under APB No. 25, no compensation expense is recorded when the exercise price of the employee stock options is greater than or equal to the market price on the date of the grant. Had there been recognizable expense, the Company would have expensed such costs as required by SFAS No. 123(R). For the stock options granted in 2005, the Company used the Black-Scholes option-pricing model to determine the fair value.

Option valuation models incorporate various assumptions. Expected volatilities are based on the historical volatility of our stock and other factors. For valuation purposes, we use historical data as well as current factors to estimate option exercise and employee termination within the Black-Scholes option-pricing model. The expected term of stock options granted represents the period of time that stock options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the stock option is based on the U.S. Treasury yield curve in effect at the time of grant.

There were no options granted during 2006, however, the following assumptions were applied in determining the pro forma compensation cost as of December 31, 2005:

2005
Risk Free Interest Rate	5.0%
Expected Dividend Yield	—
Expected Option Life	0.75-1.25 years
Expected Stock Price Volatility	52% to 70%

Had compensation cost for the options granted to employees, officers and directors been determined based on the fair value at the grant date consistent with SFAS No. 123(R), the Company’s net loss and loss per share would have been as follows:

2005
Net Loss
As reported	$(196,072)
Deduct:
Compensation expense determined under fair-value based method for all awards	(558,341)

Pro forma	$(754,413)

Loss Per Share:
Basic:
As reported	$(0.03)

Pro forma	$(0.10)

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NOTES TO FINANCIAL STATEMENTS—(Continued)

Long-Lived Assets

The Company continually evaluates whether events and circumstances have occurred that may warrant revision of the estimated lives of its intangible and other long-lived assets or whether the remaining balance of its intangible and other long-lived assets should be evaluated for possible impairment. If and when such factors, events or circumstances indicate that intangible or other long-lived assets should be evaluated for possible impairment, the Company determines the existence of an impairment of the asset by making an estimate of expected undiscounted future cash flows over the remaining lives of the respective assets and compares that fair value with the carrying value of the assets in measuring their recoverability. In determining the expected future cash flows, the assets are grouped at the lowest level for which there is cash flow, at the operating subsidiary level.

Fair Value of Financial Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximates their fair value. These instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses. Fair values approximate carrying values for these financial instruments since they are short-term in nature or they are receivable or payable on demand.

Recent Accounting Pronouncements

Issued in June 2006, FASB Interpretation 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”, clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

The evaluation of a tax position in accordance with this Interpretation is a two-step process. The first step is recognition: the enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the enterprise should presume that the position will be examined by the appropriate taxing authority that would have full knowledge of all relevant information. The second step is measurement: a tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.

Differences between tax positions taken in a tax return and amounts recognized in the financial statements will generally result in one of the following:

•	An increase in a liability for income taxes payable or a reduction of an income tax refund receivable;

•	A reduction in a deferred tax asset or an increase in a deferred tax liability;

•	Both of the above.

An enterprise that presents a classified statement of financial position should classify a liability for unrecognized tax benefits as current to the extent that the enterprise anticipates making a payment within one year or the operating cycle, if longer. An income tax liability should not be classified as a deferred tax liability unless it results from a taxable temporary difference (that is, a difference between the tax basis of an asset or a

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NOTES TO FINANCIAL STATEMENTS—(Continued)

liability as calculated using this Interpretation and its reported amount in the statement of financial position). This Interpretation does not change the classification requirements for deferred taxes.

Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. Use of a valuation allowance as described in Statement 109 is not an appropriate substitute for the derecognition of a tax position. The requirement to assess the need for a valuation allowance for deferred tax assets based on the sufficiency of future taxable income is unchanged by this Interpretation.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 provides guidance for using fair value to measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and is required to be adopted by the Company in the first quarter of fiscal 2008. The Company is currently evaluating the effect that the adoption of SFAS 157 will have on its consolidated results of operations and financial condition and is not yet in a position to determine such effects.

NOTE 3. INVENTORIES

Raw materials	$447,966
Work-in-process	988,810
Finished goods	270,747
Allowance	(90,000)

Total inventories	$1,617,523

NOTE 4. PROPERTY, PLANT AND EQUIPMENT

	Estimated Useful Lives (Years)
Land	—	$103,859
Building and improvements	3-40	1,431,593
Machinery and equipment	10	4,817,567
Computers and office equipment	5-7	287,207
Vehicles	7	66,046
Tools	3-5	112,670

		6,818,942
Less accumulated depreciation		4,010,450

		$2,808,492

Depreciation expense for the years ended December 31, 2006 and 2005 was approximately $420,000 and $439,000, respectively.

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NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 5. INTANGIBLE ASSETS

Amortized Intangible Assets:	Estimated Useful Lives (Years)	Cost	Accumulated Amortization	Net
Patents	18	$103,183	$39,958	$63,225

Amortization expense related to patents held by the Company for the years ended December 31, 2006 and 2005 was approximately $6,000 and $5,000, respectively. Estimated amortization expense for the next five years is as follows:

For the year ending December 31:
2007	$5,700
2008	5,700
2009	5,700
2010	5,700
2011	5,700

NOTE 6. DEFERRED TOOLING

The Company maintains an inventory of machine tooling which is depreciated over the estimated useful life of three years:

	Estimated Useful Lives (Years)	Cost	Accumulated Amortization	Net
Prepaid Tooling:	3	$178,172	$136,851	$41,321

Depreciation expense was approximately $74,000 and $63,000 for the years ended December 31, 2006 and 2005, respectively.

NOTE 7. INCOME TAXES

The Company accounts for income taxes under the provision of SFAS No. 109, “Accounting for Income Taxes.” SFAS No. 109 is an asset and liability approach for computing deferred income taxes.

The provision for income taxes is computed on a consolidated return basis. A reconciliation of income taxes computed at the statutory federal rate to income tax expense (benefit) for the year ended December 31, 2006 is as follows:

	2006	2005
Tax provision at the statutory rate of 34%	$(8,000)	$(67,000)
State income taxes, net of federal income tax	1,000	(7,000)
Non-deductible items	18,000	—
Change in valuation allowance	(16,000)	49,000
Stock options, expired	7,000	23,000
Other	(2,000)	2,000

	$—	$—

As of December 31, 2006, the Company has consolidated net operating loss carry-forwards for federal income tax reporting purposes amounting to approximately $10,394,000, which begin to expire in varying amounts in the year 2018.

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NOTES TO FINANCIAL STATEMENTS—(Continued)

The Company has not recognized any benefit of such net operating loss carry-forwards in the accompanying consolidated financial statements in accordance with the provisions of SFAS No. 109 as the realization of this deferred tax benefit is not considered more likely than not. A 100% valuation allowance has been recognized to offset the entire effect of the Company’s net deferred tax asset. The Company’s net deferred tax asset position is composed primarily of the Company’s net operating loss carry-forwards.

The components of the deferred tax asset at December 31, 2006 were as follows:

Net operating loss carry-forward	$3,911,000
Allowance for collectibility	171,000
Stock compensation	21,000
Accrued employee benefits	31,000
Inventory reserve	34,000
Depreciation and amortization	(270,000)
Less valuation allowance	3,898,000

Net deferred tax asset	$—

In accordance with certain provisions of the Tax Reform Act of 1986, a change in ownership of greater than 50% of a corporation within a three-year period will place an annual limitation on the corporation’s ability to utilize its existing tax benefit carry-forwards. The Company’s utilization of its tax benefit carry-forwards may be restricted in the event of possible future changes in the ownership of the Company from the exercise of options or other future issuances of common stock.

The Company’s federal and state income tax returns have not been examined by the respective taxing authorities for the past several years. The final determination of the amount and timing of currently payable income taxes is, therefore, subject to possible examination of these unexamined years by such respective taxing authorities.

NOTE 8. COMMON STOCK

Equity Financing

On October 12, 2004, the Company sold 407,136 shares of common stock to four institutional investors in a private placement transaction for gross proceeds of $753,200, at a price of $1.85 per share. The 407,136 shares were priced at 99% of the average closing price of the common stock over the 15-day period prior to the executions of the contract. Under the terms of the transaction, the investors received warrants to purchase an additional 150,000 common shares, exercisable at $2.30 per share for a period of five years and the registered broker dealer firm which acted as the placement agent in connection with the purchase of such shares and warrants by two of the investors received warrants to purchase 6,700 common shares, exercisable at $2.30 per share for a period of five years. The proceeds of this funding were earmarked to purchase laser-cutting equipment, which was installed during the first quarter, 2005.

During the first quarter of 2006, the Board of Directors approved the terms of agreements with two officers under which all of their unused vacation time accrued for service prior to January 1, 2006 was settled through the issuance of shares of the Company’s common stock valued at $15,000 each, (pursuant to the 2004 Employee Stock Option Plan). Due to this agreement, during the first quarter of 2006, a total of 14,432 shares, valued at $30,000, were granted to these two officers and an additional 3,608 shares, valued at $7,500, were granted to an

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NOTES TO FINANCIAL STATEMENTS—(Continued)

employee as settlement for their unused vacation time accrued for service prior to January 1, 2006. The value of the stock issued to the employees, $25,256, is presented net of payroll taxes.

During the second quarter of 2006, an officer of the Company exercised stock options with a strike price of $1.00 per share to purchase with cash 130,000 shares of common stock. Additionally, two officers of the Company exercised a total of 251,666 stock options with a strike price of $1.00 per share as cashless exercises and received a total of 12,582 shares of common stock. Approximately $13,000 in stock-based compensation expense was incurred due to these transactions.

NOTE 9. STOCK-BASED COMPENSATION

The Company has two stock-based compensation options plans: the 2000 Stock Option Plan and the 2004 Stock Option Plan. Within each of these plans is an Employee Plan and a Director Plan. These plans allow for stock options to be granted for any term specified by the Board of Directors Compensation Committee (the “Committee”). The Director Plan provides for the automatic grant of stock options to each of our directors (including directors who are employees) to acquire shares on the first Monday following each annual meeting of stockholders each year beginning with the 2004 Annual Meeting. Each director will be granted stock options to purchase 50,000 shares of common stock plus additional stock options for service on committees of the Board. Each chairman of a committee of the Board of Directors shall be granted 10,000 stock options and each member of a committee shall be granted 5,000 stock options. All stock options granted under the Director Plan are required to be granted at 100% of the fair market value on the Company’s common stock on the date of grant unless the Committee requires a higher price at the time of grant or such higher price is required under another provision of the Director Plan.

The Committee may accelerate the exercisability of any stock option or portion thereof at any time. No stock option will be exercisable after the expiration of the stated years from the date a stock option is granted (five years with respect to an ISO held by an optionee who is a ten percent stockholder of the Company). Stock options will be exercisable at such times as determined by the Committee. Unless otherwise specified at the time of grant of the stock option, a stock option will become exercisable as to one-third of the shares in the first year after grant, an additional one-third on the first anniversary of the date of grant and fully exercisable on the second anniversary of the date of grant. A stock option granted under the Plan will generally expire on the first to occur of: (i) conviction of a felony against the Company (ii) three (3) months after the date of a termination of employment or retention for any reason other than death or (iii) six (6) months after death of the optionee; provided that the Committee may specify in the document governing the option that an option may be exercisable during a longer period.

The Company has equity compensation plans for directors, officers, employees and consultants which provide for nonqualified and incentive stock options and direct grants of stock. Except for the automatic annual grant of stock options to directors, the Board of Directors determines the terms of any grants, including the stock option price (not to be less than fair market value on grant date) at the date of grant. Stock options generally are immediately exercisable in full and expire five years from the date of grant. As of December 31, 2006, stock options for 3,810,700 shares were outstanding and fully vested and 558,134 shares were available for future grants under the plans.

Stock-based compensation expense of approximately $13,000 and $14,000 was recognized during the years ended December 31, 2006 and 2005, respectively.

Cash received from stock options exercised under share-based payment arrangements for the year ended December 31, 2006 was $130,000. The actual tax benefit realized for the tax deductions from stock options exercised was $12,582. No stock options were exercised during the year ended December 31, 2005.

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NOTES TO FINANCIAL STATEMENTS—(Continued)

There were no stock options granted during 2006. The weighted-average grant-date fair value of stock options granted during the year ended December 31, 2005 was $1.95. The total intrinsic value of stock options exercised during the year ended December 31, 2006 was $12,582. There were no stock options exercised during 2005. The total intrinsic value of stock options outstanding and stock options exercisable on December 31, 2006, and 2005, was approximately $53,000 and $2,273,000, respectively.

Changes in outstanding options for common stock as of December 31, 2006 and 2005 are as follows:

	2006	2006 Weighted Average Exercise Price	2005	2005 Weighted Average Exercise Price
Outstanding at beginning of year	5,659,070	$1.52	6,572,402	$2.56
Options granted	—	—	1,206,500	$1.95
Options exercised	(381,666)	$1.00	—	—
Options forfeited	(926,019)	$1.60	(4,000)	$1.53

Options expired	(540,685)	$2.04	(2,115,832)	$5.02

Outstanding at end of year	3,810,700	$1.47	5,659,070	$1.52

Exercisable at end of year	3,810,700	$1.47	5,659,070	$1.52

The following table summarizes information about outstanding options at December 31, 2006:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding December 31, 2006	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Prices	Range of Exercise Prices	Number Outstanding December 31, 2006	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Prices
$0.78-$1.25	1,492,500	0.9	$0.98	$0.78-$1.25	1,492,500	0.9	$0.98
$1.53-$1.96	2,086,500	2.9	$1.74	$1.53-$1.96	2,086,500	2.9	$1.74
$2.11-$2.30	231,700	2.9	$2.24	$2.11-$2.30	231,700	2.9	$2.24
Total	3,810,700			Total	3,810,700

The 2006 Annual Stockholders’ Meeting was held on December 28, 2006. On January 1, 2007, the Company granted 19,200 stock options to each director elected at the 2006 Annual Meeting. The stock options have a strike price of $0.91, the fair market value of the stock on the date of the grant, and the Company will recognize stock-based expense of approximately $24,000 in accordance with SFAS 123(R).

Additionally, each director received a cash director fee of $7,800.

During the year ended December 31, 2006, stock option agreement terms for 1,305,500 fully vested stock options held by members of the Board of Directors were revised to eliminate a clause which could have limited the contractual life of the stock options. There was no additional compensation expense recognized as a result of the modification.

NOTE 10. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

Proposed Merger with M & I Electric Industries, Inc. (“M & I”)

On December 1, 2006, the Company and M & I Electric Industries, Inc. signed a merger agreement (“Merger Agreement”). Upon closing of the transaction, M & I stockholders would receive approximately four

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NOTES TO FINANCIAL STATEMENTS—(Continued)

shares of Company common stock for each share of Company common stock outstanding as of the effective date of the merger, but not more than 32,000,000 shares of our common stock, which would result in a change of control of the Company. The transaction would be accounted for under the purchase method of accounting as a reverse acquisition with M & I being treated as having acquired American Access as of the date of the completion of the merger. The merger, which is subject to approval by the stockholders of both the Company and M & I, the authorization of additional shares of Company common stock, the authorization of a reverse stock split and authorization of a name change, is expected to be completed in the second quarter of 2007.

As part of the Merger Agreement, M & I has agreed to reimburse some of our merger-related expenses. Whether or not the merger is consummated, M & I has agreed to reimburse 80% of the first $100,000 of American Access’s reasonable expenses as incurred in connection with the transactions contemplated by the Merger Agreement and to reimburse American Access or pay directly the balance of American Access’s expenses upon closing of the merger or termination of the merger agreement in accordance with its terms. However, if the merger does not close as a result of American Access’s actions, M & I will only be responsible for 50% of the first $100,000 of American Access’s expenses as incurred, and to the extent M & I has paid more than $50,000, American Access will reimburse such excess amount to M & I.

As of December 31, 2006, we have incurred merger-related costs of approximately $218,000. We have recognized an expense of approximately $49,000 and amounts due from M & I of approximately $169,000, of which $80,000 has been reimbursed by M & I prior to December 31, 2006, leaving a receivable as of December 31, 2006 of approximately $89,000. This amount is presented as a component of accounts receivable, other, in the accompanying balance sheet.

Major Customer—Chatsworth Products, Inc. (“CPI”).

On May 9, 2003, the Company entered into a marketing and manufacturing agreement with Chatsworth Products, Inc. The agreement established a five-year strategic alliance for the sale and manufacture of innovative zone cabling and wireless products developed by American Access. Under the terms of the agreement, the Company and CPI will co-market and co-manufacture the products and incorporate the brand names and patents of both companies. This strategy increases the visibility of our products by utilizing the marketing capabilities of CPI while allowing us to focus on production and research and development. The Companies have agreed to a “profit share agreement” whereby both companies share equally in certain marketing and manufacturing expenses and the allocation of product margins. In connection with the alliance, CPI purchased 215,517 shares of American Access common stock in a private placement at $1.16 per share.

CPI purchased products representing approximately $1,844,000 or 22.0% and $1,813,000 or 21.5% of net sales for the years ended December 31, 2006 and 2005, respectively. These sales represent 66.0% and 58.6% of the zone cabling division’s net sales for the years ended December 31, 2006 and 2005, respectively.

At December 31, 2006, the Company owed CPI approximately $52,000 specifically related to the profit share agreement, which is included in accrued marketing and manufacturing fees in the accompanying consolidated balance sheet. Accounts receivable from CPI represent approximately $150,000 or 12.0% of net trade receivables for the year ended December 31, 2006.

Major Customer—TYCO Electronics Corporation (“TYCO”)

TYCO purchased products and services from both divisions representing approximately $1,253,000 or 15.0% and $790,000 or 9.4% of net sales for the years ended December 31, 2006 and 2005, respectively.

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NOTES TO FINANCIAL STATEMENTS—(Continued)

Products purchased from the zone cabling division represent approximately $59,000 or 2.1% and $71,000 or 2.3% of zone cabling net sales for the years ended December 31, 2006 and 2005, respectively.

Products purchased from the formed metal division represent approximately $1,194,000 or 21.4% and $719,000 or 13.5% of formed metal net sales for the years ended December 31, 2006 and 2005, respectively.

Accounts receivable from TYCO represent approximately $389,000 or 31.1% of net trade receivables for the year ended December 31, 2006.

Major Vendors

The Company purchased sheet metal and related products from two primary vendors that, combined, represent approximately 19.1% and 17.8% of the cost of sales for the years ended December 31, 2006 and 2005, respectively.

Contracts With Distributors

In addition to the Company’s marketing and manufacturing agreement with CPI, the Company has also entered into Original Equipment Manufacturing (“OEM”) Agreements with several companies. The agreements set forth terms whereby the companies may purchase products from the Company for resale to their customers within the U.S., Canada and Mexico. Revenue is recorded at such time as the units are shipped and title passes to the distributors. The agreements are for various terms and are automatically renewed annually unless terminated by either party, and contain, among other things, a warranty effective for one year after the date of sale.

Legal Proceedings

On December 15, 2004, the Company filed seven suits in Small Claims Court in Clay County, Florida, related to a customer’s default on a $38,000 trade receivable for the ultra-violet light product. The entire past due balance is reflected in the bad debt allowance. The customer, Enhance-It, Inc., subsequently responded by filing a counter-suit claiming breach of contract, negligence, fraud and misrepresentation. The litigation was terminated in December 2006. Management negotiated a settlement agreement which included the forgiveness of $38,000 trade receivable in conjunction with a payment of $75,000 to Enhance-It, LLC.

NOTE 11. SEGMENT INFORMATION

The Company follows SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information,” which dictates the way the Company reports information about its operating segments. The following table provides information for our two reportable segments: zone cabling products and formed metal products.

AMERICAN ACCESS TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

The Company has two reportable segments, zone cabling products and formed metal products. As discussed in Note 1, the Company markets zone cabling products which are manufactured by Omega Metals, a former wholly-owned subsidiary now operating as a division. Omega Metals manufactures formed metal products of varying designs for customers, including the Company.

	2006			2005
	Zone Cabling Products	Formed Metal Products	Total	Zone Cabling Products	Formed Metal Products	Total
Revenue from external customers	$2,796,181	$5,582,724	$8,378,905	$3,093,342	$5,323,268	$8,416,610
Interest income	5,595	11,170	16,765	4,372	7,445	11,817
Fixed asset additions	12,498	85,589	98,087	49,172	889,034	938,206
Depreciation and amortization	175,898	324,266	500,164	167,797	348,979	516,776
Segment loss	(16,528)	(8,278)	(24,806)	(72,547)	(123,525)	(196,072)
Segment assets	$2,238,298	$4,468,880	$6,707,178	$2,475,539	$4,215,106	$6,690,645

NOTE 12. PROFITABILITY AND LIQUIDITY

As of December 31, 2006, the Company reflected stockholders’ equity of approximately $5,994,000. However, the Company has incurred net losses of approximately $25,000 in 2006 and $196,000 in 2005, and has an accumulated deficit balance of approximately $9,836,000 at December 31, 2006. The Company’s ability to achieve sustained profitable operations is dependent on continuing to achieve sales growth through expansion of sales and marketing efforts. There is no assurance that such events will occur. Management believes that cash flows from operations will be sufficient to fund operations.

NOTE 13. NASDAQ LISTING

The Nasdaq Small Cap Market is now known as The Nasdaq Capital Market. Our stock is currently listed on the Nasdaq Capital Market. The Nasdaq Stock Market’s Marketplace Rules impose a minimum stock price of $1.00 per share for the continued listing of the Company’s stock. As of the date of this report, the Company is in compliance with all Nasdaq Stock Market listing requirements. If the Company’s stock price were to close below $1.00 for 30 consecutive trading days in the future, the Marketplace Rules impose a minimum stock price of $1.00 per share for the continued listing of the Company’s stock. As of the date of this report, the Company is in compliance with all Nasdaq Stock Market listing requirements. If the Company’s stock price were to close below $1.00 for 30 consecutive trading days in the future, the Company could be out of compliance and the Company’s stock would be subject to delisting if the Company did not achieve compliance within the 180-day cure period provided in the Nasdaq Marketplace Rules. If the Company is delisted, our stock’s liquidity would suffer, and the Company would most likely experience reduced investor interest. Such factors may result in a decrease in The Company’s stock’s trading price. Delisting also makes it more difficult for the Company to issue additional shares in order to secure additional financing.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

American Access Technologies, Inc.,

AAT Merger Sub, Inc.,

and

M & I Electric Industries, Inc.

Dated as of December 1, 2006

i

ii

Exhibits

Exhibit A – M & I Stockholder Voting Agreements

Exhibit B – AAT Stockholder Voting Agreements

Exhibit C – Exchange Ratio

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), made this 1st day of December 2006, by and among AMERICAN ACCESS TECHNOLOGIES, INC., a Florida corporation, (“AAT”), AAT MERGER SUB, INC., a Florida corporation and a wholly-owned subsidiary of AAT (“Merger Sub”) and M & I ELECTRIC INDUSTRIES, INC., a Texas corporation (“M & I”).

RECITALS

WHEREAS, the Boards of Directors of AAT, Merger Sub and M & I have deemed it advisable and in the best interests of their respective corporations and stockholders that AAT and M & I consummate the business combination and other transactions provided for herein in order to advance their respective long-term strategic business interests and stockholder value.

WHEREAS, the Boards of Directors of AAT, Merger Sub and M & I have approved this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.1).

WHEREAS, the Board of Directors of M & I has resolved to recommend to its stockholders the approval and adoption of this Agreement and the Merger provided hereby.

WHEREAS, the Board of Directors of AAT has resolved to recommend to its stockholders the approval of the issuance of AAT Common Stock (as defined in Section 2.1(a)) in connection with the Merger provided hereby, the resulting change of control of AAT and such other actions as contemplated by this Agreement.

WHEREAS, AAT as the sole stockholder of Merger Sub, has approved this Agreement and the Merger provided hereby.

WHEREAS, for federal income tax purposes, it is intended by the parties hereto that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder (the “Treasury Regulations”), and that this Agreement constitute a plan of reorganization within the meaning of Section 368 of the Code and such Treasury Regulations.

WHEREAS, in order to induce AAT to enter into this Agreement and to cause the Merger to be consummated, certain stockholders of M & I have executed voting agreements in favor of AAT concurrently with the execution and delivery of this Agreement in the form substantially attached hereto as Exhibit A (the “M & I Stockholder Voting Agreements”).

WHEREAS, in order to induce M & I to enter into this Agreement and to cause the Merger to be consummated, certain stockholders of AAT have executed voting agreements in favor of M & I concurrently with the execution and delivery of this Agreement in the form substantially attached hereto as Exhibit B (the “AAT Stockholder Voting Agreements”).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into M & I (the “Merger”) in accordance with this Agreement, the Florida Business Corporation Act (the “FBCA”) and the Texas Business Corporation Act (the “TBCA”), and the separate corporate existence of Merger Sub shall thereupon cease. M & I (sometimes hereinafter referred to as the “Surviving Corporation”) shall be the surviving corporation in the Merger and shall be a wholly-owned, direct subsidiary of AAT. M & I and Merger Sub are the constituent corporations to the Merger. The Merger shall have the effects specified in this Agreement and the applicable provisions of the FBCA and the TBCA.

1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place (a) at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 7 and Article 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions) shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as AAT and M & I may agree in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

1.3 Effective Time. If all the conditions to the Merger set forth in Articles 7 and 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, on the Closing Date, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Texas articles of merger (the “Texas Articles of Merger”) meeting the requirements of Article 5.04 of the TBCA and with the Secretary of State of the State of Florida articles of merger (the “Florida Articles of Merger”) in accordance with the relevant portions of Florida law. The Merger shall become effective at such time that the parties hereto shall have agreed upon and designated in the Texas Articles of Merger and the Florida Articles of Merger as the effective time of the Merger (the “Effective Time”).

1.4 Articles of Incorporation. At the Effective Time, the articles of incorporation of M & I in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

1.5 Bylaws. The bylaws of M & I in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

1.6 Directors and Officers of Surviving Corporation. The directors and officers of the Surviving Corporation shall consist of the directors and officers of M & I, as it existed immediately prior to the Effective Time, until changed in accordance with applicable law. Each of the members of the Board of Directors of Merger Sub prior to the Effective Time shall tender his or her resignation as a director of Merger Sub, to be effective at the Effective Time.

1.7 Amendment to AAT Certificate of Incorporation and Reverse Split of AAT Common Stock. Immediately prior to the Effective Time, and subject to receipt of the requisite stockholder approval at the AAT Stockholders’ Meeting, AAT shall cause one or more appropriate filings to be made with the Secretary of State of the State of Florida, in the form of Restated Articles of Incorporation of AAT or as a Certificate of Amendment to the existing Articles of Incorporation (in either case, the “AAT Certificate”), whereby, without any further action on the part of AAT, M & I or any stockholder of AAT:

(a) the name of AAT shall be changed to “American Electric Technologies, Inc.,” or such name as determined by M & I and AAT (the “AAT Name Change”);

(b) the number of authorized shares of the AAT Common Stock shall be increased from 30,000,000 shares to 250,000,000 shares (the “AAT Share Increase”);

(c) each share of AAT Common Stock issued and outstanding immediately prior to the filing of the AAT Certificate shall be converted into and become a fractional number of fully paid and nonassessable shares of AAT Common Stock to be determined by AAT and M & I (the “Reverse Stock Split”); and

(d) any shares of AAT Common Stock held as treasury stock or held or owned by AAT immediately prior to the filing of the AAT Certificate shall each be converted into and become an identical fractional number of shares of AAT Common Stock as determined by the Board of Directors of AAT.

No fractional shares of AAT Common Stock shall be issued in connection with the Reverse Stock Split, and no certificates or scrip for any such fractional share shall be issued. Any holder of AAT Common Stock who would otherwise be entitled to receive a fraction of a share of AAT Common Stock (after aggregating all fractional shares of AAT Common Stock issuable to such holders) shall, in lieu of such fraction of a share and upon the surrender of such holder’s certificate representing such fractional shares of AAT Common Stock, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of AAT Common Stock on the Nasdaq Capital Market (or such other Nasdaq market on which the AAT Common Stock then trades) (“Nasdaq”) on the date immediately preceding the effective date of the Reverse Stock Split.

ARTICLE 2

CONVERSION OF SHARES

2.1 Effect on Capital Stock. Subject to the terms of this Agreement, at the Effective Time, the Merger shall have the following effects on the capital stock of M & I and Merger Sub, without any action on the part of the holder of any capital stock of M & I or Merger Sub:

(a) Conversion of M & I Common Stock. Subject to the provisions of this Section 2.1, all of the shares of the Series A common stock, $1.00 par value of M & I (the “M & I Series A Common Stock”) and the Series B common stock, $1.00 par value of M & I (the “M & I Series B Common Stock”; and together with the M & I Series A Common Stock, the “M & I Common Stock”) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the number (the “Exchange Ratio”) of validly issued, fully paid and nonassessable shares of the common stock, $0.001 par value, of AAT (the “AAT Common Stock”) calculated such that all outstanding shares of the M & I Common Stock immediately prior to the Effective Time shall be entitled to receive, in the aggregate, that number of shares of AAT Common Stock equal to the lesser of (i) the product obtained by multiplying the AAT Fully-Diluted Share Amount (as defined below) by four, or (ii) 32,000,000 shares of AAT Common Stock, in each case subject to cancellation of Excluded M & I Shares as set forth in Section 2.1(b) below, treatment of Dissenting M & I Shares as defined in Section 2.3 below and adjustment as set forth in Section 2.4 below. For purposes hereof, the “AAT Fully-Diluted Share Amount” means a number equal to the sum of: (i) the aggregate number of shares of AAT Common Stock issued and outstanding immediately prior to the Effective Time plus (ii) the aggregate number of shares of AAT Common Stock that would be deemed outstanding for purposes of calculating earnings per share under the treasury stock method described in FAS 128 as a result of any options, warrants, convertible securities or other rights to acquire capital stock of AAT outstanding immediately prior to the Effective Time (provided, however, that in applying the treasury stock method, (A) the average market price shall be the volume weighted average price of the AAT Common Stock on the Nasdaq for the ten (10) trading days ending on (and including) the date which is five (5) trading days prior to the Effective Time, and (B) all such issued and outstanding options, warrants, convertible securities or other rights to acquire capital stock of AAT, whether vested or unvested, shall be deemed vested as of the Effective Time). The Exchange Ratio shall be calculated by AAT and M & I prior to the Effective Time, and such calculation shall be attached hereto as Exhibit C. The AAT Common Stock to be issued upon conversion of the M & I Common Stock pursuant to this Section 2.1 and any cash in lieu of fractional shares to be paid pursuant to Section 2.2(d) hereof are referred to collectively as the “Merger Consideration.” The holder of a certificate that represented shares of M & I Common Stock (a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such Certificate, the Merger Consideration to which such holder is entitled pursuant to this Section 2.1(a). Until surrendered as contemplated by Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and such holder shall not be entitled to vote or to any other rights of a stockholder of AAT until after such surrender.

(b) Cancellation of Excluded M & I Common Shares. All shares of M & I Common Stock that are owned by AAT, Merger Sub, M & I or any direct or indirect Subsidiary of M & I (the “Excluded M & I Common Shares”) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

(c) Merger Sub. At the Effective Time, each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of the M & I Series A Common Stock, of the Surviving Corporation, and the Surviving Corporation shall thereby become a wholly-owned, direct subsidiary of AAT.

2.2 Exchange of Certificates for Merger Consideration.

(a) Exchange Procedures. At or prior to the Effective Time, AAT shall deposit with its transfer agent or such other party as may be reasonably satisfactory to AAT and M & I (the “Exchange Agent”), in trust for the benefit of the holders of M & I Common Stock, certificates representing the shares of AAT Common Stock in an amount necessary to effect the conversion of M & I Common Stock into the right to receive the Merger Consideration pursuant to Section 2.1(a). AAT shall make sufficient funds available to the Exchange Agent from time to time as needed to pay cash in respect of (i) dividends or other distributions in accordance with Section 2.2(b) and (ii) fractional shares in accordance with Section 2.2(d). Promptly after the Effective Time, but in no event later than two business days thereafter, AAT shall cause the Exchange Agent to mail to each holder of record of a Certificate as of the Effective Time (other than holders of a Certificate in respect of Excluded M & I Common Shares or Dissenting M & I Shares), (i) a letter of transmittal specifying that delivery of the Certificates shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, such letter of transmittal to be in such form and to have such other provisions as AAT may reasonably determine, and (ii) instructions for exchanging the Certificates and receiving the Merger Consideration to which such holder shall be entitled pursuant to Section 2.1(a). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of AAT Common Stock that such holder is entitled to receive pursuant to Section 2.1(a) and (ii) a check in the aggregate amount (after giving effect to any required Tax (as defined in Section 3.12) withholdings) of (A) any cash in lieu of fractional shares determined in accordance with Section 2.2(d) plus (B) any cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Section 2.2. The Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable (for fractional shares, dividends or otherwise) upon surrender of any Certificate. In the event of a transfer of ownership of any shares of M & I Common Stock that occurred prior to the Effective Time, but is not registered in the transfer records of M & I, the Merger Consideration may be issued and/or paid to such a transferee if the Certificate formerly representing such shares of M & I Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid. If any certificate for shares of AAT Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined in Section 10.5) requesting such exchange shall pay any transfer or other Taxes required by reason of the issuance of certificates for shares of AAT Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the reasonable satisfaction of AAT and the Exchange Agent that such Tax has been paid or is not applicable.

(b) Distributions with Respect to Unexchanged Shares. Whenever a dividend or other distribution is declared by AAT in respect of shares of AAT Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of AAT Common Stock payable as Merger Consideration pursuant to this Agreement. No dividends or other distributions so declared in respect of such AAT Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued or paid, less the amount of any withholding Taxes that may be required to be deducted therefrom, to the holder of the certificates representing whole shares of AAT Common Stock issued in exchange for such Certificate, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date that is at or after the Effective Time and a payment date on or prior to the date of surrender of such Certificate and not previously paid to such holder and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of AAT Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender. No interest shall be payable with respect to any amounts to be paid under this Section 2.2(b). For purposes of dividends or other distributions in respect of shares of AAT Common Stock, all AAT Common Stock payable as Merger Consideration pursuant to the Merger shall be issued and outstanding as of the Effective Time.

(c) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of M & I of M & I Common Stock that were outstanding immediately prior to the Effective Time.

(d) Fractional Shares. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of AAT Common Stock shall be issued in the Merger and no AAT Common Stock dividend, stock split, subdivision or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of AAT. In lieu of any such fractional share (after aggregating all fractional shares of AAT Common Stock to be received by such holder), each holder of M & I Common Stock who would otherwise have been entitled to receive a fraction of a share of AAT Common Stock upon surrender of a Certificate for exchange shall be entitled to receive from the Exchange Agent a cash payment (rounded to the nearest whole cent) equal to such fraction multiplied by the closing price of the AAT Common Stock on Nasdaq for the last trading day immediately prior to the Effective Time. No interest shall be payable with respect to any amounts to be paid under this Section 2.2(d).

(e) Termination of Exchange Period; Unclaimed Merger Consideration. At any time following the first anniversary of the Effective Time, AAT shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Merger Consideration deposited with the Exchange Agent, and holders of Certificates shall be entitled to look only to AAT (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration and any dividends or other distributions with respect thereto issuable or payable pursuant to Section 2.1, Section 2.2(b) and Section 2.2(d) upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of AAT, Surviving Corporation, the Exchange Agent or any other person shall be liable to any holder of a Certificate with regard to AAT Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and if AAT reasonably believes that the Person providing the indemnity is sufficiently creditworthy, the making of a reasonable undertaking to indemnify AAT or M & I, or, if AAT does not so reasonably believe, the posting by such Person of a bond in the form customarily required by AAT to indemnify against any claim that may be made against it with respect to such Certificate, the Exchange Agent will distribute such Merger Consideration, dividends and other distributions in respect thereof issuable or payable in exchange for such lost, stolen or destroyed Certificate pursuant to Section 2.1, Section 2.2(b) and Section 2.2(d), in each case, without interest. Any delivery or surrender for exchange of a Certificate pursuant to this Section 2.2 may be effected (in lieu of such delivery or exchange for surrender of a Certificate) by delivery of an affidavit together with an indemnity undertaking or indemnity bond in accordance with this Section 2.2(f).

(g) Withholding. AAT or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of M & I Common Stock such amounts as AAT or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, the Treasury Regulations or under any provision of state, local or foreign Tax law. AAT or the Exchange Agent, as the case may be, shall provide any holder of M & I Common Stock the opportunity to provide certification or other proper evidence of exemption from required deduction and withholding within a reasonable amount of time before such deduction and withholding is required. To the extent that amounts are so withheld by AAT or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the M & I Common Stock in respect of when such deduction and withholding was made by AAT or the Exchange Agent.

2.3 Appraisal Rights. Shares of M & I Common Stock outstanding immediately prior to the Effective Time and held by a holder who neither shall have voted in favor of the Merger nor shall have consented thereto in writing and who shall have demanded appraisal for such shares in accordance with the TBCA are referred to herein as “Dissenting M & I Shares.” Dissenting M & I Shares shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses its right to appraisal, such shares shall be treated as if they had been converted at the Effective Time into the right to receive the Merger Consideration. M & I shall give AAT prompt notice of any demands received by M & I for appraisal of M & I Common Stock. Except as required by applicable law or with the prior written consent of AAT, M & I shall not make any payment with respect to, or settle or offer to settle, any such demands.

2.4 Adjustments. If there shall have been declared or effected a stock split, subdivision, reverse stock split (including the Reverse Stock Split), consolidation and division, stock dividend or stock distribution (including any dividend or distribution of securities convertible into AAT Common Stock or M & I Common Stock), reorganization, recapitalization, reclassification or similar event made with respect to AAT Common Stock and M & I Common Stock, the Merger Consideration shall be adjusted to reflect, and the Exchange Ratio to be set forth on Exhibit C shall reflect, fully the appropriate effect of such event.

2.5 Exemption from Registration. The parties hereto intend that the AAT Common Stock to be issued to the M & I stockholders in the Merger shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 506 of Regulation D, and the certificates representing such shares shall contain an appropriate legend restricting transfer without compliance with applicable securities laws and a stop transfer order will be placed against the shares with AAT’s transfer agent.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF M & I

Except as otherwise specifically set forth in the M & I Due Diligence Disclosure Manual, dated as of the date of this Agreement (the “M & I Disclosure Manual”) delivered by M & I to AAT on the date hereof, M & I hereby represents and warrants to AAT that:

3.1 Organization, Operation, Standing and Power. M & I conducts its business directly and through the corporations, limited liability companies, partnerships, joint ventures and other entities listed on Section 3.1 of the M & I Disclosure Manual (referred to collectively as the “Subsidiaries” and individually as a “Subsidiary”) and through the corporations, limited liability companies, partnerships, joint ventures and other entities listed on Section 3.2(a) of the M & I Disclosure Manual (referred to collectively as the “Equity Investees” and individually as an “Equity Investee”). Each of M & I and each of its Subsidiaries is duly incorporated or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has, as applicable, full corporate, limited liability company or partnership power and authority to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. M & I and each of its Subsidiaries is duly qualified to do business in each jurisdiction where the nature of its business or ownership or leasing of its properties make such qualification necessary or the failure to so qualify has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.1 of the M & I Disclosure Manual contains a complete and accurate list for M & I and each of its Subsidiaries of its name, legal form and jurisdiction of its incorporation or organization, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder or other equity owner and the number of shares or the nature of the equity interest held by each). M & I has delivered to AAT true and complete copies of the articles of incorporation of M & I, as amended to the date of this Agreement (as so amended, the “M & I Charter”), and the By-laws of M & I, as amended to the date of this Agreement (as so amended, the “M & I By-laws”), and the comparable charter and organizational documents of each Subsidiary, in each case as amended through the date of this Agreement.

3.2 Subsidiary Operations and Equity Interests.

(a) Except for its Subsidiaries and for the Equity Investees listed on Section 3.2(a) of the M & I Disclosure Manual, M & I does not conduct any of its business and operations through any other entity. Section 3.2(a) of the M & I Disclosure Manual contains a complete and accurate list for each of the Equity Investees of its name, legal form and jurisdiction of its incorporation or organization, other jurisdictions in which it is authorized to do business and, the equity interest of M & I in such Equity Investee. M & I has delivered to AAT true and complete copies of the organizational documents of each Equity Investee, in each case as amended through the date of this Agreement.

(b) All the outstanding shares of capital stock or other equity interests of each Subsidiary and all of the outstanding shares of capital stock or other equity interests held by M & I in each Equity Investee have been validly issued and are fully paid and nonassessable and are owned by M & I, by another Subsidiary or by M & I and another Subsidiary, free and clear of all pledges, liens, voting agreements, proxies, transfer restrictions, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever, except for restrictions imposed by applicable securities laws or their respective charter documents.

3.3 Capital. The authorized capital stock of M & I consists of 999,000 shares of Series A Common Stock and 1,000 shares of Series B Common Stock. As of the date hereof, 248,610 shares of M & I Series A Common Stock and 250 shares of M & I Series B Common Stock are issued and outstanding. The issued and outstanding M & I Common Stock owned of record and beneficially by the M & I stockholders is set forth in Section 3.1 of the M & I Disclosure Manual. All the issued and outstanding shares of M & I capital stock have been duly authorized and validly issued and are fully paid, nonassessable and were not issued in violation of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof and have been issued, in all material respects, in compliance with any applicable securities laws. Except as set forth in Section 3.3 of the M & I Disclosure Manual, M & I does not have and is not bound by any outstanding subscriptions, options, voting trusts, convertible securities, warrants, calls, commitments or agreements of any character or kind calling for the purchase, issuance or grant of any additional shares of its capital stock or restricting the transfer of its capital stock. Except as set forth in Section 3.3 of the M & I Disclosure Manual and except for the M & I Stockholder Voting Agreements, neither M & I nor any of its stockholders is a party to any voting trust or other agreement or understanding with respect to the voting of the capital stock or other equity securities of M & I.

3.4 Authority; No Violation.

(a) M & I has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of M & I and no other corporate proceedings on the part of M & I or any of its Subsidiaries are necessary to approve this Agreement and to consummate the transactions contemplated hereby other than the affirmative vote of the M & I stockholders for the Merger. This Agreement has been duly and validly executed and delivered by M & I and

(assuming due authorization, execution and delivery by AAT and Merger Sub) constitutes a valid and binding obligation of M & I, enforceable against M & I in accordance with its terms subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

(b) Neither the execution and delivery of this Agreement by M & I, nor the consummation of the Merger, nor compliance by M & I with any of the terms or provisions hereof, will, except as set forth in Section 3.4(b) of the M & I Disclosure Manual, (i) violate any provision of the M & I Charter or M & I By-Laws, (ii) subject to obtaining the approval and adoption of this Agreement and approval of the Merger by M & I’s stockholders, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to M & I or any of its Subsidiaries or any of their respective properties or assets or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any lien or encumbrance upon any of the respective properties or assets of M & I or any of its Subsidiaries under, any of the terms, conditions or provisions of any agreement, except for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or liens that, either individually or in the aggregate, would not have a Material Adverse Effect on M & I.

3.5 Financial Statements and Records.

(a) M & I has delivered to AAT (i) the financial statements of M & I set forth in Section 3.5 of the M & I Disclosure Manual, which consist of (A) the unaudited consolidated balance sheet as at December 31, 2003 and the related statement of income, change in stockholders’ equity and cash flow for the fiscal year ended December 31, 2003, (B) audited consolidated balance sheets of M & I as at December 31, 2004 and 2005, and the related audited consolidated statements of income, changes in stockholders’ equity, and cash flow for each of the fiscal years then ended, together with the report thereon of M & I’s independent registered public accountants, and (C) an unaudited consolidated balance sheet of M & I as at September 30, 2006 (the “Interim Balance Sheet”) and the related unaudited consolidated statements of income, changes in stockholders’ equity, and cash flow for the nine months ended September 30, 2005 and 2006, including in each case the notes thereto. Each of the balance sheets contained in or incorporated by reference into any such M & I financial statements (including the related notes and schedules thereto) delivered and to be delivered to AAT will fairly present, in all material respects, the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows (including any related notes and schedules thereto) will fairly present, in all material respects, the results of operations, changes in stockholders’ equity and cash flows, as the case may be, of M & I and its Subsidiaries, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited interim financial statements.

(b) M & I and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; provided, however, that M & I has neither adopted, nor has it conducted an evaluation of compliance of M & I’s internal accounting controls with, the Internal Control Framework developed by the Committee of Sponsoring Organizations of the Treadway Commission.

(c) Since January 1, 2004, neither M & I nor, to M & I’s knowledge, any director, officer, employee, auditor, accountant or representative of M & I or any of its Subsidiaries has received or otherwise had or obtained knowledge of (i) any significant deficiencies in the design or operation of M & I’s internal controls which could reasonably be expected to adversely affect the ability of M & I to record, process, summarize and report financial data, (ii) any material weakness in its internal controls, or (iii) any fraud that involves management or other employees who have a significant role in the internal controls of M & I.

3.6 Real Property—Owned. Section 3.6 of the M & I Disclosure Manual contains a complete and accurate list of all real estate owned by M & I or any of its Subsidiaries, and except as set forth on Section 3.6 of the M & I Disclosure Manual or as would not have a Material Adverse Effect, M & I and the Subsidiaries have good and marketable title to the real estate owned and listed on Section 3.6 of the M & I Disclosure Manual, in each case free and clear of all liens other than Permitted Encumbrances. For each owned property such list sets forth the address of each such property, the owner of the property, the use of the property and the name of the party utilizing the property, the amount of land included in the property, the square footage of any buildings on the property and the details of any mortgages, encumbrances, trust deeds, etc., on each property including the principal balance of the mortgages as of a recent date and the name of the secured party and payment terms on the mortgages. There exists no legal or administrative proceeding to which M & I is a party or court order, building code provision, deed restriction, or restrictive covenant (recorded or otherwise), or other private or public limitation, which might in any way impede or adversely affect the continued use of the said real estate in the manner it is currently used, except for such court order, building code provision, deed restriction, restrictive covenant, or other private or public limitation that, either individually or in the aggregate, would not have a Material Adverse Effect on M & I.

3.7 Real Property—Not Owned. Section 3.7 of the M & I Disclosure Manual contains a complete and accurate list of all real estate leased or otherwise utilized by M & I or any of its Subsidiaries. For each leased property such list sets forth the address of each such property, the owner of the property, the use of the property and the name of the party utilizing the property, the details of any lease or other agreements for the property, including the amount of the monthly lease and other amounts payable by M & I and its Subsidiaries for each such property, the termination date of the lease or other arrangement under which the property is used and any rights to renew or extend such occupancy, and, to the extent reasonably available to M & I, the size of the land included in the property and the size of any buildings on the property.

3.8 Adequacy of Facilities; Title to Assets. The buildings, plants, structures, and equipment of M & I and each Subsidiary: (a) are structurally sound and in good operating condition and repair, subject to ordinary wear and tear, (b) are adequate for the uses to which they are being put, (c) are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost, (d) are sufficient for the continued conduct of their businesses, and (e) conform in all material respects to applicable federal, state and local laws and regulations (including, but not limited to, those relating to environmental protection, occupational safety and health) and except as otherwise set forth in Section 3.8 of the M & I Disclosure Manual, M & I and each Subsidiary, respectively, have good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all assets reflected in the M & I Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the M & I Interim Balance Sheet), and all other assets reflected in the books and records of M & I or any M & I Subsidiary as being owned by M & I or such M & I Subsidiary. Except as set forth on Section 3.8 of the M & I Disclosure Manual, all such assets are owned by M & I or an M & I Subsidiary free and clear of any liens and encumbrances, except for Permitted Encumbrances.

3.9 Personal Property—Leased or Not Owned. Section 3.9 of the M & I Disclosure Manual contains a list and brief description of all leases and other agreements under which M & I and each of its Subsidiaries is lessee of or holds or operates any material items of machinery, equipment, vehicles, office furniture or fixtures owned by any third party, including the identity or the owner or lessor of the property, the monthly rent or other consideration payable for use of the property, the termination date of each such lease or other agreement. M & I has provided to AAT true and correct copies of such leases or agreements. Except as set forth on Section 3.9 of the M & I Disclosure Manual, each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of M & I and, to the knowledge of M & I, the other parties thereto, and there is no default or basis therefor by M & I, or to the knowledge of M & I, any other parties to said leases.

3.10 Contracts and Agreements.

(a) The following subsections of Section 3.10 of the M & I Disclosure Manual contains a list, and M & I has provided to AAT true and correct copies, of all the following agreements, arrangements, and understandings (written or oral, formal or informal) (collectively, for purposes of this Section 3.10, the “M & I Agreements”) to which M & I or any of the Subsidiaries is a party or by which M & I or any of the Subsidiaries or any of their respective properties is otherwise bound and pursuant to which M & I or any of the Subsidiaries has continuing liabilities, obligations or rights:

(i) collective bargaining agreements and similar agreements with employees as a group;

(ii) employee benefit agreements, trusts, plans, funds, or other similar arrangements of any nature;

(iii) agreements with any current or former stockholder, director, officer, employee, consultant, or advisor or any affiliate of any such person;

(iv) agreements between or among M & I and any of the Subsidiaries and their affiliates and agreements between M & I and any of the Equity Investees;

(v) indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements relating to the borrowing of money in excess of $1,000,000 or to the direct or indirect guarantee or assumption by M & I or any of the Subsidiaries of any obligation of others, including any agreement that has the economic effect although not the legal form of any of the foregoing;

(vi) agreements relating to the acquisition or disposition of assets in excess of $1,000,000 individually or in the aggregate, other than those entered into in the ordinary course of business consistent with past practice;

(vii) agreements relating to the acquisition or disposition of any material interest in any business enterprise;

(viii) broker, distributor, dealer, manufacturer’s representative, sales, agency, sales promotion, advertising, market research, marketing, consulting, research and development, maintenance, service, and repair agreements, in each case providing for payments in excess of $1,000,000 in any 12- month period;

(ix) material license, royalty, or other agreements relating to Intellectual Property (other than (A) shrinkwrap and clickwrap agreements and (B) software agreements requiring the payment of less than $25,000);

(x) partnership, joint venture, and profit sharing agreements;

(xi) material agreements with any Governmental Authority;

(xii) agreements in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any other Person and requiring the payment of greater than $100,000 individually or in the aggregate;

(xiii) agreements containing any covenant limiting the freedom M & I or of any of the Subsidiaries to engage in any line of business or compete with any other entity in any geographic area or during any period of time;

(xiv) powers of attorney granted by M & I and of the Subsidiaries; and

(xv) other agreements, whether or not made in the ordinary course of business, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of M & I or any of the Subsidiaries considered as a whole.

(b) Each of the M & I Agreements in excess of 2% of M & I’s consolidated revenues (“M & I Material Contracts”) is a valid and binding agreement of M & I and the Subsidiaries (to the extent each is a party thereto) and, to the knowledge of M & I, the other party or parties thereto, enforceable against M & I and the Subsidiaries

(to the extent each is a party thereto) and, to the knowledge of M & I and the Subsidiaries, such other party or parties in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. None of M & I and the Subsidiaries is in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default under, any material provision of any of M & I Material Contracts, and none of M & I and its Subsidiaries has received any written notice from, or given any written notice to, any other party indicating that M & I or any of the Subsidiaries is in breach of or in default under any of M & I Material Contracts, except in all such cases for such breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect. To M & I’s or the Subsidiaries’ knowledge, no other party to any of M & I Material Contracts is in breach of or in default under such agreements, nor has any assertion been made by any of M & I or the Subsidiaries of any such breach or default. There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to M & I or any Subsidiary under any current or completed M & I Material Contract and no such party to any such agreements has made written demand for such renegotiation. The consummation of the Merger and transactions related thereto shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from M & I, any M & I Subsidiary, AAT, or any AAT Subsidiary to any Person under any M & I Material Contract or give any Person the right to terminate or alter the provisions of any M & I Material Contract.

3.11 Environmental Matters.

(a) Hazardous Material. Except as disclosed on Section 3.11 of the M & I Disclosure Manual, or as may be permitted in accordance with applicable environmental laws, no underground storage tanks and no amount of any substance that has been designated by any Governmental Authority or by applicable federal, state or local law, to be radioactive, toxic, hazardous or otherwise a danger to human health or the environment, including, without limitation, PCBs, asbestos, petroleum, petroleum products, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and analogous State laws, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act, as amended, and analogous State laws, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies and other materials stored in accordance with applicable environmental laws (a “Hazardous Material”), are present, as a result of the actions of M & I or any of its Subsidiaries, or, to M & I’s and its Subsidiaries’ knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that M & I or any of its Subsidiaries have at any time owned, operated, occupied or leased.

(b) Hazardous Material Activities. Except as would not reasonably be expected to have a Material Adverse Effect on M & I or any Subsidiary, M & I and its Subsidiaries have not transported, stored, used, manufactured, disposed of, released or exposed their employees or others to Hazardous Materials in violation of any law in effect on or before the date hereof, nor has M & I or its Subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, “Hazardous Material Activities”) in violation of any rule, regulation, treaty or statute promulgated by any Governmental Authority in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(c) Permits. M & I and its Subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the “M & I Environmental Permits”) necessary for the conduct of M & I’s and its Subsidiaries’ Hazardous Material Activities and other businesses of M & I and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not reasonably be expected to have a Material Adverse Effect on M & I.

(d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of M & I or its Subsidiaries, threatened concerning any M & I Environmental Permit, Hazardous Material or any Hazardous Material Activity of M & I or its Subsidiaries. Neither M & I nor any of its Subsidiaries are aware of any fact or circumstance which could involve M & I or any of its Subsidiaries in any environmental litigation or impose upon M & I or any of its Subsidiaries any environmental liability.

M & I makes no representation or warranty regarding compliance or failure to comply with, or any actual or contingent liability under, any environmental law or permit except as expressly set forth in this Section 3.11.

3.12 Taxes.

(a) M & I and each Subsidiary have accurately prepared and timely filed or had prepared and timely filed on their behalf, all returns, declarations, reports, statements, information statements and other documents filed or required to be filed (the “Tax Returns”) with respect to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity concerning or attributable to M & I or any of its Subsidiaries or to their operations (“M & I Taxes” and collectively with AAT Taxes (as defined below), “Taxes”), and all such Tax Returns are true, complete and correct in all material respects. No extension of time has been requested for or granted to M & I or any Subsidiary to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid.

(b) M & I and each Subsidiary: (i) have paid all Taxes they are obligated to pay as reflected on their Tax Returns or otherwise; and (ii) have withheld all federal, state, local and foreign Taxes required to be withheld with respect to their employees or otherwise.

(c) M & I or each Subsidiary have not executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d) There are no liens arising from or related to Taxes (other than Permitted Encumbrances) on or pending against M & I or its Subsidiaries or any of its or their properties.

(e) M & I and each Subsidiary are not, nor have ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar contract or agreement.

(f) No audit or other examination of any Tax Return of M & I or any Subsidiary by any Tax authority is presently in progress, nor has M & I or any Subsidiary been notified in writing of any request for such an audit or other examination.

(g) No adjustment relating to any Tax Returns filed by M & I or any Subsidiary has been proposed in writing, formally or informally, by any Tax authority to M & I or any Subsidiary or any representative thereof.

(h) M & I and each Subsidiary has no liability for any unpaid Taxes which have not been accrued for or reserved on M & I’s Interim Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to M & I and each Subsidiary, other than any liability for unpaid Taxes that may have accrued since September 30, 2006 in connection with the operation of the business of M & I and each Subsidiary in the ordinary course of business.

(i) There is no contract, agreement, plan or arrangement to which M & I or any Subsidiary is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of M & I and each Subsidiary that, individually or collectively, could reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code (or any similar provision of state or local law). There is no contract, agreement, plan or arrangement to which M & I and each Subsidiary is a party or by which it is bound that could require the compensation of any individual for excise taxes payable pursuant to Section 4999 of the Code (or any similar provision of state or local law).

(j) M & I and each Subsidiary has not filed any consent agreement under Section 341(f) of the Code (or any similar provision of state or local law) or agreed to have Section 341(f)(2) of the Code (or any similar provision of state or local law) apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code (or any similar provision of state or local law)) owned by M & I or any Subsidiary.

(k) M & I and each Subsidiary has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. The stock of M & I has not been distributed in a transaction satisfying the requirements of Section 355 of the Code.

(l) Neither M & I nor any of its Subsidiaries nor, to the knowledge of M & I, any Person affiliated with M & I has taken any action or failed to take any action that would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code, and no facts, agreements, plans or other circumstances exist that would cause the Merger to fail to so qualify.

Each provision in this Section 3.12 shall be treated for state, local and foreign Tax purposes as a reference to analogous or similar provisions of state, local and foreign law.

3.13 Employment Contracts and Matters. Except as set forth in Section 3.10 of the M & I Disclosure Manual, there are no employment, indemnification, consulting, severance or other similar agreements between M & I or any of its Subsidiaries and any of their respective officers, directors, consultants or employees (the “M & I Employment Contracts”). None of the M & I Employment Contracts contain any “change of control,” severance or other provisions pursuant to which any of the benefits of any other party thereto will be increased or the vesting of any such benefits will be accelerated by the consummation of any of the transactions contemplated by this Agreement or pursuant to which the value of any such benefits will be calculated on the basis of any of the transactions contemplated by this Agreement. To the knowledge of M & I and its Subsidiaries, no executive, key employee, or group of employees has any plans to terminate employment with any of M & I and its Subsidiaries. Except as set forth on Section 3.10(i) of the M & I Disclosure Manual, neither M & I nor any of its Subsidiaries is a party to or bound by any collective bargaining contract, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of M & I and its Subsidiaries has committed any unfair labor practice within the meaning of the National Labor Relations Act. Except for the collective bargaining agreement as set forth in Section 3.10 of the M & I Disclosure Manual, neither M & I nor any Subsidiary has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of M & I and its Subsidiaries and no such organizational efforts took place at any time during the last two years. There are no actions, claims or investigations pending, or to the knowledge of any of M & I and its Subsidiaries threatened, which relate to (a) employment discrimination, age discrimination, sex discrimination and/or sexual harassment (b) unpaid wages; (c) wrongful discharge, retaliation or breach of any alleged employment or other contracts; and (d) claims based on any tort, such as invasion of privacy, defamation, fraud and infliction of emotional distress by any of M & I, any Subsidiary or any of their current or former employees, officers or managers and there is no basis for bringing any such action, claim or investigation.

3.14 Compliance with Laws. The businesses of each of M & I and its Subsidiaries have not been conducted in violation of any law, rule, statute, ordinance, regulation, judgment, determination, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any governmental entity or common law (collectively, “Laws”), except for violations that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on M & I. No investigation or review by any Governmental Authority with respect to M & I or any of its Subsidiaries is pending or, to the knowledge of M & I, threatened, nor has any Governmental Authority indicated an intention to conduct the same, except for those the outcome of which would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on M & I. The executive officers of M & I have not received any notice or communication of any material noncompliance with any such Laws that has not been cured, except for such changes and noncompliance that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on M & I. Each of M & I and its Subsidiaries has obtained and is in substantial compliance with all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Authority (collectively, “Licenses”) necessary to conduct its business as presently conducted, except for those the absence of which or failure to be in compliance with, would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on M & I.

3.15 Improper Business Practices. To the knowledge of M & I and any of its Subsidiaries, neither M & I nor any of its Subsidiaries or Equity Investees nor any director, officer, employee, agent other representative of M & I or any of its Subsidiaries or Equity Investees has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any other unlawful payment.

3.16 Employee Benefit Plans.

(a) Section 3.10(ii) of the M & I Disclosure Manual lists all written and describes all non-written employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock or other security option, stock or other security purchase, stock or other security appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar fringe or employee benefit plans, programs or arrangements, any employment executive compensation or severance agreements, written or otherwise, which are currently, or within the three years immediately preceding January 1, 2006, and to the date of this Agreement have been, sponsored, maintained, contributed to or entered into for the benefit of, or relating to, any present or former employee or director of M & I, or of any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with M & I within the meaning of Section 414 of the Code (an “ERISA Affiliate”), whether or not such plan is terminated (collectively, the “M & I Employee Plans”).

(b) With regard to each M & I Employee Plan, M & I has made available to AAT a true and complete copy of, to the extent applicable, of (i) the M & I Employee Plan, (ii) the most recent annual reports (Form 5500) as filed with the United States Internal Revenue Service (the “IRS”), (iii) each trust agreement related to such M & I Employee Plan, (iv) the most recent summary plan description for each M & I Employee Plan for which such description is required, along with all summaries of material modifications, amendments, resolutions and all other material plan documentation related thereto, (v) the most recent actuarial report relating to any M & I Employee Plan subject to Title IV of ERISA and (vi) the most recent IRS determination letter issued with respect to any M & I Employee Plan.

(c) There are no actions or claims pending (other than routine claims for benefits), or to the knowledge of M & I threatened, against any M & I Employee Plan or against the assets of any M & I Employee Plan, nor are there any current, or to the knowledge of M & I threatened, encumbrances or liens on the assets of any M & I Employee Plan. Each M & I Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination for the IRS covering the provisions of the GUST stating that such M & I Employee Plan is so qualified, all amendments required to be made in order to preserve the tax-qualification of the plans since the issuance of the GUST determination letter have been timely made and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each M & I Employee Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable law.

(d) No M & I Employee Plan is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, and neither M & I nor any ERISA Affiliate has ever maintained, contributed to or partially or fully withdrawn from any such plan. No M & I Employee Plan is a Multiemployer Plan or “single-employer plan under multiple controlled groups” as described in Section 4063 of ERISA, and neither M & I nor any ERISA Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any Multiemployer Plan. No M & I Employee Plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 3(40) of ERISA.

(e) With respect to the employees and former employees of M & I, there are no employee postretirement medical or health plans or agreements in effect, except as required by Section 4980B of the Code or similar state law.

(f) The execution of and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in: (A) any payment to or acceleration, vesting or increase in the rights of any current or former employee or (B) any payment that could reasonably be construed as a “parachute payment” (as defined in Section 280G of the Code) to any current or former employee.

(g) To the knowledge of M & I, no “prohibited transaction,” as such term is described in Section 4975 of the Code, has occurred with respect to any M & I Employee Plan that would subject the M & I or any ERISA Affiliate, any officer of M & I or any M & I Employee Plan or any trust to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code;

(h) There has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any M & I Employee Plan since December 31, 2005 which would increase materially the expense of maintaining such plan above the level of the expense incurred in respect thereof. Each M & I Employee Plan may be amended or terminated at any time by M & I in its sole discretion without the consent of any third party.

(i) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of M & I, threatened against, or with respect to, any of the M & I Employee Plans. All material contributions required to be made to the M & I Employee Plans have been timely made pursuant to their terms. To the knowledge of M & I, there is no matter pending with respect to any of the M & I Employee Plans before the IRS or the Department of Labor or any other governmental authorities.

(j) No trust relating to any M & I Employee Plan holds any assets which are “employer securities” or “employer real property” as such terms are defined in ERISA section 407(d)(1) or (2).

(k) Based on M & I’s good faith interpretation of the provisions of Section 409A of the Code and the guidance issued thereunder, any M & I Employee Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated in accordance with the requirements of Section 409A (including the Notices issued by the IRS thereunder) and has been, or may timely be, amended to comply with 409A if necessary.

3.17 Interested Party Transactions. Except as set forth in Section 3.17 of the M & I Disclosure Manual, no director, officer or other affiliate of M & I (or any member of the immediate family of any of the foregoing persons) has or has had, directly or indirectly, (i) a material economic interest in any person that has furnished or sold, or furnishes or sells, services or products that M & I or any Subsidiary furnishes or sells, or proposes to furnish or sell; (ii) a material economic interest in any person that purchases from or sells or furnishes to, M & I or any Subsidiary, any goods or services; (iii) a material beneficial interest in any agreement included in Section 3.10 of the M & I Disclosure Manual; or (iv) any contractual or other arrangement with M & I or any Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 3.17. M & I and the Subsidiaries have not (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of M & I, or (ii) materially modified any term of any such extension or maintenance of credit. No officer or director of M & I or any Subsidiary has asserted any claim, charge, action or cause of action against M & I or any Subsidiary, except for immaterial claims for accrued vacation pay, accrued benefits under any employee benefit plan and similar matters and agreements existing on the date hereof.

3.18 Customers. Set forth in Section 3.18 of the M & I Disclosure Manual is a list of the names and the amount of sales and services billed to each customer of M & I that individually accounted for two percent (2%) or more of gross revenues of M & I and its Subsidiaries, on a consolidated basis, during the calendar year ended December 31, 2005 and the six months ended June 30, 2006. None of such customers has canceled or otherwise terminated, or advised M & I or any Subsidiary of its intention to cancel or terminate or materially reduce its purchases from M & I or any Subsidiary, refused to or threatened to refuse to pay its outstanding invoices, has demanded a refund or credit which M & I or any Subsidiary believes to be unjustified or is known to be bankrupt or suspected of being insolvent.

3.19 Insurance.

(a) Section 3.19 of the M & I Disclosure Schedule contains a schedule and the declarations page of each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, windstorm, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which M & I and each Subsidiary is a party (the “M & I Insurance Policies”). The M & I Insurance Policies are in full force and effect. All premiums due and payable under the M & I Insurance Policies have been paid on a timely basis and M & I and its Subsidiaries are in compliance in all material respects with all other terms thereof.

(b) There are no material claims pending as to which coverage has been questioned, denied or disputed under the M & I Insurance Policies. All material claims thereunder have been filed in a due and timely fashion and neither M & I or any of its Subsidiaries have been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request), nor has M & I or its subsidiaries received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies. None of such policies are subject to any retroactive premium adjustment feature.

3.20 Officers and Directors. Section 3.20 of the M & I Disclosure Manual identifies each officer and director of M & I and each Subsidiary, and copies of director and officer questionnaires have previously been provided by each such person.

3.21 Intellectual Property. Except as set forth in Section 3.21 of the M & I Disclosure Manual, the business and operations of M & I and each Subsidiary is not materially dependent on any patent, copyright, trademark or invention. Except as set forth in Section 3.21 of the M & I Disclosure Manual, no claim is pending or, to the knowledge of M & I or any Subsidiary, threatened to the effect that the present or past operations products or services of the M & I or any Subsidiary infringes upon or conflicts with the rights of others with respect to any intellectual property (including, without limitation, patents, patent rights, patent applications, trademarks, trademark applications, trade names, copyrights, drawings, trade secrets, know-how, trade secrets, proprietary information, technology, technical data and customer lists, and all documentation relating to any of the foregoing and computer software) (the “Intellectual Property”). No contract, agreement or understanding with any party exists which would materially impede or prevent the continued use by M & I and its Subsidiaries of any Intellectual Property owned, licensed or controlled by M & I or any of its Subsidiaries which is necessary in M & I’s business as presently conducted. No officer, director, employee or consultant of M & I or any Subsidiary owns, directly or indirectly, any material interest in the Intellectual Property which is presently being used in the business of M & I or any Subsidiary and M & I makes no material payment for the use or sale thereof except as set forth in Section 3.21 of the M & I Disclosure Manual.

3.22 Absence of Materially Adverse Changes. Since December 31, 2005, there have been no changes in the business, assets, liabilities, financial condition, or results of operations of M & I or any Subsidiary that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on M & I.

3.23 Absence of Certain Liabilities. As of September 30, 2006 M & I and its Subsidiaries did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the M & I Interim Balance Sheet. Since September 30, 2006 neither M & I nor any of its Subsidiaries has incurred any liabilities required under GAAP to be set forth on a consolidated balance sheet (absolute, accrued, contingent or otherwise), except for liabilities incurred in the ordinary course of business consistent with past practices and liabilities incurred pursuant to this Agreement.

3.24 Labor Matters. Except as set forth in Section 3.24 of the M & I Disclosure Manual:

(a) M & I is not a party to, nor bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

(b) M & I is not subject to any labor dispute, strike or work stoppage that has had or would reasonably be expected to have a Material Adverse Effect on M & I.

(c) To M & I’s knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of M & I.

3.25 Litigation. Section 3.25 of the M & I Disclosure Manual contains (a) a list and brief explanation of every material suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best of its knowledge threatened, against or affecting the business, assets or financial condition of M & I or any of its Subsidiaries or Equity Investees as of the date hereof and (b) a copy of every order, writ, injunction, judgment or decree of any federal, state, local or foreign court, department, agency or instrumentality which is applicable to M & I and any of its Subsidiaries, and to the knowledge of M & I, the Equity Investees, as of the date hereof. Neither M & I, any Subsidiary nor, to the knowledge of M & I, any Equity Investee, is in violation of any order, writ, injunction, judgment or decree of any federal, state, local or foreign court, department, agency or instrumentality which is applicable to M & I and any of its Subsidiaries and Equity Investees.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF AAT AND MERGER SUB

Except as otherwise specifically set forth in the AAT Due Diligence Disclosure Manual, dated as of the date of this Agreement (the “AAT Disclosure Manual”) delivered by AAT to M & I on the date hereof, AAT and Merger Sub jointly and severally hereby represent and warrant to M & I that:

4.1 Organization, Operation, Standing and Power. Each of AAT and Merger Sub is a corporation duly incorporated, validly existing, and in good standing under the laws of Florida, and has full corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. Each of AAT and Merger Sub is duly qualified to do business in each jurisdiction where the nature of its business or ownership or leasing of its properties make such qualification necessary or the failure to so qualify has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 4.1 of the AAT Disclosure Manual contains a complete and accurate list for each of

AAT and Merger Sub of its name, legal form and jurisdiction of its incorporation or organization, other jurisdictions in which it is authorized to do business, and its capitalization. AAT has delivered to M & I true and complete copies of the articles of incorporation of AAT, as amended to the date of this Agreement (as so amended, the “AAT Charter”), the By-laws of AAT, as amended to the date of this Agreement (as so amended, the “AAT By-laws”), the articles of incorporation of Merger Sub, as amended to the date of this Agreement (as so amended, the “Merger Sub Charter”) and the By-laws of Merger Sub, as amended to the date of this Agreement (as so amended, the Merger Sub By-laws”).

4.2 Capital.

(a) The authorized capital stock of AAT consists of 30,000,000 shares of AAT Common Stock and 1,000,000 shares of preferred stock, par value $0.001 per share (the “AAT Preferred Stock”). At the close of business on the business day prior to the date hereof 7,577,782 shares of AAT Common Stock and no shares of AAT Preferred Stock were issued and outstanding. All the issued and outstanding shares of AAT Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and not in violation of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof and have been issued, in all material respects, in compliance with any applicable securities laws. Except as set forth in Section 4.2(a) of the AAT Disclosure Manual, AAT does not have and is not bound by any outstanding subscriptions, options, voting trusts, convertible securities, warrants, calls, commitments or agreements of any character or kind calling for the purchase, issuance or grant of any additional shares of its capital stock or restricting the transfer of its capital stock. Except as set forth in Section 4.2(a) of the AAT Disclosure Manual and except for the AAT Stockholder Voting Agreements, neither AAT nor any of its directors, officers or five percent (5%) stockholders is a party to any voting trust or other agreement or understanding with respect to the voting of the capital stock or other equity securities of AAT.

(b) The AAT Shares to be issued in connection with the business combination with M & I have been duly and validly authorized, and, when issued pursuant to the terms hereof, will be fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof.

(c) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share (the “Merger Sub Common Stock”). At the close of business on the business day prior to the date hereof 1,000 shares of Merger Sub Common Stock were issued and outstanding. All the issued and outstanding shares of Merger Sub Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and not in violation of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof and have been issued, in all material respects, in compliance with any applicable securities laws. Except as set forth in Section 4.2(c) of the AAT Disclosure Manual, Merger Sub does not have and is not bound by any outstanding subscriptions, options, voting trusts, convertible securities, warrants, calls, commitments or agreements of any character or kind calling for the purchase, issuance or grant of any additional shares of its capital stock or restricting the transfer of its capital stock. Merger Sub is not a party to any voting trust or other agreement or understanding with respect to the voting of the capital stock or other equity securities of Merger Sub.

4.3 Business and Subsidiaries. The business of AAT is as set forth in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 on file with the Securities and Exchange Commission. AAT does not hold, and has never held, any assets or conduct any of its business and operations through any other entity and, except for Merger Sub, AAT has no, and has never had any, subsidiaries as defined in Rule 1-02 of Regulation S-X of the SEC.

4.4 Authority; No Violation.

(a) Each of AAT and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this

Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of AAT and of Merger Sub and no other corporate proceedings on the part of AAT or Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby other than the affirmative vote of the AAT stockholders for the AAT Transaction Proposals (as defined in Section 5.3(a)) and Merger Sub stockholders for the Merger. This Agreement has been duly and validly executed and delivered by each of AAT and Merger Sub and (assuming due authorization, execution and delivery by M & I) constitutes a valid and binding obligation of each of AAT and Merger Sub, enforceable against each of AAT and Merger Sub in accordance with its terms subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

(b) Neither the execution and delivery of this Agreement by AAT and Merger Sub, nor the consummation of the Merger, nor compliance by AAT and Merger Sub with any of the terms or provisions hereof, will (i) violate any provision of the AAT Charter, AAT By-Laws, Merger Sub Charter, Merger By-Laws, (ii) subject to obtaining the approval and adoption of this Agreement and approval of the AAT Transaction Proposals by AAT’s stockholders, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to either AAT or Merger Sub or any of its respective properties or assets or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any lien or encumbrance upon any of the respective properties or assets of AAT or Merger Sub under, any of the terms, conditions or provisions of any agreement, except for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or liens that, either individually or in the aggregate, would not have a Material Adverse Effect on AAT.

4.5 SEC Documents.

(a) AAT is an issuer subject to the reporting reports under Section 13 of the Exchange Act. AAT has filed with the Securities and Exchange Commission (the “SEC”) all proxy statements, prospectuses, reports, schedules, forms, financial statements, certifications and other documents (including exhibits and all other information incorporated by reference) required to be filed pursuant to the Exchange Act since January 1, 2003 (collectively, the “SEC Documents”). Except as set forth in Section 4.5(a) of the AAT Disclosure Manual, all SEC Documents and any other forms or documents required to have been filed by AAT or its directors and officers, as they relate to AAT, with the SEC have been so filed on a timely basis. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the SEC Documents (i) were prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and complied with the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading except to the extent corrected prior to the date hereof by a subsequently filed SEC Document.

(b) AAT maintains disclosure controls and procedures that satisfy the requirements of Rule 13a-14 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning AAT is made known on a timely basis to the individuals responsible for the preparation of AAT’s filings with the SEC and other public disclosure documents. AAT is in compliance with the applicable listing and other rules and regulations of the Nasdaq Stock Market and, except for the requirement to hold its 2006 annual meeting of stockholders, has not received any notice from the Nasdaq Stock Market asserting any non-compliance with such rules and regulations.

4.6 Financial Statements and Records.

(a) The financial statements of AAT included in the SEC Documents comply as of their respective dates as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except in the case of the unaudited statements, as permitted by Form 10-QSB under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of AAT as at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein) except to the extent corrected prior to the date hereof by a subsequently restated financial statement included in subsequent SEC Document.

(b) AAT maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c) Except as set forth in AAT’s Current Report on Form 8-K filed on August 9, 2005, since January 1, 2004, neither AAT nor, to AAT’s knowledge, any director, officer, employee, auditor, accountant or representative of AAT has received or otherwise had or obtained knowledge of (i) any significant deficiencies in the design or operation of AAT’s internal controls which could reasonably be expected to adversely affect the ability of AAT to record, process, summarize and report financial data, (ii) any material weakness in its internal controls, or (iii) any fraud that involves management or other employees who have a significant role in the internal controls of AAT.

4.7 Real Property—Owned. Item 3 of AAT’s Form 10-KSB for the year ended December 31, 2005 contains a complete and accurate list of all real estate owned by AAT or any of its Subsidiaries and except as set forth on Section 4.7 of the AAT Disclosure Manual or as would not have a Material Adverse Effect, AAT has good and marketable title to the real estate owned and listed on Item 3 of AAT’s Form 10-KSB for the year ended December 31, 2005, in each case free and clear of all liens other than Permitted Encumbrances. There exists no legal or administrative proceeding to which AAT is a party or court order, building code provision, deed restriction, or restrictive covenant (recorded or otherwise), or other private or public limitation, which might in any way impede or adversely affect the continued use of the said real estate in the manner it is currently used, except for such court order, building code provision, deed restriction, restrictive covenant, or other private or public limitation that, either individually or in the aggregate, would not have a Material Adverse Effect on AAT.

4.8 Real Property—Not Owned. AAT does not lease or utilize any real estate which it does not own.

4.9 Adequacy of Facilities; Title to Assets. The buildings, plants, structures, and equipment of AAT: (a) are structurally sound and in good operating condition and repair, subject to ordinary wear and tear, (b) are adequate for the uses to which they are being put, (c) are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost, (d) are sufficient for the continued conduct of their businesses, and (e) conform in all material respects to applicable federal, state and local laws and regulations (including, but not limited to, those relating to environmental protection, occupational safety and health). Except as otherwise set forth in Section 4.9 of the AAT Disclosure Manual, AAT has good and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all assets reflected in the AAT Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the AAT Unaudited Interim Balance Sheet), and all other assets reflected in the books and records of AAT or any AAT Subsidiary as being owned by AAT or such AAT Subsidiary. All such assets are owned by AAT or an AAT Subsidiary free and clear of any liens and encumbrances, except for Permitted Encumbrances.

4.10 Personal Property—Leased or Not Owned. Section 4.10 of the AAT Disclosure Manual contains a list and brief description of all leases and other agreements under which AAT and each of its Subsidiaries is lessee of or holds or operates any material items of machinery, equipment, vehicles, office furniture or fixtures owned by any third party, including the identity or the owner or lessor of the property, the monthly rent or other consideration payable for use of the property, the termination date of each such lease or other agreement. AAT has provided to M & I true and correct copies of such leases or agreements. Except as set forth on Section 4.10 of the AAT Disclosure Manual, each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of AAT and, to the knowledge of AAT, the other parties thereto, and there is no default or basis therefor by AAT, or the knowledge of AAT, any other parties to said leases.

4.11 Contracts and Agreements.

(a) The following subsections of Section 4.11 of the AAT Disclosure Manual contains a list, and AAT has provided to M & I true and correct copies, of all the following agreements, arrangements, and understandings (written or oral, formal or informal) (collectively, for purposes of this Section 4.11, the “AAT Agreements”) to which AAT is a party or by which AAT or any of its respective properties is otherwise bound and pursuant to which AAT has continuing liabilities, obligations or rights:

(i) collective bargaining agreements and similar agreements with employees as a group;

(ii) employee benefit agreements, trusts, plans, funds, or other similar arrangements of any nature;

(iii) agreements with any current or former stockholder, director, officer, employee, consultant, or advisor or any affiliate of any such person;

(iv) agreements between or among AAT and its affiliates;

(v) indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements relating to the borrowing of money in excess of $1,000,000 or to the direct or indirect guarantee or assumption by AAT of any obligation of others, including any agreement that has the economic effect although not the legal form of any of the foregoing;

(vi) agreements relating to the acquisition or disposition of assets in excess of $1,000,000 individually or in the aggregate, other than those entered into in the ordinary course of business consistent with past practice;

(vii) agreements relating to the acquisition or disposition of any material interest in any business enterprise;

(viii) broker, distributor, dealer, manufacturer’s representative, sales, agency, sales promotion, advertising, market research, marketing, consulting, research and development, maintenance, service, and repair agreements, in each case providing for payments in excess of $1,000,000 in any 12- month period;

(ix) material license, royalty, or other agreements relating to Intellectual Property (other than (A) shrinkwrap and clickwrap agreements and (B) software agreements requiring the payment of less than $25,000);

(x) partnership, joint venture, and profit sharing agreements;

(xi) material agreements with any Governmental Authority;

(xii) agreements in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any other Person and requiring the payment of greater than $100,000 individually or in the aggregate;

(xiii) agreements containing any covenant limiting the freedom AAT to engage in any line of business or compete with any other entity in any geographic area or during any period of time;

(xiv) powers of attorney granted by AAT; and

(xv) other agreements, whether or not made in the ordinary course of business, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of AAT considered as a whole.

(b) Each of the AAT Agreements in excess of 2% of AAT’s revenues (“AAT Material Contracts”) is a valid and binding agreement of AAT and, to the knowledge of AAT, the other party or parties thereto, enforceable against AAT and, to the knowledge of AAT, such other party or parties in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. AAT is not in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default under, any material provision of any of AAT Material Contracts, and AAT has not received any written notice from, or given any written notice to, any other party indicating that AAT is in breach of or in default under any of AAT Material Contracts, except in all such cases for such breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect. To AAT’s knowledge, no other party to any of AAT Material Contracts is in breach of or in default under such agreements, nor has any assertion been made by AAT of any such breach or default. There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to AAT under any current or completed AAT Material Contract and no such party to any such agreements has made written demand for such renegotiation. The consummation of the Merger and transactions related thereto shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from M & I, any M & I Subsidiary, AAT, or Merger Sub to any Person under any AAT Material Contract or give any Person the right to terminate or alter the provisions of any AAT Material Contract.

4.12 Environmental Matters.

(a) Hazardous Material. Except as disclosed in Section 4.12 of the AAT Disclosure Manual, no underground storage tanks and no amount of any Hazardous Material are present, as a result of the actions of AAT or to AAT’s knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that AAT or any of its subsidiaries has at any time owned, operated, occupied or leased.

(b) Hazardous Material Activities. Except as would not reasonably be expected to have a Material Adverse Effect on AAT, AAT has not performed or committed any Hazardous Material Activity in violation of any rule, regulation, treaty or statute promulgated by any Governmental Authority in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(c) Permits. AAT currently hold all environmental approvals, permits, licenses, clearances and consents (the “AAT Environmental Permits”) necessary for the conduct of AAT’s Hazardous Material Activities and other businesses of AAT as such activities and businesses are currently being conducted, except where the failure to so hold would not reasonably be expected to have a Material Adverse Effect on AAT.

(d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of AAT, threatened concerning any AAT Environmental Permit, Hazardous Material or any Hazardous Material Activity of AAT. AAT is not aware of any fact or circumstance which could involve AAT in any environmental litigation or impose upon AAT any environmental liability.

AAT makes no representation or warranty regarding compliance or failure to comply with, or any actual contingent liability under, any environmental law or permit except as expressly set forth in this Section 4.12.

4.13 Taxes.

(a) AAT has accurately prepared and timely filed or had prepared and timely filed on its behalf, all Tax Returns with respect to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity concerning or attributable to AAT or to its operations (“AAT Taxes”), and all such AAT Tax Returns are true, complete and correct in all material respects. No extension of time has been requested for or granted to AAT to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid.

(b) AAT (i) has paid all Taxes it is obligated to pay as reflected on the Tax Returns or otherwise; and (ii) has withheld all federal, state, local and foreign Taxes required to be withheld with respect to its employees or otherwise.

(c) AAT has not executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d) There are no liens arising from or related to Taxes (other than Permitted Encumbrances) on or pending against AAT or any of its properties.

(e) AAT is not, nor has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar contract or agreement.

(f) No audit or other examination of any Tax Return of AAT by any Tax authority is presently in progress, nor has AAT been notified in writing of any request for such an audit or other examination.

(g) No adjustment relating to any Tax Returns filed by AAT has been proposed in writing, formally or informally, by any Tax authority to AAT or any representative thereof.

(h) AAT has no liability for any unpaid Taxes which have not been accrued for or reserved on the AAT Unaudited Interim Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to AAT and each Subsidiary, other than any liability for unpaid Taxes that may have accrued since June 30, 2006 in connection with the operation of the business of AAT in the ordinary course of business.

(i) There is no contract, agreement, plan or arrangement to which AAT is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of AAT that, individually or collectively, could reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code (or any similar provision of state or local law). There is no contract, agreement, plan or arrangement to which AAT is a party or by which it is bound that could require the compensation of any individual for excise taxes payable pursuant to Section 4999 of the Code (or any similar provision of state or local law).

(j) AAT has not filed any consent agreement under Section 341(f) of the Code (or any similar provision of state or local law) or agreed to have Section 341(f)(2) of the Code (or any similar provision of state or local law) apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code (or any similar provision of state or local law)) owned by AAT.

(k) AAT has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. The stock of AAT has not been distributed in a transaction satisfying the requirements of Section 355 of the Code.

(l) Neither AAT nor, to the knowledge of AAT, any Person affiliated with AAT has taken any action or failed to take any action that would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code, and no facts, agreements, plans or other circumstances exist that would cause the Merger to fail to so qualify.

(m) Prior to Closing, AAT has never had an ownership change within the meaning of Section 382 of the Code. As determined under the provisions of Section 382(h)(3) of the Code, the fair market value of the assets of AAT exceeds the aggregate adjusted tax basis of such assets.

Each reference to a provision in this Section 4.13 shall be treated for state, local and foreign Tax purposes as a reference to analogous or similar provisions of state, local and foreign law.

4.14 Employment Contracts and Matters. Except as set forth in Section 4.11 of the AAT Disclosure Manual, there are no employment, indemnification, consulting, severance or other similar agreements between AAT and any of its respective officers, directors, consultants or employees (the “AAT Employment Contracts”). None of the AAT Employment Contracts contain any “change of control,” severance or other provisions pursuant to which any of the benefits of any other party thereto will be increased or the vesting of any such benefits will be accelerated by the consummation of any of the transactions contemplated by this Agreement or pursuant to which the value of any such benefits will be calculated on the basis of any of the transactions contemplated by this Agreement. To the knowledge of AAT, no executive, key employee, or group of employees has any plans to terminate employment with any of AAT. Except as set forth on Section 4.11 of the AAT Disclosure Manual, AAT is not a party to or bound by any collective bargaining contract, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. AAT has not committed any unfair labor practice. AAT has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of AAT and no such organizational efforts took place at any time during the last two years. There are no actions, claims or investigations pending or to the knowledge of any of AAT threatened which relate to (a) employment discrimination, age discrimination, sex discrimination and/or sexual harassment (b) unpaid wages; (c) wrongful discharge, retaliation or breach of any alleged employment or other contracts; and (d) claims based on any tort, such as invasion of privacy, defamation, fraud and infliction of emotional distress by any of AAT or any of its current or former employees, officers or managers and there is no basis for bringing any such action, claim or investigation.

4.15 Compliance with Laws. The business of AAT has not been conducted in violation of any Laws, except for violations that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on AAT. No investigation or review by any Governmental Authority with respect to AAT is pending or, to the knowledge of AAT, threatened, nor has any Governmental Authority indicated an intention to conduct the same, except for those the outcome of which would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on AAT. The executive officers of AAT have not received any notice or communication of any material noncompliance with any such Laws that has not been cured, except for such changes and noncompliance that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on AAT. AAT has obtained and is in substantial compliance with all Licenses necessary to conduct its business as presently conducted, except for those the absence of which or failure to be in compliance with, would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on AAT.

4.16 Improper Business Practices. To the knowledge of AAT, neither AAT nor any director, officer, employee, agent other representative of AAT or any of its subsidiaries has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment.

4.17 Employee Benefit Plans.

(a) Section 4.11(ii) of the AAT Disclosure Manual lists and contains a copy of all written and describes all non-written employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock or other security option, stock or other security purchase, stock or other security appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar fringe or employee benefit plans, programs or arrangements, any employment or executive compensation or severance agreements, written or otherwise, which are currently, or within the three years immediately preceding January 1, 2006, and to the date of this Agreement have been, sponsored, maintained, contributed to or entered into for the benefit of, or relating to, any present or former employee or director of AAT, or of any ERISA Affiliate of AAT, whether or not such plan is terminated (collectively, the “AAT Employee Plans”).

(b) With regard to each AAT Employee Plan, AAT has made available to M & I a true and complete copy of, to the extent applicable, of (i) the AAT Employee Plan, (ii) the most recent annual reports (Form 5500) as filed with the IRS, (iii) each trust agreement related to such AAT Employee Plan, (iv) the most recent summary plan description for each AAT Employee Plan for which such description is required, along with all summaries of material modifications, amendments, resolutions and all other material plan documentation related thereto, (v) the most recent actuarial report relating to any AAT Employee Plan subject to Title IV of ERISA and (vi) the most recent IRS determination letter issued with respect to any AAT Employee Plan.

(c) There are no actions or claims pending (other than routine claims for benefits), or to the knowledge of AAT threatened, against any AAT Employee Plan or against the assets of any AAT Employee Plan, nor are there any current, or to the knowledge of AAT threatened, encumbrances or liens on the assets of any AAT Employee Plan. Each AAT Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination for the IRS covering the provisions of the GUST stating that such AAT Employee Plan is so qualified, all amendments required to be made in order to preserve the tax-qualification of the plans since the issuance of the GUST determination letter have been timely made and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each AAT Employee Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable law.

(d) No AAT Employee Plan is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, and neither AAT nor any ERISA Affiliate has ever maintained, contributed to or partially or fully withdrawn from any such plan. No AAT Employee Plan is a Multiemployer Plan or “single-employer plan under multiple controlled groups” as described in Section 4063 of ERISA, and neither AAT nor any ERISA Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any Multiemployer Plan. No AAT Employee Plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 3(40) of ERISA.

(e) With respect to the employees and former employees of AAT, there are no employee postretirement medical or health plans or agreements in effect, except as required by Section 4980B of the Code or similar state law.

(f) The execution of and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in: (A) any payment to or acceleration, vesting or increase in the rights of any current or former employee or (B) any payment that could reasonably be construed as a “parachute payment” (as defined in Section 280G of the Code) to any current or former employee.

(g) To the knowledge of AAT, no “prohibited transaction,” as such term is described in Section 4975 of the Code, has occurred with respect to any AAT Employee Plan that would subject the AAT or any ERISA Affiliate, any officer of AAT or any AAT Employee Plan or any trust to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

(h) There has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any AAT Employee Plan since December 31, 2005 which would increase materially the expense of maintaining such plan above the level of the expense incurred in respect thereof. Each AAT Employee Plan may be amended or terminated at any time by AAT in its sole discretion without the consent of any third party.

(i) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of AAT, threatened against, or with respect to, any of the AAT Employee Plans. All material contributions required to be made to the AAT Employee Plans have been timely made pursuant to their terms. To the knowledge of AAT, there is no matter pending with respect to any of the AAT Employee Plans before the IRS or the Department of Labor or any other governmental authorities.

(j) No trust relating to any AAT Employee Plan holds any assets which are “employer securities” or “employer real property” as such terms are defined in ERISA section 407(d)(1) or (2).

(k) Based on AAT’s good faith interpretation of the provisions of Section 409A of the Code and the guidance issued thereunder, any AAT Employee Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated in accordance with the requirements of Section 409A (including the Notices issued by the IRS thereunder) and has been, or may timely be, amended to comply with 409A if necessary.

4.18 Interested Party Transactions. Except as set forth in Section 4.18 of the AAT Disclosure Manual, no director, officer or other affiliate of AAT (or any member of the immediate family of any of the foregoing persons) has or has had, directly or indirectly, (i) a material economic interest in any person that has furnished or sold, or furnishes or sells, services or products that AAT or any Subsidiary furnishes or sells, or proposes to furnish or sell; (ii) a material economic interest in any person that purchases from or sells or furnishes to, AAT or any Subsidiary, any goods or services; (iii) a material beneficial interest in any agreement included in Section 4.11 of the AAT Disclosure Manual; or (iv) any contractual or other arrangement with AAT or any Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.18. AAT and the Subsidiaries have not (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of AAT, or (ii) materially modified any term of any such extension or maintenance of credit. No officer or director of AAT has asserted any claim, charge, action or cause of action against AAT, except for immaterial claims for accrued vacation pay, accrued benefits under any employee benefit plan and similar matters and agreements existing on the date hereof.

4.19 Customers. Set forth in Section 4.19 of the AAT Disclosure Manual is a list of the name, address and amount of sales and services billed to each customer of AAT that individually accounted for two percent (2%) or more of gross revenues of AAT during the calendar year ended December 31, 2005 and the six months ended June 30, 2006. None of such customers has canceled or otherwise terminated, or advised AAT of its intention to cancel or terminate or materially reduce its purchases from AAT, refused to or threatened to refuse to pay its outstanding invoices, has demanded a refund or credit which AAT believes to be unjustified or is known to be bankrupt or suspected of being insolvent.

4.20 Insurance.

(a) Section 4.20 of the AAT Disclosure Schedule contains a schedule and the declarations page of each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, windstorm, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which AAT is a party (the “AAT Insurance Policies”) of AAT. The AAT Insurance Policies are in full force and effect. All premiums due and payable under the AAT Insurance Policies have been paid on a timely basis and AAT and its Subsidiaries are in compliance in all material respects with all other terms thereof.

(b) There are no material claims pending as to which coverage has been questioned, denied or disputed under the AAT Insurance Policies. All material claims thereunder have been filed in a due and timely fashion and neither AAT has been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request), nor has AAT or its subsidiaries received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies. None of such policies are subject to any retroactive premium adjustment feature.

4.21 Officers and Directors. Section 4.21 of the AAT Disclosure Manual identifies each officer and director of AAT, and copies of director and officer questionnaires have previously been provided by each such person.

4.22 Intellectual Property. Except as set forth in Section 4.22 of the AAT Disclosure Manual, the business and operations of AAT is not materially dependent on any patent, copyright, trademark or invention. Except as set forth in Section 4.22 of the AAT Disclosure Manual, no claim is pending or, to the knowledge of AAT, threatened to the effect that the present or past operations products or services of the AAT infringes upon or conflicts with the rights of others with respect to any Intellectual Property. AAT does not know of any basis for the making of any such claim. No contract, agreement or understanding with any party exists which would materially impede or prevent the continued use by AAT of any Intellectual Property owned, licensed or controlled by AAT which is necessary in AAT’s business as presently conducted. No officer, director, employee or consultant of AAT owns, directly or indirectly, any material interest in the Intellectual Property which is presently being used in the business of AAT and AAT makes no material payment for the use or sale thereof except as set forth in Section 4.22 of the AAT Disclosure Manual.

4.23 Absence of Materially Adverse Changes. Since December 31, 2005, there have been no changes in the business, assets, liabilities, financial condition, or results of operations of AAT that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AAT.

4.24 Absence of Certain Liabilities. As of June 30, 2006, AAT did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the AAT Unaudited Interim Balance Sheet. Since June 30, 2006, AAT has not incurred any liabilities required under GAAP to be set forth on a consolidated balance sheet (absolute, accrued, contingent or otherwise), except for liabilities incurred in the ordinary course of business consistent with past practices and liabilities incurred pursuant to this Agreement.

4.25 Labor Matters.

(a) AAT is not a party to, nor bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

(b) AAT is not subject to any labor dispute, strike or work stoppage that has had or would reasonably be expected to have a Material Adverse Effect on AAT.

(c) To AAT’s knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of AAT.

4.26 Litigation. Section 4.26 of the AAT Disclosure Manual contains (a) a list and brief explanation of every suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best of its knowledge threatened, against or affecting the business, assets or financial condition of AAT as of the date hereof and (b) a copy of every order, writ, injunction, judgment or decree of any federal, state, local or foreign court, department, agency or instrumentality which is applicable to AAT as of the date hereof. AAT is not in violation of any order, writ, injunction, judgment or decree of any federal, state, local or foreign court, department, agency or instrumentality which is applicable to AAT.

4.27 Recommendation; Vote Required. The Board of Directors of AAT, at a meeting duly called and held, has by unanimous vote of those directors present, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of AAT stockholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) recommended that holders of AAT Common Stock approve the AAT Transaction Proposals. The affirmative vote of the holders of a majority of the outstanding shares of AAT Common Stock is the only vote of the holders of any class or series of AAT capital stock necessary to approve the AAT Transaction Proposals (the “AAT Requisite Vote”).

4.28 Certain Approvals. AAT’s Board of Directors has taken any and all necessary and appropriate action to render inapplicable to the Merger and the transactions contemplated by this Agreement the restrictions contained in the “fair price,” “moratorium,” control share acquisition, interested stockholder or similar antitakeover provision of the Florida Business Corporation Act or regulation and any restrictive provision of any antitakeover provision in the AAT Charter or AAT Bylaws.

4.29 No Rights Plan or Agreement. AAT has not adopted any so-called “poison pill” rights plan or agreement.

ARTICLE 5

ADDITIONAL AGREEMENTS

5.1 Investigative Rights.

(a) Subject to the terms of the Confidentiality Agreement among the parties (the “Confidentiality Agreement”) which the parties agree will continue in force following the execution of this Agreement, from the date of this Agreement until the Closing Date each party shall cooperate with each other party’s due diligence examination and shall provide the requesting party and its officers, directors, employees, consultants, financial advisors, counsel, accountants, auditors, and other authorized representatives who have agreed to maintain such information in confidence (the “Representatives”) with prompt and reasonable access to its books, records, contracts, properties, key employees, attorneys and accountants and shall furnish promptly such information reasonably requested in connection with the transactions contemplated herein. Any such examination will be conducted in cooperation with the officers and other key management employees in such a manner as to minimize any disruption or interference with normal business operations.

(b) Each party shall, and shall instruct its Representatives to, hold the documents and other material received in connection with this Agreement in confidence in accordance with the terms of the Confidentiality Agreement. Each party receiving such information, upon request by the party providing such information, shall deliver to the party providing such information all documents and other material provided to it. This obligation shall survive the termination of this Agreement and the closing of the Merger.

5.2 Notification of Certain Matters. M & I shall give prompt notice to AAT, and AAT shall give prompt notice to M & I, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement made by it to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied by it in any material respect and (b) any failure or inability of M & I or AAT, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.2 shall not limit or otherwise affect the representations, warranties, covenants or agreements of M & I or AAT, as the case may be, the conditions to the obligations of the parties hereto to consummate the Merger or the remedies available hereunder.

5.3 Stockholder Meetings.

(a) AAT shall take all actions necessary to duly call and hold a meeting of its stockholders (the “AAT Stockholders Meeting”), as soon as reasonably practicable, to approve the: (i) issuance of the AAT Shares pursuant to the business combination with M & I, (ii) AAT Name Change, (iii) AAT Share Increase, and (iv) Reverse Stock Split (collectively, the “AAT Transaction Proposals”). Subject to the provisions of Section 6.2, (i) AAT’s Board of Directors shall recommend that the holders of the AAT Common Stock vote to approve the AAT Transaction Proposals, and shall use commercially reasonable efforts to solicit such approval, (ii) AAT’s proxy statement shall include a statement to the effect that the Board of Directors of AAT recommends that AAT stockholders vote to approve the AAT Transaction Proposals, and (iii) such Board recommendation shall not be withdrawn or modified in any manner adverse to M & I, and no resolution by the Board of Directors of AAT to withdraw or modify such recommendation in a manner adverse to M & I shall be adopted or proposed.

(b) M & I shall take all actions necessary to duly call and hold a meeting of its stockholders (the “M & I Stockholders Meeting”), as soon as reasonably practicable, to approve the Merger. Subject to Section 6.2, (i) M & I’s Board of Directors shall recommend that the holders of the M & I Common Stock vote to approve the Merger, and shall use commercially reasonable efforts to solicit such approval, (ii) M & I’s proxy statement shall include a statement to the effect that the Board of Directors of M & I recommends that M & I’s stockholders vote to approve the Merger, and (iii) such Board recommendation shall not be withdrawn or modified in a manner adverse to AAT, and no resolution by the Board of Directors of M & I to withdraw or modify such recommendation in a manner adverse to AAT shall be adopted or proposed.

5.4 AAT Proxy Statement.

(a) As promptly as practicable after the date hereof, AAT shall prepare and file with the SEC a proxy statement with respect to the AAT Stockholders Meeting. M & I shall promptly furnish AAT with all information as may be reasonably necessary or advisable in connection with the Proxy Statement, including financial statements of M & I required to be included in such proxy statement. All such information provided by M & I will be materially true, correct and complete and will not contain any untrue statement of a material fact or omit to state any material fact required or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. If at any time after the Proxy Statement is filed with the SEC any event or circumstance relating to AAT or M & I should occur or exist which would be required to be described in an amendment of or supplement to the Proxy Statement or which would cause the Proxy Statement to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading, AAT or M & I, as the case may be, shall promptly inform the other in writing of such event or circumstance.

(b) AAT will cause the Proxy Statement, at the time it is mailed to stockholders of AAT, to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the SEC thereunder, provided that M & I shall be responsible for furnishing to AAT all information relating to M & I and holders of the M & I Common Stock as is required to be included therein. M & I will cause the information it provides for such purpose to comply as to form in all material respects with such provisions.

(c) AAT shall notify M & I promptly of the receipt of any comments on, or any requests for amendments or supplements to, such proxy statement by the SEC, and AAT shall supply M & I with copies of all correspondence between it and its representatives, on the one hand, and the SEC or members of its staff, on the other, with respect to the proxy statement. AAT, after consultation with M & I, shall use its reasonable efforts to respond promptly to any comments made by the SEC with respect to the proxy statement.

5.5 Nasdaq Stock Market Listing. AAT shall use its reasonable best efforts to maintain its existing listing on the Nasdaq, to obtain approval of the listing of the combined company on the Nasdaq at or prior to the Effective Time, and to cause the shares of AAT Common Stock being issued to the M & I stockholders in the Merger to be approved for listing (subject to notice of issuance) on the Nasdaq at or prior to the Effective Time. As promptly as practicable after the date hereof, AAT shall prepare and submit to the Nasdaq Stock Market an initial listing application and listing agreement, and use its reasonable best efforts to satisfy all initial inclusion criteria upon consummation of the Merger, including, without limitation, the Reverse Stock Split designed to meet the minimum initial share price required for such listing.

5.6 Other Actions and Communications.

(a) The parties shall cooperate with each other and use their respective reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the Merger or any of the other transactions contemplated hereby. Each of AAT and M & I shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party that appear in any filing made with, or written materials submitted to, any third party and any governmental entity in connection with the Merger and the other transactions contemplated hereby. In exercising the foregoing right, each of AAT and M & I shall act reasonably and as promptly as practicable.

(b) AAT and M & I each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by AAT or M & I, as the case may be, from any AAT stockholder, third party and any governmental entity with respect to the Merger and the other transactions contemplated hereby.

5.7 Certain Transaction Expenses. Whether or not the Merger is consummated, M & I will pay 80% of the first $100,000 of AAT’s Transaction Expenses as incurred. M & I shall reimburse AAT or pay directly the balance of AAT’s Transaction Expenses upon Closing of the Merger or termination of this Agreement in accordance with its terms, provided however, if the Merger does not close as a result of AAT’s actions, M & I will only be responsible for 50% of the first $100,000 of AAT’s Transaction Expenses as incurred, for no more than $50,000 under this Section 5.7, and to the extent M & I has paid more than $50,000, AAT will pay such excess amount to M & I within five (5) days of M & I’s written request therefor. As used herein, the term “Transaction Expenses” means the reasonable expenses incurred or accrued by AAT for its financial advisors, accountants, attorneys, transfer agent, SEC filing expenses, proxy printing and distribution expenses, Nasdaq Stock Market fees and travel expenses for its directors and officers in connection with the transactions and proceedings contemplated hereby.

5.8 Board of Directors and Officers of AAT.

(a) AAT shall take all requisite action, effective as of the Effective Time, to cause the Board of Directors of AAT to number seven (7) members comprised of (i) two current directors of AAT designated by M & I (the “AAT Designated Directors”), each of whom shall be independent for purposes of Nasdaq rules, and (ii) five

(5) individuals designated by M & I, at least two of whom shall be independent for purposes of Nasdaq rules (the “M & I Designated Directors”). Each of such directors will serve for a term expiring on the earlier of his death, resignation, removal or next annual meeting of stockholders. AAT shall use reasonable best efforts to obtain and deliver to M & I at or prior to the Effective Time the resignation of each director of AAT who is not continuing as an AAT Designated Director. If at any time prior to the Effective Time any of the AAT Designated Directors or M & I Designated Directors should become unable or unwilling to serve as a director, then M & I shall designate another individual to serve in such capacity. The Board of Directors shall cause the AAT Designated Directors to be nominated at the next two (2) annual meetings of stockholders following the Effective Time unless such individual shall become unable or unwilling to serve as a director.

(b) AAT shall take all requisite action to cause the Chairman and Chief Executive Officer of AAT, effective as of the Effective Time, to be Arthur G. Dauber. Such individual shall nominate the executive officers of AAT for election by a majority of AAT’s Board of Directors as of the Effective Time. If at any time prior to the Effective Time, Arthur G. Dauber should become unable or unwilling to serve in the capacity of Chairman and Chief Executive Officer, M & I shall designate another individual, reasonably acceptable to AAT, to serve in such capacity. AAT shall use reasonable best efforts to obtain and deliver to M & I at or prior to the Effective Time the resignation of each officer of AAT who is not continuing as an officer of the combined company following the Effective Time.

5.9 M & I Options and Warrants. All outstanding M & I options and warrants to purchase M & I common stock will have been exercised or cancelled as of the Closing Date.

5.10 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Closing Date, AAT shall indemnify and hold harmless, and provide advancement of expenses to, each present and former director and officer of AAT (when acting in such capacity) (the “AAT Indemnified Parties”) against any costs or expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing Date (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Closing Date, (i) to the same extent such individuals are indemnified or have the right to advancement of expenses as of the date of this Agreement by AAT pursuant to the AAT Charter and AAT By-laws set forth in Section 4.1 of the AAT Disclosure Manual and indemnification agreements identified in Section 4.11 of the AAT Disclosure Manual with, or for the benefit of, any such individuals, (ii) without regard to the limitations in subclause (i) above, to the fullest extent permitted by law.

(b) From and after the Closing Date, M & I shall indemnify and hold harmless, and provide advancement of expenses to, each present and former director and officer of M & I (when acting in such capacity) (the “M & I Indemnified Parties”) against any costs or expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing Date (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Closing Date, (i) to the same extent such individuals are indemnified or have the right to advancement of expenses as of the date of this Agreement by M & I pursuant to the M & I Charter and M & I By-laws set forth in Section 3.1 of the M & I Disclosure Manual and indemnification agreements identified in Section 3.10 of the M & I Disclosure Manual with, or for the benefit of, any such individuals, (ii) without regard to the limitations in subclause (i) above, to the fullest extent permitted by law.

(c) Any person wishing to claim indemnification under Section 5.10 (an “Indemnified Party”), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify AAT or M & I thereof, respectively (the “Indemnifying Party”), but the failure to so notify shall not relieve the Indemnifying Party of any liability they may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing Date), (i) the Indemnifying Party shall have the right to assume the defense thereof and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Indemnifying Party shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly; provided, however, that the Indemnifying Party shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction (unless there is a conflict of interest as provided above, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent.

(d) AAT shall maintain a policy or policies of officers’ and directors’ liability insurance for acts and omissions occurring prior to the Closing Date (“D&O Insurance”) with coverage in amount and scope at least as favorable as its existing directors’ and officers’ liability insurance coverage for a period of six years after the Closing Date; provided, however, that, if the existing D&O Insurance expires, is terminated or cancelled, or if the annual premium therefor is increased to an amount in excess of 300% of the last annual premium paid prior to the date of this Agreement (the “Current Premium”), in each case during such six year period, AAT will use commercially reasonable efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 300% of the Current Premium; and provided further that in lieu of such coverage, AAT may substitute a prepaid “tail” policy for such coverage.

(e) If AAT or M & I or any of their successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of AAT or M & I, as applicable, shall assume all of the obligations set forth in this Section 5.10.

(f) The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives, notwithstanding any release executed by any Indemnified Party in connection with his or her departure from AAT and/or M & I unless a release of the provisions of this Section 5.10 is specifically provided for in such release.

5.11 Section 16 Matters. Prior to the Effective Time, AAT agrees that its Board of Directors (or its compensation committee) shall adopt resolutions specifically approving, for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the receipt, pursuant to this Agreement, of shares of AAT Common Stock by persons who will be directors or officers of AAT as of the Effective Time.

ARTICLE 6

CONDUCT PENDING THE CLOSING

6.1 Conduct of Business by AAT and M & I. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, AAT and M & I shall (and M & I shall cause each of its Subsidiaries to), except to the extent that the other party shall otherwise consent in writing, carry on its business, in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (a) preserve substantially intact its present business organization, (b) keep available the services of its present officers and key employees and (c) preserve its relationships with customers, suppliers, distributors, contractors, and others with which it has significant business dealings. In addition, except as contemplated by the terms of this Agreement or set forth in the Disclosure Manual of a party delivered hereby, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of AAT and M & I shall not (and M & I shall cause each of its Subsidiaries to not) do any of the following:

(i) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other equity compensation plans or authorize cash payments in exchange for any options granted under any of such plans except (A) to allow all holders of M & I options to exercise their options prior to the Closing, and (B) to amend the periods of exercisability of options for the directors of AAT prior to the Closing;

(ii) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing, on the date hereof and as set forth in the Disclosure Manual delivered to the other party as provided herein, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(iii) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall AAT, M & I or any Subsidiary license on an exclusive basis or sell any AAT Intellectual Property or M & I Intellectual Property, as applicable;

(iv) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, except as contemplated by Section 5.3;

(v) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of AAT, M & I or any Subsidiary, as applicable, except for repurchases of shares pursuant to stock option or purchase agreements in effect on the date hereof in connection with the termination of employment or as otherwise required therein and except for the exercise of outstanding options;

(vi) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities, other than the issuance, delivery and/or sale of shares of its common stock pursuant to the exercise of stock options and warrants outstanding as set forth in Section 3.3 of M & I’s Disclosure Manual and Section 4.2 of AAT’s Disclosure Manual as of the date of this Agreement;

(vii) Amend its Charter Documents, except as expressly contemplated by the terms of this Agreement;

(viii) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of AAT, M & I and its Subsidiaries, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

(ix) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

(x) Incur any indebtedness for borrowed money beyond existing lines of credit as of the date of this Agreement and disclosed in such party’s Disclosure Manual without the consent of the other party or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of AAT, M & I or any Subsidiary, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(xi) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except for renewals in the ordinary course of business on the same terms;

(xii)(A) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, of liabilities recognized or disclosed in the AAT Unaudited Interim Consolidated Balance Sheet (or the notes thereto) or of M & I included in the M & I Interim Balance Sheet, as applicable, provided, however, that AAT may not pay, discharge or otherwise settle the Lawsuit (as defined in Section 8.4(b)) without the prior written consent of M & I, or (B) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which AAT is a party or of which AAT is a beneficiary or to which M & I or any of its Subsidiaries is a party or of which M & I or any of its Subsidiaries is a beneficiary, as applicable;

(xiii) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any AAT Agreement or M & I Agreement, as applicable, or other material contract or material agreement to which AAT, M & I or any Subsidiary of M & I is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(xiv) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(xv) Incur or enter into any agreement, contract or commitment that is outside the ordinary course of business;

(xvi) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” under Section 368(a) of the Code;

(xvii) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Tax Return in a manner inconsistent with past practice;

(xviii) Form, establish or acquire any subsidiary;

(xix) Permit the plan administrator to exercise any of its discretionary rights under any stock-based employee benefit plans to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans except to allow the holders of M & I options to exercise their options prior to the Closing;

(xx) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in subsections (i) through (xix) above.

6.2 Competing Proposals. Except for the Merger contemplated by this Agreement, from the date hereof until the Closing, unless and until this Agreement shall have been validly terminated in accordance with Article 9 of this Agreement, M & I and AAT shall not (and neither will permit any of its officers, directors, agents or Representatives to), directly or indirectly, (a) solicit, encourage or participate in any negotiations or discussions with respect to a Competing Transaction (as defined below), (b) disclose any information concerning the business and properties of such party, afford access to the properties, books or records of such party or take any other action related to a Competing Transaction, (c) approve, endorse or recommend any Competing Transaction, or (d) execute or enter into any letter of intent or similar document or any agreement contemplating or otherwise relating to a Competing Transaction. Notwithstanding the foregoing, neither AAT nor M & I shall be prohibited from furnishing information to, or entering into discussions or negotiations in connection with an unsolicited proposal for a Competing Transaction if, and only to the extent that, such party has received an unsolicited bona fide written offer from a third party to enter into a Competing Transaction on terms and conditions that the board of directors of such party determines, in its reasonable, good faith judgment, after obtaining and taking into account such matters that its board of directors deems relevant following consultation with its outside legal counsel and financial advisor, if any, (i) is more favorable, from a financial point of view, to such party’s stockholders than the terms of the Merger; (ii) is reasonably capable of being consummated; (iii) consummation of such Competing Transaction would not require such party to breach any covenant or agreement under this Agreement, and (iv) that such party’s Board of Directors is required to consider such Competing Offer in order to comply with its fiduciary obligations to its stockholders imposed by applicable law. Prior to furnishing such information to, or entering into discussions or negotiations regarding a Competing Transaction such party shall obtain from the parties proposing such Competing Transaction an executed confidentiality agreement on terms no less favorable to such party than those contained in the Confidentiality Agreement between M & I and AAT. A “Competing Transaction” means any of the following involving either AAT or M & I or their respective stockholders (other than the Merger contemplated by this Agreement): (i) any acquisition, merger, take-over bid, sale of substantial assets, business combination, reorganization, recapitalization, liquidation, dissolution or similar transactions involving such party or any Subsidiary, (ii) any sale, lease, exchange, transfer or other disposition of 15% or more of the assets of such party or any Subsidiary outside of the ordinary course of business, or (iii) a sale of shares of the capital stock of such party (including without limitation by way of a tender offer). Each of M & I and AAT agrees to notify the other party within one (1) day of the commencement of any contacts, discussions or negotiations relating to a proposed Competing Transaction.

ARTICLE 7

CONDITIONS PRECEDENT TO AAT’S PERFORMANCE

7.1 Conditions. AAT’s obligations to effect the Merger hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7. AAT may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by AAT of any other condition of or any of AAT’s other rights or remedies, at law or in equity, if there shall be any default of any of the representations, warranties, or covenants of M & I under this Agreement.

7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by M & I in this Agreement (i) to the extent qualified by a Material Adverse Effect or any other materiality qualification shall be true and accurate and (ii) to the extent not qualified by a Material Adverse or any other materiality qualification shall be true and accurate in all material respects, in each case on and as of the date of the Closing as though made at that time.

7.3 Performance. M & I shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with on or before the Closing.

7.4 Absence of Litigation. No judicial injunction or order shall be in effect which enjoins or prohibits the consummation of the Merger and there is no action pending by any Governmental Authority which seeks to enjoin or prohibit the consummation of all or any of the transactions contemplated by this Agreement or the Merger.

7.5 No Material Adverse Effect. Since the date of this Agreement there shall not have occurred or be existing any event or condition which has had a Material Adverse Effect on M & I.

7.6 Approval by M & I Stockholders. The Merger shall have been approved by the required vote of the holders of the M & I Common Stock.

7.7 Nasdaq Listing. The existing shares of AAT Common Stock shall have been continually listed on the Nasdaq as of and from the date of this Agreement through the Closing Date, Nasdaq shall have approved the continued listing of the AAT Common Stock on Nasdaq following the Merger pursuant to Nasdaq’s rules regarding “reverse mergers,” and the shares of AAT Common Stock to be issued to the M & I stockholders in connection with the Merger shall have been approved for listing, subject to official notice of issuance, on the Nasdaq as of the Effective Time.

7.8 Fairness Opinion. AAT has received a written opinion from its financial advisor that the Exchange Ratio is fair to AAT’s stockholders from a financial point of view.

7.9 Employment Agreements. Joseph McGuire, Tim Adams and Erik Wiisanen shall have each entered into respective employment agreements with AAT, each in a form reasonably acceptable to M & I and AAT, providing for their employment by AAT, or a subsidiary of AAT, such employment agreements to become effective upon the Effective Time.

7.10 Approval by AAT Stockholders. The Transaction Proposals shall have been duly approved by the AAT stockholders at the AAT Stockholders Meeting.

7.11 Agreements and Other Documents. AAT shall have received the following agreements and other documents, each of which shall be in full force and effect:

(a) a certificate executed by the President of M & I, specifying that the conditions set forth in Sections 7.2, 7.3, 7.4, 7.5 and 7.6 have been duly satisfied; and

(b) certificates of good standing (or equivalent documentation) of M & I, in its jurisdiction of organization, certified charter documents, a certificate as to incumbency of officers and the adoption of resolutions of the Board of Directors of M & I authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby to be performed by M & I hereunder.

7.12 Private Placement. AAT shall have been provided with completed investment questionnaires and investment letters from the stockholders of M & I and any other information reasonably necessary for AAT to have concluded that the issuance of the AAT Common Stock is in full compliance with applicable securities laws.

7.13 Dissenting M & I Shares. The M & I Dissenting Shares shall comprise not more than ten percent (10%) of the issued and outstanding shares of the M & I Common Stock.

ARTICLE 8

CONDITIONS PRECEDENT TO M & I’S PERFORMANCE

8.1 Conditions. M & I’s obligations to effect the Merger hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 8. M & I may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by M & I of any other condition of or any of M & I’s rights or remedies, at law or in equity, if AAT shall be in default of any of its representations, warranties, or covenants under this Agreement.

8.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by AAT in this Agreement or in any written statement that shall be delivered to M & I by AAT under this Agreement (i) to the extent qualified by a Material Adverse Effect or any other materiality qualification shall be true and accurate and (ii) to the extent not qualified by a Material Adverse Effect or any other materiality qualification shall be true and accurate in all material respects, in each case on and as of the Closing as though made at that time.

8.3 Performance. AAT shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing.

8.4 Absence of Litigation.

(a) No judicial injunction or order shall be in effect which enjoins or prohibits the consummation of the Merger and there is no action pending by any Governmental Authority which seeks to enjoin or prohibit the consummation of all or any of the transactions contemplated by this Agreement or the Merger.

(b) The lawsuit instituted by Enhance-It, L.L.C. against AAT in the United States District Court of South Carolina [Beaufort Division] styled Enhance-It, L.L.C. v. American Access Technologies, Inc., Civil Action Number 9:05-0546-23 (the “Lawsuit”) shall have been resolved to the satisfaction of M & I which shall include, without limitation, (i) the full and complete dismissal of such Lawsuit with prejudice as evidenced by the parties’ execution and filing with the court of such documents as may be necessary, and (ii) the execution and delivery by each of AAT and Enhance-It, L.L.C. of a settlement and release agreement in a form acceptable to M & I. During the term of this Agreement, AAT shall not enter into any settlement of such Lawsuit without the prior written consent of M & I.

8.5 No Material Adverse Effect. Since the date of this Agreement there shall not have occurred or be existing any event or condition which has had a Material Adverse Effect on AAT.

8.6 Approval by AAT Stockholders. The Transaction Proposals shall have been approved by the required vote of the holders of the AAT Common Stock.

8.7 Approval by M & I Stockholders. The Merger shall have been duly approved by the M & I stockholders at the M & I Stockholders Meeting.

8.8 Nasdaq Listing. The existing shares of AAT Common Stock shall have been continually listed on the Nasdaq as of and from the date of this Agreement through the Closing Date, Nasdaq shall have approved the continued listing of the AAT Common Stock on Nasdaq following the Merger pursuant to Nasdaq’s rules regarding “reverse mergers,” and the shares of AAT Common Stock to be issued to the M & I stockholders in connection with the Merger shall have been approved for listing, subject to official notice of issuance, on the Nasdaq as of the Effective Time.

8.9 Directors and Officers of AAT. AAT shall have caused the Board of Directors of AAT to be constituted as set forth in Section 5.8(a) of this Agreement and each of the directors of AAT who is not continuing as an AAT Designated Director shall have delivered to AAT their written resignations as directors of AAT. Each of the individuals nominated as executive officers of AAT in accordance with the provisions of Section 5.8(b) of this Agreement shall have been appointed officers of AAT as of the Effective Time and each of the current officers of AAT who are not so nominated as an executive officer of AAT shall have delivered to AAT their written resignations as officers of AAT.

8.10 Employment Agreements. Joseph McGuire, Tim Adams and Erik Wiisanen shall have each entered into respective employment agreements with AAT, each in a form reasonably acceptable to M & I and AAT, providing for their employment by AAT, or a subsidiary of AAT, such employment agreements to become effective upon the Effective Time.

8.11 Agreements and Other Documents. M & I shall have received the following agreements and other documents, each of which shall be in full force and effect:

(a) a certificate executed by the President of AAT, specifying that the conditions set forth in Sections 8.2, 8.3, 8.4, 8.5, 8.6, 8.9 and 8.10 have been duly satisfied;

(b) certificates of good standing (or equivalent documentation) of AAT, in its jurisdiction of organization, certified charter documents, a certificate as to incumbency of officers and the adoption of resolutions as the Board of Directors of AAT authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby to be performed by AAT hereunder;

8.12 Private Placement. The issuance of the AAT Common Stock to the stockholders of M & I shall qualify as a private placement under Regulation D of the Securities Act and shall be exempt from registration under the federal securities laws in all states and other securities laws.

ARTICLE 9

TERMINATION

9.1 Termination.

(a) This Agreement may be terminated at any time prior to the Closing Date:

(i) by mutual written consent of AAT and M & I duly authorized by their respective board of directors;

(ii) by AAT, if AAT is not in material breach of its obligations under this Agreement, and if (A) there has been a breach at any time by M & I of any of its representations and warranties hereunder such that Section 7.2 would not be satisfied or (B) there has been a willful breach on the part of M & I of any of its covenants or agreements contained in this Agreement such that Section 7.3 will not be satisfied, and in both case (A) and case (B), such breach (if curable) has not been cured within ten (10) days after written notice to M & I;

(iii) by M & I, if M & I is not in material breach of its obligations under this Agreement, and if (A) there has been a breach at any time by AAT of any of its representations and warranties hereunder such that Section 8.2 would not be satisfied or (B) there has been a willful breach on the part of AAT of any of its covenants or agreements contained in this Agreement such that Section 8.3 will not be satisfied, and in both case (A) and case (B), such breach (if curable) has not been cured within ten (10) days after written notice to AAT; or

(iv) by either AAT or the Merger Sub if the requisite vote of the stockholders of AAT to authorize the AAT Transaction Proposals contemplated hereby shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 9.1(a)(iv) shall not be available to AAT or the Merger Sub where the failure to obtain the requisite vote or consent of the stockholders of AAT shall have been caused by the action or failure to act of AAT and such action or failure to act constitutes a material breach by AAT of this Agreement; or

(v) by M & I if the requisite vote or consent of the stockholders of M & I to authorize this Agreement and the Merger contemplated hereby shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 9.1(a)(v) shall not be available to M & I where the failure to obtain the requisite vote or consent of the stockholders of M & I shall have been caused by the action or failure to act of M & I and such action or failure to act constitutes a material breach by M & I of this Agreement; or

(vi) by AAT or M & I if the Merger shall not have been consummated on or prior to March 15, 2007 unless the date of closing is extended by agreement of the parties, provided, however, that a party in breach in any material respect of its obligations under this Agreement, which breach shall have been the proximate cause of the failure to consummate the Merger by such date may not terminate this Agreement under this Section 9.1(a)(vi).

(b) If this Agreement is terminated and the Merger is not consummated as described above, this Agreement shall become void and of no further force or effect except for the provisions of Section 5.1(b) relating to confidentiality and Section 5.7 relating to payment of certain expenses of AAT; provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its covenants and agreements set forth in this Agreement and all rights and remedies of such nonbreaching party under this Agreement in the case of such a breach, at law or in equity, shall be preserved; provided, further, that no party shall be liable to any other party hereto for any damages arising from any breach of this Agreement in an amount in excess of $150,000.

ARTICLE 10

MISCELLANEOUS

10.1 Captions. The Article and Section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

10.2 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of M & I, no amendment may be made which would reduce the amount or change the type of consideration into which each share of the M & I Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by all parties hereto.

10.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

10.4 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, supersedes all prior agreements and understandings (other than the Confidentiality Agreement) and constitutes a complete and exclusive statement of the agreements, responsibilities, representations and warranties of the parties.

10.5 Interpretation. In this Agreement:

(a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

(b) The words “include”, “includes” and “including” are not limiting.

(c) The phrase “to the knowledge of” and similar phrases relating to knowledge of AAT or M & I, as the case may be, shall mean (i) with respect to AAT, the actual knowledge of Timothy Adams or Joseph McGuire, or facts that any of such individuals should have known after inquiry of other individuals employed by or retained by AAT who have primary responsibility over the matter in question, (ii) with respect to M & I or its Subsidiaries, the actual knowledge of Arthur Dauber or John Untereker, or facts that any of such individuals should have known after inquiry of other individuals employed by or retained by M & I who have primary responsibility over the matter in question.

(d) “Material Adverse Effect” shall mean, with respect to AAT or M & I, any change, event or effect that individually or together with other changes, events or effects is materially adverse to (a) the business, assets and liabilities (taken together), results of operations, financial condition or prospects of a party and its Subsidiaries on a consolidated basis or (b) the ability of the party to consummate the Merger or the other transactions contemplated by this Agreement or fulfill the conditions to closing, except to the extent (in the case of clause (a) above) that such change, event or effect results from (i) general economic, regulatory or political conditions or changes therein in the United States, including, without limitation, any acts of terrorism or any outbreak of hostilities or war, (ii) changes in, or events or conditions affecting the respective industries of M & I and AAT generally, (iii) changes in the market price of AAT Common Stock (provided that the exception in this clause (iii) shall not render any change, event or effect that would otherwise constitute a Material Adverse Effect under this Section 1.3 not to constitute a Material Adverse Effect), or (iv) the announcement or pendency of the Merger, or changes or effects resulting from the taking of any action required to be comply with the express terms of this Agreement; provided that such changes, events or effects described in clauses (i) and (ii) do not affect such party in a disproportionate manner relative to other companies within the same business industry.

(e) “Permitted Encumbrance” shall mean the following: (a) zoning ordinances, regulations, easements, licenses, covenants, conditions, reservations, other restrictions or other defects, if any, that do not have a Material Adverse Effect on AAT’s or M & I’s use of its owned real property for its current uses in connection with their businesses; (b) liens for Taxes not yet due and payable as of the date of this Agreement or at the Closing Date, or for Taxes that are being contested in good faith and by appropriate proceedings and for which reserves in accordance with GAAP and historical practices are being maintained; (c) liens securing any indebtedness reflected on the most recent balance sheet or liens for financings reflected in any schedule to the extent such liens are not being discharged at Closing; and (d) statutory liens of landlord’s carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder in excess of 60 days.

(f) “Person” or “person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization.

(g) “Governmental Authority” shall mean any national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental agency or instrumentality.

(h) “AAT Unaudited Interim Balance Sheet” shall mean the unaudited consolidated balance sheet of AAT and its consolidated subsidiaries as of June 30, 2006, included in AAT’s Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2006, as filed with the SEC prior to the date of this Agreement.

10.6 Counterparts and Facsimile Signatures. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by a fax machine, telecopy machine or electronic mail shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original signed counterpart to any party which requests it.

10.7 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, three (3) days after being sent by registered or certified mail (postage prepaid, return receipt requested), one day after dispatch by recognized overnight courier (provided delivery is confirmed by the carrier) and upon transmission by telecopy, confirmed received, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address):

To AAT:

American Access Technologies, Inc.

Joseph F. McGuire, Chief Financial Officer

6670 Spring Lake Road

Keystone Heights, Florida 32656

Telephone: (352) 473-6673

Facsimile: (352) 473-6572

With copy to:

Joel Bernstein

2666 Tigertail Avenue, Suite 104

Miami, Florida 33133

Telephone: (305) 858-7300

Facsimile: (786) 513-8522

To M & I:

M & I Electric Industries, Inc.

Arthur G. Dauber, President

6410 Long Dr.

Houston, TX 77087

Telephone: (713) 644-8182

Facsimile: (713) 644-7805

With copy to:

Eddy J. Rogers, Jr.

Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Telephone: (713) 220-4737

Facsimile: (713) 238-7419

10.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

10.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

10.10 Expenses. Except as provided in Section 5.7, each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this Agreement, whether or not the Merger is consummated.

10.11 Brokerage. Except as set forth in Section 3.10(a)(iii) of the M & I Disclosure Manual and in connection with the fairness opinion provided for herein, M & I, AAT and Merger Sub each represent that no finder, broker, investment banker or other similar person has been involved in this transaction. Each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finders fee or commission claimed by any other person or entity who claims to have been involved in the transaction herein because of an association with such party.

10.12 Public Announcements. AAT and M & I will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or fiduciary duties.

10.13 Survival of Representations and Warranties. None of the representations and warranties of the parties set forth in this Agreement shall survive the Closing.

10.14 Consent to Jurisdiction and Forum Selection. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of Harris, State of Texas. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of Harris, State of Texas shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

10.15 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the principles of conflicts of laws thereof.

10.16 Jury Trial Waivers. To the fullest extent permitted by law, and as separately bargained-for consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding, or counterclaim of any kind arising out of or relating to this Agreement.

10.17 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

AGREED TO AND ACCEPTED as of the date first above written.

AMERICAN ACCESS TECHNOLOGIES, INC.	M & I ELECTRIC INDUSTRIES, INC.
/s/ Timothy C. Adams, President	/s/ Arthur G. Dauber, President

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger (the “Amendment”) dated as of March 13, 2007, is entered into by and among American Access Technologies, Inc., a Florida corporation (“AAT”), AAT Merger Sub, Inc., a Florida corporation and a wholly-owned subsidiary of AAT (“Merger Sub”) and M & I Electric Industries, Inc., a Texas corporation (“M & I”).

WHEREAS, AAT, Merger Sub and M & I have previously entered into that certain Agreement and Plan of Merger dated as of December 1, 2006 providing for the merger of M & I with and into Merger Sub in accordance with the terms and provisions more specifically set forth therein (the “Merger Agreement”); and

WHEREAS, AAT, Merger Sub and M & I desire to amend the Merger Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

2. The undersigned parties hereby expressly agree to amend the Merger Agreement as follows:

2.1 The introductory paragraph of Section 6.1 is deleted in its entirety and replaced by the following:

“6.1 Conduct of Business by AAT and M & I. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, AAT and M & I shall (and M & I shall cause each of its Subsidiaries to), except to the extent that the other party shall otherwise consent either in writing or by electronic transmission to a designated email address (which consent may be given by either the President or at the direction of the Board of Directors of the respective party), carry on its business, in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (a) preserve substantially intact its present business organization, (b) keep available the services of its present officers and key employees and (c) preserve its relationships with customers, suppliers, distributors, contractors, and others with which it has significant business dealings. In addition, except as contemplated by the terms of this Agreement or set forth in the Disclosure Manual of a party delivered hereby, without the prior consent of the other party (which may either be in writing or by electronic transmission to a designated email address given by either the President or at the direction of the Board of Directors of the respective party), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of AAT and M & I shall not (and M & I shall cause each of its Subsidiaries to not) do any of the following:”

2.2 Section 7.9 is hereby deleted in its entirety and replaced by the following:

“7.9 [Intentionally deleted.]”

2.3 Section 8.4(b) is hereby deleted in its entirety and replaced by the following:

“(b) [Intentionally deleted.]”

2.4 Section 8.10 is hereby deleted in its entirety and replaced by the following:

“8.10 [Intentionally deleted.]”

2.5 Section 8.11(a) is amended to delete the reference therein to Section 8.10.

2.6 Section 9.1(a)(vi) is amended to change the date set forth therein from March 15, 2007 to April 30, 2007.

3. AAT acknowledges that M & I has hired Charles Dauber as M & I’s Senior Vice President of Marketing and AAT further consents to such employment and agrees that the M & I Disclosure Manual may be amended to reflect such action. M & I acknowledges that AAT has entered into a written employment agreement with Erik Wiisanen dated November 27, 2006 and agrees that the AAT Disclosure Manual may be amended to reflect such action.

4. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

5. This Amendment may be executed in several counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AMERICAN ACCESS TECHNOLOGIES, INC.		M & I ELECTRIC INDUSTRIES, INC.

By:	/s/ Timothy Adams	By:	/s/ Neal T. Hare
Title:	President	Title:	Senior Vice President and COO

2

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Second Amendment to Agreement and Plan of Merger (the “Amendment”) dated as of April 3, 2007, is entered into by and among American Access Technologies, Inc., a Florida corporation (“AAT”), AAT Merger Sub, Inc., a Florida corporation and a wholly-owned subsidiary of AAT (“Merger Sub”) and M & I Electric Industries, Inc., a Texas corporation (“M & I”).

WHEREAS, AAT, Merger Sub and M & I have previously entered into that certain Agreement and Plan of Merger dated as of December 1, 2006 as amended by agreement dated March 13, 2007 providing for the merger of M & I with Merger Sub in accordance with the terms and provisions more specifically set forth therein (the “Merger Agreement”); and

WHEREAS, AAT, Merger Sub and M & I desire to amend the Merger Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

2. The undersigned parties hereby expressly amend the Merger Agreement as follows:

Section 9.1(a)(vi) is amended to change the date set forth therein from April 30, 2007 to May 18, 2007.

3. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

4. This Amendment may be executed in several counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AMERICAN ACCESS TECHNOLOGIES, INC.		M & I ELECTRIC INDUSTRIES, INC.

By:	/s/ Timothy C. Adams	By:	/s/ Arthur G. Dauber
Title:	President	Title:	President

AAT MERGER SUB, INC.

By:	/s/ Timothy C. Adams
Title:	President

3

ANNEX B

OPINION OF FINANCIAL ADVISOR

October 25, 2006

Board of Directors

American Access Technologies, Inc.

c/o Joe McGuire

6670 Spring Lake Road

Keystone Heights, FL 32656

Dear Mr. McGuire:

We understand that American Access Technologies, Inc., a Florida corporation (“AATK” or the “Company”), proposes to enter into a transaction whereby AATK will merge with M & I Electric Industries, Inc (“M & I”), and M & I will receive new shares of AATK common stock representing approximately 80 percent of the total outstanding shares after closing of the merger (the “Proposed Transaction”).

The Board of Directors of American Access has engaged Howard Frazier Barker Elliott, Inc. (“HFBE”) to render our opinion (the “Opinion”) as to the fairness, from a financial point of view, of the Proposed Transaction to the common stockholders of American Access.

As part of our financial advisory activities, HFBE engages in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. We are experienced in these activities and have performed assignments similar in nature to that requested by you on numerous occasions.

In rendering our written opinion, HFBE has reviewed certain information furnished by the Company and its representatives. Among other things, HFBE:

•	Draft merger agreement dated October 16, 2006;

•	Public filings for AATK including Form 10-KSB for the fiscal years ended December 31, 2001 through 2005 and Form 10-QSB for the nine months ended September 30, 2006;

•

Audited financial statements for M & I for the fiscal years ended December 31, 2004 and 2005; accountants’ review report of financial statements for M & I for the fiscal years ended December 31, 2001 and 2002;

•	Interim unaudited financial statements for M & I for the eight months ending August 31, 2006;

•	Projected 2006 and 2007 income statements for AATK;

•	Projected 2006 through 2009 income statements M & I;

•	Manufacturing and Marketing Agreement with Chatsworth Products, Inc. dated May 8, 2003;

•	Sample M & I Buy-Sell Agreement signed by all stockholders of M & I;

•	Security analyst research reports;

•	Comparable companies and transactions;

•	Industry conditions and economic outlook; and

•	Other information that we deemed relevant.

B-1

In preparing our Opinion, HFBE relied on the accuracy and completeness of all information supplied or otherwise made available to HFBE by the Company and M & I. We have been informed that the financial statements of AATK and M & I described above are the only financial statements of AATK and M & I that are currently available. HFBE did not independently verify such information or assumptions, including any financial forecasts, or undertake an independent appraisal of the assets of the Company or M & I. Our Opinion is based upon market, economic, financial, and other conditions as they exist and can be evaluated as of the date of our Opinion and we do not have any obligation to update, revise, or reaffirm this Opinion. In rendering our Opinion, we did not perform any procedures or analysis regarding the potential environmental liabilities of AATK or M & I, nor did we consider the impact of changes in the regulatory environment in which AATK and M & I operates.

The Opinion of HFBE was undertaken at the behest of and for the benefit of the Board of Directors of the Company, which we understand has been constituted and empowered to consider and pass upon the Proposed Transaction. Except with respect to the use of this Opinion in connection with any documents required to be filed with the Securities and Exchange Commission or required to be mailed to the Company’s stockholders in connection with the Proposed Transaction, this Opinion shall not be published or otherwise used, nor shall any public reference to HFBE be made, without our prior written approval. To the extent a vote of the Company’s stockholders is required or sought, HFBE Opinion does not constitute a recommendation to any stockholder of the Company as to how any such stockholder should vote on the Proposed Transaction. Our Opinion does not address the relative merits of the Proposed Transaction or any other transaction or business strategies discussed by the Company’s Board of Directors as alternatives to the Proposed Transaction or the decision of the Company’s Board of Directors to proceed with the Proposed Transaction. HFBE has not been requested to and did not solicit third party indications of interest in acquiring all or any part of the Company.

HFBE assumed that there has been no material change in the AATK’s or M & I’s financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE. HFBE also assumed that the final terms of the merger agreement governing the Proposed Transaction will not vary materially from those described in the Agreement, as provided to HFBE.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to the partial analysis or summary description. Furthermore, in arriving at our Opinion, HFBE did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that our analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying our Opinion. In our analyses, HFBE made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth therein.

Neither HFBE nor our employees have any present or contemplated future interest in the Company or M & I, which might tend to prevent us from rendering a fair and unbiased opinion.

Subject to and based upon the foregoing, it is our opinion that, as of the date of this letter, the Proposed Transaction is fair, from a financial point of view, to the common stockholders of AATK.

Sincerely,

/s/ Howard Frazier Barker Elliott, Inc.

B-2

AMERICAN ACCESS TECHNOLOGIES, INC.

6670 Spring Lake Road

Keystone Heights, Florida 32656

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy C. Adams and Joseph F. McGuire, each of them acting individually, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all of the shares of Common Stock of American Access Technologies, Inc. held of record by the undersigned on April 4, 2007 at the Special Meeting of Stockholders to be held on May 14, 2007 or any adjournment or postponement thereof.

PROPOSAL NO. 1. To approve the issuance of our common stock in connection with the acquisition of M & I Electric Industries, Inc.

For /            /                    Against /            /                    Abstain /            /

PROPOSAL NO. 2. To approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 30,000,000 to 250,000,000 shares.

For /            /                    Against /            /                    Abstain /            /

PROPOSAL NO. 3. To authorize the board of directors to effect a reverse stock split of our common stock at a ratio between 1:2 to 1:6 to be determined by our board of directors.

For /            /                    Against /            /                    Abstain /            /

PROPOSAL NO. 4. To authorize an amendment to our articles of incorporation to change our name to American Electric Technologies, Inc.

For /            /                    Against /            /                    Abstain /            /

PROPOSAL NO. 5. To consider and vote on a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal Nos. 1, 2, 3 and 4.

For /            /                    Against /            /                    Abstain /            /

PROPOSAL NO. 6. To amend Article XII of our By-laws to allow the board of directors as well as the stockholders to amend the By-laws.

For /            /                    Against /            /                    Abstain /            /

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5 and 6.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                     , 2007

(signature)

(signature, if held jointly)

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.